Registration No. 333-205677

As filed with the Securities and Exchange Commission on September 22 , 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM S-1/ A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COOL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	3510	75-3076597
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

8875 Hidden River Parkway

Suite 300 Tampa, Florida 33637

(813) 975-7467

(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

Timothy J. Hassett

8875 Hidden River Parkway Suite 300

Tampa, Florida 33637

(813) 975-7467

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Lubin, Esq.
David Lubin & Associates, PLLC

108 S. Franklin Avenue

Valley Stream, New York 11580

Telephone: (516) 887-8200

Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling stockholder.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered (1)	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 per share	845,072	$0.36	(2)	$304,225.92	$35.35
Common Stock, $0.001 per share	7,000,000	$0.25	(3)(4)	$1,750,000.00	$203.35
Common Stock, $0.001 per share	7,000,000	$0.36	(2)(5)	$304,225.92	$35.35
Total	14,845,072			$2,358,451.80	$274.05	*
______________

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the OTCQB on July 13, 2015, which was $0.36 per share.

(3)	Represents shares of common stock issuable upon the exercise of warrants.

(4)	Pursuant to Rule 457(g) under the Securities Act of 1933, the proposed maximum offering price per share is based on the exercise price of the warrants, which is $0.25 per share.

(5)	Represents shares of common stock issuable upon the conversion of Series A Convertible Preferred Stock held by Spirit Bear Limited.

*Previously paid

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED

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PROSPECTUS

COOL TECHNOLOGIES, INC.

14, 287 ,3 1 3 shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 14, 287,313 shares of common stock consisting of (i) 487,313 shares of our common stock currently issued and outstanding held by Spirit Bear Limited ("Spirit Bear") and its assignees, (ii) 6,000,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $0.25 per share, with an expiration date of January 29, 2017 and 1,000,000 of which expire on December 14, 2015, and (iii) 6,800,000 shares of common stock issuable upon the conversion of Series A Preferred Stock (the "Preferred Stock") by the selling stockholders identified in this prospectus, which shares were originally purchased by Spirit Bear in a private offering pursuant to a Securities Purchase Agreement between Spirit Bear and the Company, dated December 12, 2012. See the section of this prospectus entitled "Securities Purchase Agreement" for a description of the transactions with Spirit Bear and the section entitled "Selling Stockholders" for additional information about the selling stockholders.

Such registration does not mean that the selling stockholders will actually offer or sell any of these shares. We will not receive any proceeds from the sales of shares by the selling stockholders. We will also not receive any proceeds from the exercise of warrants included in this offering to the extent that such warrants are exercised on a cashless basis according to their terms.

The selling stockholders may offer the shares pursuant to this prospectus for resale in a number of different ways through public or private placement transactions and at varying prices. The prices at which the selling stockholders may sell shares of common stock will be determined by the prevailing market price or in privately negotiated transactions. See "Plan of Distribution" for additional information. We will not receive any proceeds from the sales of these shares by the selling stockholders.

Our common stock is quoted on the OTCQB under the symbol "WARM". On September 17, 2015, the last reported sales price for our common stock as reported on the OTCQB was $0.31 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE SECTION ENTITLED "RISK FACTORS" IN THIS PROSPECTUS BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is _________, 2015.

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COOL TECHNOLOGIES, INC.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements". Forward-looking statements reflect the current view about future events. When used in this prospectus, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products and services; our ability to protect our intellectual property rights; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to raise capital to fund continuing operations; changes in government regulation; our ability to complete customer transactions and capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled "Risk Factors") relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider in making your investment decision. You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in our securities under the heading "Risk Factors" beginning on page 6 of this prospectus and our financial statements and related notes incorporated by reference in this prospectus, before investing in our securities. In this prospectus, "HPEV," the "Company," "we," "us," and "our" refer to HEPV, Inc., as our company was formerly known as until August 20, 2015 , and "Co ol Technologies, Inc." after such date.

Overview

We were incorporated on July 22, 2002 in the State of Nevada under the name Bibb Corporation. On September 3, 2010, we changed our name to Z3 Enterprises, Inc. ("Z3") and on April 5, 2012, to HPEV, Inc. On August 20, 2015, we changed our name to Cool Technologies, Inc. Our 95% owned subsidiary, Ultimate Power Truck, LLC ("UPT"), was formed on April 17, 2014 in the State of Florida.

On March 29, 2011, we entered into a share exchange agreement (which was amended on June 14, 2011) with HPEV, Inc., a Delaware corporation ("the Share Exchange Agreement") to acquire 100 shares, constituting all of the issued and outstanding shares of HPEV, Inc. in consideration for the issuance of 22,000,000 shares of common stock. Upon closing of the share exchange on April 15, 2011, HPEV, Inc. became our wholly owned subsidiary. There was a change of control of our company on April 15, 2011 as a result of the issuance of 21,880,000 shares of our common stock to the original shareholders of HPEV, Inc. pursuant to the terms of the Share Exchange Agreement. An additional 120,000 shares were issued during the fourth quarter of 2011 which completed the issuance of 22,000,000 shares of common stock under the terms of the amended Share Exchange Agreement.

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As of September 18, 2015, we have five patents and seven patent applications pending in the area of composite heat structures, motors, and related structures, heat pipe architecture, applications (commonly referred to as 'thermal' or 'heat dispersion technology') and a parallel vehicle power platform. The Company intends to commercialize our patents by licensing our thermal technologies and applications to electric motor, pump and vehicle component manufacturers; by licensing or selling a mobile electric power system powered by the Company's proprietary gearing system to commercial vehicle and fleet owners; and by licensing a plug-in hybrid conversion system for heavy duty trucks, buses and tractor trailers to fleet owners and service centers.

Our corporate headquarters are located at 8875 Hidden River Parkway, Suite 300, Tampa, Florida 33637 and our telephone number is (813) 975-7467.

Securities Issued to Spirit Bear Limited

On December 14, 2012, we entered into a Securities Purchase Agreement (the "SPA") with Spirit Bear pursuant to which we sold to Spirit Bear (i) 200 shares of Preferred Stock and (ii) warrants to purchase an aggregate of 2,000,000 shares of common stock at an exercise price of $0.35 per share, 2,000,000 shares of common stock at an exercise price of $0.50 per share, and 2,000,000 shares of common stock at an exercise of $0.75 per share, each subject to adjustment as provided in the warrants. The aggregate purchase price for the Preferred Stock and warrants was $500,000, of which $313,777.62 was paid in cash and $186,222.38 was paid by cancelation of $186,222.38 in outstanding indebtedness held by Spirit Bear. The warrants may be exercised on a cashless basis. Spirit Bear was also issued 1,000,000 penalty warrants in 2012 relating to a bridge loan made prior to their equity investment.

The Company and Spirit Bear also entered into a registration rights agreement, dated December 14, 2012 pursuant to which we are obligated to file a registration statement to register the shares issuable upon conversion of the Preferred Stock and the shares issuable upon the exercise of the Warrants. Each share of the Preferred Stock was initially convertible into 20,000 shares of common stock at a conversion price of $2,500 per share. The holders of the Preferred Stock are entitled to be paid prior and in preference to any payment or distribution of any available funds and assets on any shares of common stock, an amount per share equal to a liquidation price of $2,500 per share of the Preferred Stock.

On April 12, 2013, the Company and Spirit Bear Limited reached an agreement regarding the settlement of allegations made by Spirit Bear that we did not perform certain obligations pursuant to the SPA, and with respect to certain actions taken by us with respect to providing compensation to our management. To satisfy Spirit Bear's allegations, the Company and Spirit Bear agreed to amend the Company's Certificate of Designation to provide that each share of Preferred Stock would be convertible into 50,000 shares of common stock and have voting rights equal to 50,000 shares.

On October 5, 2013, we issued Spirit Bear a warrant to purchase up to 500,000 shares of common stock at an exercise price of $0.35 per share as a result of our not maintaining an effective registration statement for Spirit Bear's securities.

On March 31, 2014, the Company issued 500,000 shares of common stock to Spirit Bear upon the conversion of ten shares of Preferred Stock.

In December 2012, 25 shares of Preferred Stock were transferred by Spirit Bear to Bruce Jaeger. In January 2013, 5 shares of Preferred Stock were transferred by Spirit Bear to Michael Kahn and 10 shares were transferred to Leonora Lorenzo.

In January 2013, Spirit Bear transferred warrants to purchase 250,000 shares, 100,000 shares and 50,000 shares to S&J Enterprises, Robert Knoll and Laurel Brown, respectively, which warrants were subsequently exercised.

From July 13, 2015 through August 7, 201 5, based upon filings made by Spirit Bear with the SEC, Spirit Bear sold an aggregate of 316,687 shares of common stock.

On August 12, 2015, we issued 200,000 shares of common stock to Spirit Bear upon the conversion of 4 shares of Preferred Stock.

On August 19, 2015, at a special meeting, our stockholders approved the change of our name from HPEV, Inc. to Cool Technologies, Inc., the increase in the number of our authorized shares of common stock from 100,000,000 shares to 140,000,000 shares and elected four new directors to our board of directors.

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In connection with a settlement and release agreement, dated May 1, 2015, between us and Spirit Bear (the "Settlement Agreement"), we re-issued new warrants to Spirit Bear and its assignees that are identical to the outstanding 6,000,000 warrants previously issued to Spirit Bear with an exercise price of $0.25 per share and an expiration date of January 29, 2017. The 1,000,000 penalty warrants issued to Spirit Bear were also reissued with an exercise price of $0.25 per share and an expiration date of December 14, 2015.On June 1, 2015, we executed a First Amendment to Settlement Agreement (the "Amendment") with Spirit Bear and the parties identified as the assignees of Spirit Bear who are signatories to the Amendment. The Amendment amends certain provisions of the Settlement Agreement. In accordance with the terms of the Amendment, Spirit Bear agreed that Jay Palmer, Carrie Dwyer and Donica Holt, the Spirit Bear holdover directors, will tender their resignation letters from the Board of Directors of the Company as of the effective date, to be delivered to the Company on or before June 3, 2015. Spirit Bear also agreed that it will no longer have any rights to appoint nominees to the Board of Directors. Pursuant to the Amendment, the Company agreed to file a registration statement on Form S-1 covering an aggregate of 14,028,385 shares of common stock, Preferred Stock and warrants on behalf of Spirit Bear and its assignees (the "Registration Statement") no later than July 15, 2015. The Company agreed to issue replacement warrants for certain previously-issued warrants, which will be canceled in connection with the replacement issuance. Within 10 business days, the parties agreed to dismiss all of the pending litigation between and among them. A representative of Spirit Bear agreed that the obligation to register the shares on a Form S-1 need only include shares of common stock and shares of common stock issuable upon conversion of the Preferred Stock and exercise of the warrants held by Spirit Bear and its assignees.

SUMMARY OF THE OFFERING

The following is a summary of the shares being offered by this prospectus:

Common Stock offered by selling stockholders

Up to 14, 287,313 shares of common stock (which includes 7,000,000 shares issuable upon the exercise of warrants to purchase common stock and 6,800,000 shares of common stock issuable upon the conversion of 136 shares of Series A Preferred Stock).

Common Stock outstanding prior to the offering	67,464,789 shares

Common Stock to be outstanding after the offering	81, 752,102 shares, assuming all shares offered by the Company are sold and all Series A Stock and warrants offered by the selling security holders are converted

Use of proceeds

We will not receive any proceeds from the sale of our securities by the selling stockholders. We will also not receive any proceeds from the exercise of warrants included in this offering to the extent that such warrants are exercised on a cashless basis according to their terms.

Risk Factors	You should carefully read "Risk Factors" in this prospectus for a discussion of factors that you should consider before deciding to invest in our common stock.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 67,464,789 shares of common stock outstanding as of September 15, 2015 and excludes an aggregate of 43,513,485 shares of common stock issuable upon the exercise of stock options and warrants which were outstanding as of September 15, 2015, and the conversion of Preferred Stock.

RISK FACTORS

An investment in the Company's common stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled "Forward Looking Statements." There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

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RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Our independent auditors have expressed their concern as to our ability to continue as a going concern.

As a result of our financial condition, we have received a report from our independent registered public accounting firm for our financial statements for the years ended December 31, 2014 and 2013 that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern. We have incurred net losses of $36 ,649,585 as of June 30, 2015 and have not fully commenced operations, raising substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to generate revenue, achieve profitable operations and repay our obligations when they come due. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty. We are negotiating additional funding arrangements to support completion of the initial phases of our business plan: to license its thermal technologies and applications, including submersible dry-pit applications; to license and sell mobile generation retrofit kits (our Ultimate Power Truck business) driven by our proprietary gearing system; and to license a plug-in hybrid conversion system for heavy duty trucks, tractor trailers and buses. There can be no assurance, however, that we will be successful in accomplishing these objectives.

Our limited operating history makes evaluating our business and future prospects difficult, and may increase the risk of your investment.

We have a very limited operating history on which investors can base an evaluation of our business, operating results and prospects. We have no operating history with respect to converting internal combustion motor vehicles into plug-in hybrid electric vehicles by utilizing electric load assist on a parallel platform, commercializing our heat pipe technology and licensing it to motor and generator manufacturers or selling mobile generators or translating our thermal technology from testing and one-off applications into mass market production. Consequently, it is difficult to predict our future revenues, if any, and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business.

We have only recently begun the final commercialization of our complete system in preparation for our initial conversion of a vehicle. Completion of the initial commercialization of the hybrid conversion system is dependent upon the availability of sufficient funds, final engineering, component procurement, and build out and testing. This limits our ability to accurately forecast the cost of the conversions or to determine a precise date on which the commercial platform for vehicle conversions will be released. In addition, we may also need to do extensive testing to ensure that the conversions are in compliance with applicable National Highway Traffic Safety Administration safety regulations and EPA regulations prior to full distribution to our licensees. If the markets for hybrid electric conversions and/or electric motors enhanced with thermal technology and/or mobile generators do not develop as we expect or develop more slowly than we expect, our business, prospects, financial condition and operating results will be harmed.

We have a history of operating losses and expect to continue incurring losses for the foreseeable future.

We were incorporated in 2002 and in March 2011, we began commercialization of our technologies and research and development activities. We incurred cumulative net losses of $ 36,649,585 as of June 30, 2015. We cannot anticipate when, if ever, our operations will become profitable. We expect to incur significant net losses as we develop and commercialize our technologies and pursue our business strategy. We intend to invest significantly in our business before we expect cash flow from operations to be adequate to cover our operating expenses. If we are unable to execute our business strategy and grow our business, for any reason, our business, prospects, financial condition and results of operations will be adversely affected.

If we are unable to obtain additional funding, our business operations will be harmed.

We will require additional funds to implement our complete product development and to commercialize our products. We anticipate that we will require a minimum of $3,500,000 (with anticipated expenses of $1.5 million for salaries, public company filings, and consultants and professional fees) to fund our planned activities for the next twelve months. We may issue additional equity securities to raise needed capital. We may be unable to secure such funding when needed in adequate amounts or on acceptable terms, if at all. Any additional equity financing may involve substantial dilution to our then existing stockholders. The inability to raise the additional capital will restrict our ability to develop and conduct business operations.

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The market for plug-in hybrid electric vehicle conversions is relatively new.

The hybrid electric vehicle conversion market is rapidly evolving, characterized by rapidly changing technologies, evolving government regulation and changing consumer demands and behaviors. Factors that may influence the conversion to plug-in electric vehicles include: decreases in the price of oil, gasoline and diesel fuel may slow the growth of our business and negatively impact our financial results.

Prices for oil, gasoline and diesel fuel can be very volatile. We believe that increases in the price of fuels will raise interest in plug-in hybrid conversions and decreases in the price of fuels will likely reduce interest in conversions, which reduced interest could slow the growth of our business.

Our growth depends in part on environmental regulations and programs mandating the use of vehicles that get better gas mileage and generate fewer emissions. Modification or repeal of these regulations may adversely impact our business.

Enabling commercial customers to meet environmental regulations and programs in the United States that promote or mandate the use of vehicles that get better gas mileage and generate fewer emissions is an integral part of our business plan. For example, the Ports of Los Angeles and Long Beach have adopted the San Pedro Bay Ports Clean Air Action Plan, which outlines a Clean Trucks Program that calls for the replacement of 16,000 drayage trucks with trucks that meet certain clean truck standards.

Industry participants with a vested interest in gasoline and diesel invest significant time and money in efforts to influence environmental regulations in ways that may delay or repeal requirements for cleaner vehicle emissions. For example, the American Trucking Association has filed suit to challenge specific concession requirements in the Clean Trucks Program, which may delay the program's implementation. Parts of the program requirements were struck down by the Supreme Court in June 2013. Other parts were sent back to a lower court for further consideration.

Furthermore, the recent economic recession may result in the delay, amendment or waiver of environmental regulations due to the perception that they impose increased costs on the transportation industry or the general public that cannot be absorbed in a shrinking economy. The delay, repeal or modification of federal or state regulations or programs that encourage the use of more efficient and/or cleaner vehicles could slow our growth and adversely affect our business.

If we are unable to keep up with rapid technological changes in our field, we will be unable to operate profitably.

Our industry is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. We cannot assure you that research and discoveries by other companies will not render our technologies or potential products or services uneconomical or result in products superior to those we develop or that any technologies, products or services we develop will be preferred to any existing or newly-developed technologies, products or services.

Many of our potential competitors are better established and have significantly greater resources which may make it difficult for us to compete in the markets in which we intend to sell our products.

The market for the products we develop is highly competitive. Many of our potential competitors are well established with larger and better resources, longer relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than we have. Increased competition may result in price reductions, reduced gross margins, loss of market share and loss of licensees, any of which could materially and adversely affect our business, operating results and financial condition. We cannot ensure that prospective competitors will not adopt technologies or business plans similar to ours, or develop products which may be superior to ours or which may prove to be more popular. It is possible that new competitors will emerge and rapidly acquire market share. We cannot ensure that we will be able to compete successfully against future competitors or that the competitive pressures will not materially and adversely affect our business, operating results and financial condition.

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Some aspects of our business will depend in part on the availability of federal, state and local rebates and tax credits for hybrid electric vehicles. A reduction in these incentives would increase the cost of conversions for our customers and could significantly reduce our revenue.

We believe that hybrid conversions for the general public will depend in part on tax credits, rebates and similar federal, state and local government incentives that promote hybrid electric vehicles. Any reduction, elimination or discriminatory application of federal, state and local government incentives and other economic subsidies or tax credits because of policy changes, the reduced need for such subsidies or incentives due to the perceived success of the hybrid conversions, fiscal tightening or other reasons could have a material adverse effect on our business, financial condition, and operating results.

We may experience significant delays in the design and implementation of our thermal technology into the motors and/or generators of the companies with which we have research and development agreements which could harm our business and prospects.

Motor manufacturers often experience delays in the design, manufacture and commercial release of new product lines. Any delay in the financing, design, and implementation of our thermal technology into the motor and/or generator lines of companies with which we may have research and development agreements could materially damage our brand, business, prospects, financial condition and operating results.

If we are unable to adequately control the costs associated with operating our business, including our costs of sales and materials, our business, financial condition, operating results and prospects will suffer.

If we are unable to maintain a sufficiently low level of costs for designing, marketing, selling and distributing our conversion system and thermal technologies relative to their selling prices, our operating results, gross margins, business and prospects could be adversely impacted. We have made, and will be required to continue to make, significant investments for the design and sales of our system and technologies. There can be no assurances that our costs of producing and delivering our system and technologies will be less than the revenue, if any, we may generate from sales and/or licensing. We may be required to incur substantial marketing costs and expenses to promote our systems and technologies, even though our marketing expenses to date have been relatively limited. Many of the factors that impact our operating costs are beyond our control. For example, the costs of our components could increase due to shortages if global demand for such components increases. If hybrid conversions exceed current expectations without significant expansion in battery production capacity and advancements in battery technology, shortages could occur which would result in increased costs to us.

We will be dependent on our suppliers, some of which are single or limited source suppliers and the inability or refusal of these suppliers to deliver components at prices and volumes acceptable to us would have an adverse effect on our business.

We are currently evaluating and selecting suppliers for our conversion system. We hope to source globally from a number of suppliers, some of whom may be single source suppliers for these components. While we hope to obtain components from multiple sources whenever possible, it may not always be possible to avoid purchasing from a single source. To date, we have not qualified alternative sources for any of our single-sourced components. We may be unable to establish alternate supply relationships and obtain or engineer replacements for our single source components, in the short term or at all, or at prices favorable to us. Qualifying alternate suppliers or developing our own replacements for certain highly customized components may be time consuming and costly.

Failure to obtain reliable sources of component supply that will enable us to meet quality, price, engineering, design and production standards, as well as the production volumes required to successfully market our conversion system could negatively affect our Company's revenues and business operations. Even if we are successful in developing a high volume conversion platform and reliable sources of component supply, we do not know whether we will be able to do so in a manner that avoids significant delays and cost overruns.

If we experience significant increased demand, or need to replace our existing suppliers, there can be no assurance that additional supplies of component parts will be available when required on terms that are favorable to us, or that a supplier would allocate sufficient supplies to us in order to meet our requirements or fill our orders in a timely manner. The loss of any single or limited source supplier or the disruption in the supply of components from these suppliers could lead to delays to our customers, which could hurt our relationships with our customers, result in negative publicity, damage our brand and adversely affect our business, prospects and operating results.

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Any significant disruption in our supplier relationships, particularly relationships with sole source suppliers, could harm our business. Furthermore, some of our suppliers may not be able to handle any commodity cost volatility and/or sharply changing volumes while still performing as we expect. To the extent our suppliers experience supply disruptions, there is a risk for delivery delays, production delays, production issues or delivery of non-conforming products by our suppliers. Even where these risks do not materialize, we may incur costs as we try to make contingency plans for such risks.

The use of plug-in hybrid electric vehicles, mobile generators or incorporation of our heat pipe technology in vehicle components or electric motors and generators may not become sufficiently accepted for us to develop our business.

In order to develop our business, we must license fleet, dealer and service center and manufacturing customers. We cannot guarantee that we will be able to develop these customers or that they will enter into license agreements with us. Whether we will be able to develop a customer base will depend on a number of factors, including the level of acceptance of plug-in hybrid electric vehicles and/or mobile generation by fleet owners and the general public or the desire by vehicle parts or electric motor manufacturers to enhance their products with our heat pipe technology. If we are unable to develop a customer base we will be unable to develop and grow our business.

If there are advances in other alternative vehicle fuels or technologies, or if there are improvements in gasoline or diesel engines or in heat reduction or heat transfer technology, demand for hybrid electric conversions and our other products may decline and our business may suffer.

Technological advances in the production, delivery and use of alternative fuels that are or are perceived to be cleaner and more cost-effective than our traditional fuel/electric combination have the potential to slow adoption of plug-in hybrid electric vehicles. Hydrogen, compressed natural gas and other alternative fuels in experimental or developmental stages may eventually offer a cleaner, more cost-effective alternative to our gasoline or diesel and electric combination. Any significant improvements in the fuel economy or efficiency of the internal combustion engine may slow conversions to plug-in hybrid vehicles and, consequently, would have a detrimental effect on our business and operations. While we are currently unaware of innovations in or introductions of new heat reduction or heat transfer technologies or mobile generation, competitors or others may introduce new technology that offers better or equivalent results at a lower price at any time which would have a detrimental effect on our business and operations.

Our research and commercialization efforts may not be sufficient to adapt to changes in electric vehicle technology.

As technologies change, we plan to upgrade or adapt our conversion system in order to continue to provide vehicles with the latest technology. However, our conversions may not compete effectively with alternative vehicles if we are not able to source and integrate the latest technology into our conversion system. Since we do not plan to manufacture battery cells, we are dependent on suppliers of battery cell technology for our battery packs. Any failure to keep up with advances in electric or internal combustion vehicle technology would result in a decline in our competitive position which would adversely affect our business, prospects, operating results and financial condition.

A prolonged economic downturn or economic uncertainty could adversely affect our business and cause us to require additional sources of financing, which may not be available.

Economic cycles and any related fluctuation in the businesses of our potential fleet customers, electric motor manufacturers or income of the general public may have a material adverse effect on our financial condition, results of operations or cash flows. If global economic conditions deteriorate or economic uncertainty increases, our potential customers may experience lowered incomes or deterioration of their businesses, which may result in the delay or cancellation of plans to convert their vehicles, reduced license sales or reduced royalties from sales by licensees. As a consequence, our cash flow could be adversely impacted.

Any changes in business credit availability or cost of borrowing could adversely affect our business.

Declines in the availability of business credit and increases in corporate borrowing costs could negatively impact the number of conversions performed, mobile generators installed and the number of electric motors and generators manufactured. Substantial declines in the number of conversions by our customers could have a material adverse effect on our business, results of operations and financial condition.

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In addition, the disruption in the capital markets that began in 2008 has reduced the availability of debt financing to support the conversion of existing vehicles into plug-in hybrids. If our potential customers are unable to access credit to convert their vehicles, it would impair our ability to grow our business.

If we lose any of our key management personnel, we may not be able to successfully manage our business or achieve our objectives.

Our future success depends in large part upon the leadership and performance of our management and consultants. The Company's operations and business strategy are dependent upon the knowledge and business contacts of our executive officers and our consultants. We have employment agreements with our Chief Executive Officer, President and Chief Technical Officer and a consulting agreement for the services of Quentin Ponder, our Chief Financial Officer. Although, we hope to retain the services of all of our officers, if an officer should choose to leave us for any reason before we have hired additional personnel, our operations may suffer. If we should lose their services before we are able to engage and retain qualified employees and consultants to execute our business plan, we may not be able to continue to develop our business as quickly or efficiently.

In addition, we must be able to attract, train, motivate and retain highly skilled and experienced technical employees in order to successfully develop our business. Qualified technical employees often are in great demand and may be unavailable in the time frame required to satisfy our business requirements. We may not be able to attract and retain sufficient numbers of highly skilled technical employees in the future. The loss of technical personnel or our inability to hire or retain sufficient technical personnel at competitive rates of compensation could impair our ability to successfully grow our business. If we lose the services of any of our consultants, we may not be able to replace them with similarly qualified personnel, which could harm our business.

We may incur material losses and costs as a result of product defects, warranty claims or product liability actions that may be brought against us.

We face an inherent business risk of exposure to product liability in the event that our hybrid conversions or other products fail to perform as expected or failure of our products results in bodily injury or property damage.

If flaws in the design of our products were to occur, we could experience a rate of failure in our hybrid conversions or other products that could result in significant charges for product re-work or replacement costs. Although we plan to engage in extensive quality programs and processes, these may not be sufficient to avoid conversion or product failures, which could cause us to:

•	lose net revenue;
•	incur increased costs such as costs associated with customer support;
•	experience delays, cancellations or rescheduling of conversions or orders for our products;
•	experience increased product returns or discounts; or
•	damage our reputation;

all of which could negatively affect our financial condition and results of operations.

If any of our hybrid conversions or other products are or are alleged to be defective, we may be required to participate in a recall involving such conversions or products. A recall claim brought against us, or a product liability claim brought against us in excess of our insurance, may have a material adverse effect on our business.

Depending on the terms under which we supply products to a vehicle component or engine manufacturer, a manufacturer may attempt to hold us responsible for some or all of the repair or replacement costs of defective products under their warranties when the manufacturer asserts that the product supplied did not perform as warranted.

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Developments or assertions by us or against us relating to intellectual property rights could materially impact our business.

We own significant intellectual property, including a large number of patents, and intend to be involved in numerous licensing arrangements. Our intellectual property should play an important role in maintaining our competitive position in a number of the markets we intend to serve.

We will attempt to protect proprietary and intellectual property rights to our products and conversion system through available patent laws and licensing and distribution arrangements with reputable domestic and international companies. Despite these precautions, patent laws afford only limited practical protection in certain countries.

Litigation may also be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others or to defend against claims of invalidity. Such litigation could result in substantial costs and the diversion of resources.

As we create or adopt new technology, we will also face an inherent risk of exposure to the claims of others that we have allegedly violated their intellectual property rights.

Our products could infringe on the intellectual property rights of others which may result in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling or licensing our products.

Third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our products or technology infringe a third party's proprietary rights. Further, we may be prohibited from selling or providing products before we obtain additional licenses, which, if available at all, may require us to pay substantial royalties or licensing fees. Even if claims are determined to be without merit, defending a lawsuit takes significant time, may be expensive and may divert management's attention from our other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our business to be harmed and our stock price to decline.

We may incur losses, additional costs or even interruption of business operations as a result of fines or sanctions brought by government regulators.

Our business will be subject to various U.S. federal, state and local, and non-U.S. environmental, transportation and safety laws and regulations, such as requirements for aftermarket fuel conversion certification by the EPA or separate requirements for aftermarket fuel conversion certification by California and other states.

We cannot assure you that we will be at all times in complete compliance with such laws, regulations and permits. If we violate or fail to comply with these laws, regulations or certifications, we could be fined or otherwise sanctioned by regulators.

We may face risks from doing business internationally.

If we are successful in commercializing our products, we may license, sell or distribute products outside the United States, and derive revenues from these sources. Consequently, our revenues and results of operations will be vulnerable to currency fluctuations. We will report our revenues and results of operations in United States dollars, but a significant portion of our revenues may be earned outside of the United States. We cannot accurately predict the impact of future exchange rate fluctuations on revenues and operating margins. Such fluctuations could have an adverse effect on our business, results of operations and financial condition.

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Our business will also be subject to other risks inherent in the international marketplace, many of which are beyond our control. These risks include:

•	laws and policies affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;
•	changes in local regulatory requirements, including restrictions on conversions;
•	differing cultural tastes and attitudes;
•	differing degrees of protection for intellectual property;
•	the instability of foreign economies and governments;
•	war and acts of terrorism.

Any of the foregoing could have an adverse effect on our business, financial condition and results of operations.

Pursuant to our Settlement Agreement with Spirit Bear and its assignees, we may be obligated to pay liquidated damages.

Pursuant to the Settlement Agreement with Spirit Bear and the parties identified as the assignees of Spirit Bear who are signatories to the Settlement Agreement, we agreed to file a registration statement on Form S-1 covering all of the securities owned by Spirit Bear and its assignees. In addition to Spirit Bear and its assignees' rights to enforce this obligation by injunctive relief and/or specific performance without posting a bond, we also agreed to pay Spirit Bear and its assignees weekly, liquidated damages per day equal to the amount of shares owned by each of them multiplied by $0.02 for each day we fail to maintain the effectiveness of such registration statement Also, if we fail to deliver shares in connection with a warrant exercise within five trading days of receipt of a conversion notice, we also will be required to pay liquidated damages weekly to the warrant holder equal to the amount of warrants exercised multiplied by $0.02 for each day that we fail to deliver such shares, unless our failure is as a result of regulatory action or force majure.

We are subject to extensive financial reporting and related requirements for which our accounting and other management systems and resources may not be adequately prepared.

We are subject to reporting and other obligations under the Securities Exchange Act of 1934, as amended, including the requirements of Section 404 of the Sarbanes-Oxley Act. Section 404 requires us to conduct an annual management assessment of the effectiveness of our internal controls over financial reporting. These reporting and other obligations will place significant demands on our management, administrative, operational and accounting resources.

Management has determined that there are material weaknesses in our internal controls over financial reporting. This resulted from our relatively small number of personnel and the limited funding. However, in 2013 the funding improved dramatically which allowed us to implement changes that have significantly improved our internal controls. We have contracted with an external Certified Fraud Accountant to handle the entries into our computerized accounting system and to handle the bank accounts and reconciliations. Payroll will be handled by our financial institution. We have also entered into an agreement with the accounting outsourcing firm of NowCFO to review the preparation of the financials to insure they meet the requirements of GAAP and all regulations/and or security laws, prior to submitting the financial to the audit firm of Anton & Chia.

Management believes these changes will result in adequate internal controls for the company in its present size. With growth there will be continuing evaluation as to whether these controls are adequate, and where necessary, we will upgrade the existing system and add the required personnel, including an internal audit function.

If we are unable to accomplish these objectives in a timely and effective manner, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to maintain effective internal controls could have a negative impact on our ability to manage our business and on our stock price.

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We may be at risk to accurately report financial results or detect fraud if we fail to maintain an effective system of internal controls.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report that contains an assessment by management on the Company's internal control over financial reporting in their annual and quarterly reports on Form 10-K and 10-Q. We cannot assure you that significant deficiencies or material weaknesses in our disclosure controls and internal control over financial reporting will not be identified in the future. Also, future changes in our accounting, financial reporting, and regulatory environment may create new areas of risk exposure. Failure to modify our existing control environment accordingly may impair our controls over financial reporting and cause our investors to lose confidence in the reliability of our financial reporting, which may adversely affect our stock price.

RISKS ASSOCIATED WITH OUR COMMON STOCK

The issuance of shares upon conversion of the Preferred Stock and exercise of outstanding warrants and options will cause immediate and substantial dilution to our existing stockholders.

As of September 15, 2015, there are 136 shares of our Preferred Stock convertible into an aggregate of 6,800,000 shares of common stock, warrants to purchase an aggregate of 33,513,485 shares of common stock and options to purchase an aggregate of 10,000,000 shares of common stock outstanding. The issuance of shares upon conversion of Preferred Stock and exercise of warrants and options will result in substantial dilution to the interests of other stockholders since the selling security holders may ultimately convert and sell the full amount issuable on conversion.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

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Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

The market price of our shares of common stock is subject to fluctuation.

The market prices of our shares may fluctuate significantly in response to factors, some of which are beyond our control, including:

•	The announcement of new products by our competitors
•	The release of new products by our competitors
•	Developments in our industry or target markets
•	General market conditions including factors unrelated to our operating performance

Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme market volatility in the price of our shares of common stock which could cause a decline in the value of our shares.

There is a very limited trading market for our securities.

There is currently only a limited trading market for our common stock. We cannot predict the extent investor interest will lead to development of an active trading market or how liquid that trading market might become. If an active trading market does not develop or is not sustained, it may be difficult for investors to sell shares of our common stock at a price that is attractive or at all. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York Stock Exchange, the Amex Equities Exchanges and NASDAQ, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the NASAQ. Because we will not be seeking to be listed on any of the exchanges, we are not presently required to comply with many of the corporate governance provisions.

Although o ur shareholders recently appointed independent directors to the board, we do not currently have independent audit or compensation committees. Until then, the directors who are part of management have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

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Our Articles of incorporation allows for our board of directors to create new series of preferred stock without further approval by our stockholders which could adversely affect the rights of the holders of our common stock.

Our Board has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board also has the authority to issue preferred stock without further stockholder approval. As a result, our Board could authorize the issuance of a series of preferred stock that would grant to such holders (i) the preferred right to our assets upon liquidation, (ii) the right to receive dividend payments before dividends are distributed to the holders of common stock and (iii) the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

Any of the actions described in the preceding paragraph could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

Our officers and directors own a substantial amount of our common stock and, therefore, exercise significant control over our corporate governance and affairs which may result in their taking actions with which other shareholders do not agree.

Our executive officers and directors control approximately 32. 49% of our outstanding common stock. These stockholders, if they act together, may be able to exercise substantial influence over the outcome of all corporate actions requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which other stockholders do not agree. This concentration of ownership may also have the effect of delaying or preventing a change in control which might be in other stockholders' best interest but which might negatively affect the market price of our common stock.

We are in breach of our agreements with certain investors for failure to timely file a registration statement with the SEC registering shares offered and sold to such investors.

In connection with the offer and sale shares and warrants to purchase shares of common stock, the Company agreed to file a registration statement with the SEC including these shares once the Company sold an aggregate of $1 million shares. The Company sold $1 million shares in July 2013. In addition, our placement agents also have "piggyback" registration rights for shares underlying warrants issued to them. If an investor or placement agent decides to bring an action against the Company before this registration statement is deemed effective we may be faced with litigation and other costs and damages if unsuccessful in any such action.

We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 140,000,000 shares of common stock, par value $0.001 per share, of which as of September 15, 2015, 67,464,789 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and may have an adverse effect on any trading market of our common stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market under Rule 144 or upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
•

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Since we have elected under Section 107 of the JOBS Act to use the extended transition period with respect to complying with new or revised accounting standards, our financial statements may not be comparable to companies that comply with public company effective dates making it more difficult for an investor to compare our results with other public companies.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 102(b)(2)(B) of the Act for complying with new or revised accounting standards. In other words, as an emerging growth company we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

THE OFFERING

This prospectus relates to the resale, from time to time, of up to (a) 14, 287,313 shares of common stock consisting of (i) 487,313 shares of our common stock, (ii) 6,000,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $0.25 per share with an expiration date of January 29, 2017, (iii) 1,000,000 shares of common stock issuable upon the exercise of warrants at an exercise price of $0.25 per share with an expiration date of December 14, 2015, and (iv) 6 , 800,000 shares of common stock issuable upon the conversion of Preferred Stock, by the selling stockholders identified in this prospectus, which shares were originally purchased by Spirit Bear in a private offering pursuant to the SPA between Spirit Bear and the Company, dated December 12, 2012. Each issuance was made in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.

We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. We will not receive any proceeds from the conversion of the Preferred Stock or the exercise of the warrants by the security holders.

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USE OF PROCEEDS

We will not receive any proceeds from the sales of shares of our securities by the selling security holders. We will also not receive any proceeds from the exercise of warrants included in this offering to the extent that such warrants are exercised on a cashless basis according to their terms.

We have agreed to bear the expenses relating to the registration of the securities for the selling security holders.

SELLING SECURITY HOLDERS

This prospectus relates to the resale by the selling stockholders of up to 14, 287,313 shares of our common stock being offered by this prospectus, all of which are being registered for sale for the accounts of the selling security holders and include the following:

-	487,313 shares of our common stock issued in a private offering pursuant to the SPA;
-	6,000,000 shares of our common stock issuable upon the exercise of warrants issued pursuant to the SPA;
-	1,000,000 shares of our common stock issuable upon the exercise of penalty warrants; and
-	6,800,000 shares of our common stock issuable upon the conversion of the Preferred Stock.

We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Settlement Agreement, which we entered into with Spirit Bear and its assignees, in which we agreed to provide certain registration rights with respect to sales by such selling security holders.

The issuances were exempt under the registration provisions of the Securities Act. The aggregate purchase price for the Preferred Stock and Warrants was $500,000, of which $313,777.62 was paid in cash and $186,222.38 was paid by cancellation of $186,222.38 in outstanding indebtedness held by Spirit Bear.

The selling security holders, may, from time to time, offer and sell pursuant to this prospectus any or all of the securities referred to above. The selling security holders may also sell, transfer or otherwise dispose of all or a portion of their securities in transactions exempt from the registration requirements of the Securities Act.

The selling security holders may sell some, all or none of its securities. We do not know how long the selling security holders will hold the securities before selling them, and we currently have no agreements, arrangements or understandings with the selling security holders regarding the sale of any of their securities other than the Settlement Agreement.

The following table sets forth the shares beneficially owned, as of September 15, 2015, by the selling security holders prior to the offering contemplated by this prospectus, the number of securities that the selling security holders may offer and sell from time to time under this prospectus and the number of securities which the selling security holders would own beneficially if all such offered securities are sold.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 66,192,630 shares of our common stock outstanding as of September 15, 2015.

None of the selling security holders are a registered broker-dealer or an affiliate of a registered broker-dealer. None of the selling security holders or any of their respective affiliates have held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates except that Jay Palmer was a director of the Company until his resignation was tendered effective May 1, 2015 and is the president of Spirit Bear, a greater than 5% stockholder of the Company. The selling security holders acquired their shares solely for investment and not with a view to or for resale or distribution of such securities.

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Name of Selling Stockholders	Beneficial Ownership Before the Offering		Shares of Common Stock Included in Prospectus		Beneficial Ownership After the Offering	Percentage of Ownership After the Offering**

Michael Kahn	59,976		59,976		0	*

Robert Knoll	81,055		81,055		0	*

Laurel Brown	40,441		40,441		0	*

Leonora Lorenza	790,871	(2)	790,871	(2)	0	*

Spirit Bear Limited (1)	13,314,970	(3)	13,314,970	(3)	0	*

__________

* less than 1%

** Based on 67,464,789 outstanding shares of our common stock as of September 15, 2015.

(1)	Jay Palmer, President of Spirit Bear Limited, has sole voting and dispositive power over shares held by Spirit Bear Limited.

(2)	Includes an aggregate of 600,000 shares of common stock issuable upon the exercise of warrants at $0.25 per share prior to January 29, 2017.

(3)

Includes an aggregate of 6,400,000 shares of common stock issuable upon the exercise of warrants at $0.25 per share, of which 5,400,000 are exercisable prior to January 29, 2017 and 1,000,000 are exercisable prior to December 14, 2015 and 6 , 8 00,000 shares issuable upon the conversion of the Preferred Stock.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

Effect of Sales on Our Stockholders

All shares of common stock that are covered by this prospectus are expected to be freely tradable. The sale of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. The selling security holders may ultimately acquire all, some or none of the shares of common stock exercisable pursuant to their issued and outstanding warrants or their preferred stock but registered in this offering. After they have acquired such shares, they may sell all, some or none of such shares.

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Issuances of our common stock to the selling security holders upon exercise of their warrants or conversion of their preferred stock will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of our existing stockholders will be diluted as a result of any such issuances. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing shareholders will represent a smaller percentage of our total outstanding shares after any such issuances.

DILUTION

Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of shares of common stock and the pro forma as adjusted net tangible book value per share of common stock immediately after completion of this offering. Since the Company is not offering new shares and it will not receive any proceeds from the offering, as a result there is no dilution as a result of the offering.

PLAN OF DISTRIBUTION

We have 67,464,789 shares of common stock and 136 shares of Preferred Stock issued and outstanding as of the date of this prospectus. Our common stock is quoted on the OTCQB under the symbol "WARM".

The common stock may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

•	ordinary brokers' transactions;
•	transactions involving cross or block trades;
•	through brokers, dealers, or underwriters who may act solely as agents;
•	"at the market" into an existing market for the common stock;
•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;
•	in privately negotiated transactions; or
•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

The Company does not believe that any selling stockholder is an "underwriter" within the meaning of the Securities Act.

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We know of no existing arrangements between the selling security holders, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus, except that the selling security holders are parties to the Settlement Agreement. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We will pay all expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. Any commissions, discounts or other fees payable to brokers-dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

With certain exceptions, Regulation M, promulgated under the Securities Exchange Act of 1934, as amended, precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5.

This offering will terminate on the date that all shares offered by this prospectus have been sold by the selling stockholders.

Penny Stock Rules

Our shares of common stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, each as amended. You should also refer to our articles of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part before you make an investment decision with respect to our shares of common stock.

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We are authorized to issue 140,000,000 shares of common stock, par value $0.001 per share, and 15,000,000 shares of preferred stock, par value $0.001 per share. As of September 15, 2015, 67,464,789 shares of common stock and 136 shares of preferred stock are issued and outstanding.

Common Stock

Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company.

Preferred Stock

Our Board may issue preferred stock in one or more series without shareholder approval. Our Board may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.

On December 17, 2012, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designations of the Rights, Preferences, Privileges and Restrictions of Series A Preferred Stock ("Certificate of Designation"). The holders of each share of Preferred Stock shall be entitled to be paid, out of the available funds and assets of the Company, and prior and in preference to any payment or distribution of any available funds and assets on any shares of Common Stock, at a liquidation price of $2,500 per share of the Preferred Stock.

On June 24, 2013, an Amendment to the Certificate of Designation was filed with the Secretary of State of the State of Nevada which effectuated the change (i) to the conversion rate of each share of Preferred Stock from being convertible at the rate of 20,000 shares to 50,000 shares of common stock and (ii) to the voting right of each share of Preferred Stock from 20,000 shares to 50,000 shares of the common stock. There are currently 136 shares of Preferred Stock issued and outstanding, all which are held by Spirit Bear.

Warrants

Pursuant to the SPA with Spirit Bear, on December 14, 2012 we issued to Spirit Bear immediately exercisable warrants to purchase an aggregate of 2,000,000 shares of common stock at an exercise price of $0.35 per share, 2,000,000 shares of common stock at an exercise price of $0.50 per share and 2,000,000 shares of common stock at an exercise of $0.75 per share, each subject to adjustment as provided in the Warrants. The Warrants are exercisable on a cashless basis. We also issued Spirit Bear a warrant to purchase 1,000,000 warrants.

On October 5, 2013, we issued Spirit Bear a warrant to purchase up to 500,000 shares of common stock at an exercise price of $0.35 per share as a result of our not maintaining an effective registration statement for Spirit Bear's securities.

In January 2013, Spirit Bear transferred warrants to purchase 250,000 shares, 100,000 shares and 50,000 shares to S&J Enterprises, Robert Knoll and Laurel Brown, respectively, which warrants were subsequently exercised.

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In connection the Settlement Agreement, we agreed to re-issue new warrants to Spirit Bear and its assignees that are identical to the outstanding 6,000,000 warrants previously issued to Spirit Bear with an exercise price of $0.25 per share and an expiration date of January 29, 2017. The 1,000,000 penalty warrants issued to Spirit Bear were reissued with an expiration date of December 14, 2015.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its affiliates as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated on July 22, 2002 in the State of Nevada under the name Bibb Corporation. On September 3, 2010, we changed our name to Z3 Enterprises, Inc. and on April 5, 2012, to HPEV, Inc. Our 95% owned subsidiary, UPT, was formed on April 17, 2014 in the State of Florida.

On March 29, 2011, we entered into the Share Exchange Agreement to acquire 100 shares, constituting all of the issued and outstanding shares of HPEV, Inc. in consideration for the issuance of 22,000,000 shares of common stock. Upon closing of the share exchange on April 15, 2011, HPEV, Inc. became our wholly owned subsidiary. There was a change of control of our company on April 15, 2011 as a result of the issuance of 21,880,000 shares of our common stock to the original shareholders of HPEV, Inc. pursuant to the terms of the Share Exchange Agreement. An additional 120,000 shares were issued during the fourth quarter of 2011 which completed the issuance of 22,000,000 shares of common stock under the terms of the amended Share Exchange Agreement.

As of May 11, 2015, we have five patents and seven patent applications pending in the area of composite heat structures, motors and related structures, heat pipe architecture, applications (commonly referred to as 'thermal' or 'heat dispersion technology') and a parallel vehicle power platform. We intend to commercialize our patents by licensing our thermal technologies and applications to electric motor, pump and vehicle component manufacturers; by licensing or selling a mobile electric power system powered by our proprietary gearing system to commercial vehicle and fleet owners; and by licensing a plug-in hybrid conversion system for heavy duty trucks, buses and tractor trailers to fleet owners and service centers.

Business Description

We have developed and intend to commercialize dispersion technologies in various product platforms, and have developed and intend to commercialize an electric load assist technology around which we have designed a vehicle retrofit system. In preparation, we have applied for trademarks for one of our technologies and its acronym. The Company currently has two trademarks in the application process: HPEV and TEHPC.

We believe that our proprietary technologies, including our patent portfolio and trade secrets, can help increase the efficiency and affect manufacturing cost structure in several large industries beginning with motor/generator and fleet vehicles.

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The markets for products utilizing our technology include consumer, industrial and military markets, both in the U.S. and worldwide. Our initial target markets include those involved in moving materials and moving people, such as:

•	Motors/Generators,
•	Mobile auxiliary power,
•	Compressors,
•	Turbines (Wind, Micro),
•	Bearings,
•	Electric Vehicles: rail, off-highway, mining, delivery, refuse,
•	Brakes/rotors/calipers,
•	Pumps/fans,
•	Passenger vehicles: auto, bus, train, aircraft,
•	Commercial vehicles: SUV, light truck, tram, bucket truck
•	Military: boats, Humvee, truck, aircraft, and
•	Marine: boats ranging in size from 30 feet to 120 feet and beyond.

Our Technologies

Our technologies are divided into three distinct but complementary categories: heat dispersion technology, mobile electric power and electric load assist.

Heat Dispersion Technology

Heat is an undesirable byproduct of anything that moves, especially motors and generators. Historically, a large percentage of the cost of manufacturing any motor has been in the technology necessary to remove heat during its operation to prevent failure and increase power. Heat can destroy motors, generators and many other types of machinery, and the energy necessary to remove heat can limit output.

Our patented thermal dispersion technology removes heat via composite heat structures and heat pipe architecture. Heat pipes have been utilized for more than 50 years, but we have a proprietary process and design technology that makes our heat pipes usable in many applications that have previously not been effective. The key is that our heat pipes move heat in any direction in a system that requires little or no maintenance and can be applied to almost any motor, generator or industrial product. We believe that this allows for more efficient, smaller and higher output machines, resulting in cooler motors and a longer operating life.

Our patent portfolio covers the application and integration of our heat pipes into various cooling schemes for enhanced heat removal in motors, generators and numerous other industrial applications including marine, aviation and military. We believe that our technologies have the potential to deliver power output increases and cost reductions, depending on the machine type or motor/generator size, as follows:

1.	Increase power density of current motor platforms by 20% to 50%,
2.	Reduce total product cost by 12.5% to 25%,
3.	Increase motor and generator efficiency by 1% to 2%, and
4.	Increase motor and generator life.

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Recent tests by independent laboratories showed a 200% increase in horsepower capability for a dry pit submersible pump and a 25 to 35% increase in power density for a 650 kVA alternator.

On December 6, 2013, ESSCO Pumps and Controls, a member of the Hydraulic Institute, conducted the tests in accordance with standards set forth by the Institute. The tests examined the tolerances of an industrial electric motor in an extreme situation. The tolerances determine the amount of power that can be driven through pumps run by the motor and are a strong predictor of the maintenance and other service downtime the pump will require. The original pump motor is rated to run, without submersion, for up to 15 minutes before the pump's protective circuits will turn it off to prevent overheating. This heat limitation restricts the output of the motor. The test pump used the same industrial electric motor, except with HPEV thermal dispersion technology incorporated. The result: the test pump ran without submersion for more than two hours at or above full power without reaching critical temperatures that would have caused an automatic shutdown.

On December 13, 2013, Mohler Technology, Inc. of Boonville, Indiana completed tests of an alternator enhanced with HPEV technology. A 650kVA alternator (generator) was run at full load to test its operational limits. The heat produced by generators of that size must be removed or controlled in order for the alternator to operate effectively. Manufacturers' current best practice is to add either a liquid cooling system or an extra large frame around the motor to provide additional surface area to help dissipate the heat. Both practices increase the cost and complexity of the generators.

The alternator tested used HPEV thermal technology with no other cooling of any kind. The results showed a minimum of 25% improvement in power density over the manufacturer's rating for the alternator when operating without water cooling. In fact, the alternator achieved power densities comparable to a liquid-cooled or over-framed one.

The tests confirmed our belief that our heat pipe cooling system equals the effectiveness of a more complex water-cooled system. Extrapolating the results, leads us to believe that simple designs incorporating our thermal technology combined with the increase in potential output will result in lower costs to manufacture by reducing the amount of material needed to produce a product with a specific output.

We also believe that products produced with our technologies have the potential to deliver operational savings as well, including savings from:

-	reduced maintenance costs,
-	the standardization of multiple platforms down to a single platform,
-	the standardization of drawings and data around existing platforms,
-	the ability to use standard designs and standard insulation systems versus customization, and
-	the ability to integrate and produce on existing production lines with no retooling and no additional or minimum capital investment.

Our revenue model for the heat dispersion technology is to license the technology in exchange for royalties.

The successful testing also represents a significant advance in our product development agreements with manufacturing partners. We anticipate that we will begin to enter into license agreements upon completion of our initial product development, when the product is ready to be manufactured on the licensee's regular production line, after all development and testing to industry or governmental standards have been completed. Field tests are at the discretion of each manufacturer.

We also plan to incorporate heat pipes in vehicle components which generate heat such as brake calipers, resistors and rotors. The new brake components should be incorporated in the initial conversion vehicle.

We currently hope to begin to generate revenues from our heat dispersion technology business in the second half of 2015.

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Mobile Electric Power

The Company has a proprietary gearing system for its ELA which may also be used to power an on-board generator, eliminating the need for some commercial vehicles to tow a mobile generator to a work site. Management believes that there is a need for on-board, continuous generation of up to 200 kilowatts (kW) of power to remote jobsites as well for mobile generation of emergency power in the event of an outage or disaster. We intend to offer an on-board generator installation kit as a stand-alone (Mobile Generator) and as part of a hybrid conversion (Ultimate Work Truck).

Our revenue model for the mobile electric power generation is to rely on either direct sales or indirect sales through a network of distributors. We hope to begin to generate revenues from our mobile electric power technology business in the second half of 2015.

Electric Load Assist Technology

We have also developed proprietary Electric Load Assist ("ELA") technology. The technology is the centerpiece of our vehicle retrofit system (separate and apart from our heat pipe technology and heat dispersion product development partnerships), which also relies on the benefits of heat removal by composite heat structures and heat pipe architecture and is protected by patents and patents-pending.

With ELA, a vehicle engine does not have to work as hard as some of the work that was done by the engine is now performed by an electric motor running in parallel. The vehicle still drives and feels the same, and our ELA controller allows full acceleration and braking control; however, the engine runs much more efficiently and burns significantly less fossil fuel. The ELA controller allows the vehicle operator to determine the amount of load assist during operation, ranging from all-fuel to all-electric. We believe that our ELA system will provide a significant difference and improvement from, and competitive advantage over, current market offerings such as the Toyota Prius. If either the electrical system or the internal combustion engine fails, an ELA vehicle can operate on the remaining system. In current market offerings, if either system fails, the vehicle fails.

We believe our ELA technology is compatible with any manufacturer as well as any power source, including traditional gasoline/diesel engines, compressed natural gas, batteries and fuel cells. We also believe that our technology will have a wide range of marine, aviation, industrial and military applications.

Initially, we plan to implement a simple version of our ELA system technology for on-board mobile auxiliary power which we anticipate will generate revenue from transport companies and other businesses which own and/or manage fleets of Class 2, 3, 4 and 6 or light to medium-duty trucks. Our revenue model for the ELA technology will be to license the technology in exchange for royalties based on fuel savings.

Competition

Heat Dispersion Technology

Cooling solutions to remove or control heat produced by industrial electric motors, generators and alternators are provided by the manufacturers. Their current best practices are based on technology that's over 50 years old. They either add a liquid cooling system to the motor or build an extra large frame around the motor to provide additional surface area to help dissipate the heat. Both practices increase the cost and complexity of their products.

The Company is not aware of any new alternatives on the market.

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Mobile Electric Power

Other companies use a vehicle's engine to charge on-board batteries which then run the generator when the vehicle is stopped. While this eliminates idling, output tends to be less tha n 50 kW and lithium-ion batteries typically power the system. The batteries have limited runtimes and a shorter lifespan than acid batteries. In addition, they must be cooled to operate properly. Two companies dominate belt driven systems: Aura Systems, Inc. and Mobile Electric Power Solutions, Inc. ("MEPS"). Their systems use a vehicle's engine to power a generator and produce electricity whenever the engine is running. The interface to the vehicle is under the hood via a separate belt system. Both are very efficient, capable of delivering the rated power at or near the engine's idle revolutions per minute ("RPM"). According to Aura Systems' 2013 annual report filed on Form 10-K, the Aura Systems system is over 80% efficient at the low RPM range and is approximately 75% efficient at the very high RPM range. Aura Systems offers an axial-plus style motor and control that outputs up to approximately 16 kW. MEPS uses the alternator to power a belt-driven system that provides up to 15 kW. Both provide clean power to operate sophisticated electronic equipment. MEPS delivers alternating current ("AC") power whereas Aura Systems proves both AC and direct current ("DC").

A variety of engine or transmission-based electrical power take off systems also provide exportable power. They tend to output small amounts like 7 kW of 110/220 volt power.

Management believes that the Company can compete in the mobile electric power market because there is a need for on-board, generators as opposed to trailer-mounted generators towed behind a vehicle. In comparison to the purchase price of new Doosan towable generator, we believe we can provide up to 200 kilowatts ("kW") of auxiliary mobile power to any location for less than half the production cost of a towable, trailer-mounted generator, which may weigh over 5,000 pounds. We intend to deliver the same power at under 1,000 pounds.

We believe our competition in the mobile generator market will be from well-established companies such as Cummins, Caterpillar, Doosan, WackerNeuson, Multi Quip and Generac. All of them offer towable, trailer-mounted generators. Only Cummins Onan offers an onboard generator and it's specifically engineered for mobile emergency vehicle use.

Vehicle companies are also working to provide customers and partners with exportable power in conjunction with the development of hybrid vehicles. According to a January 2013 press release from VIA Motors, Inc., the company worked with Pacific Gas and Electric Company, the leading subsidiary of PG&E Corporation, to convert two GM trucks into plug-in hybrids that export 15 kW of power for about $400,000 and is now working to boost that to 50 kW. VIA Motors plans to produce them commercially with prices in the $70,000 range according to a January 2012 article in Forbes.com.

Electric Load Assist Technology

While the new hybrid electric vehicle industry is intensely competitive and features several multi-national companies such as Ford, GM, Toyota, Volvo and Honda, we believe that the market for hybrid conversions is in its infancy. There are a number of small companies, such as EVDrive, Inc, and Verde Sustainable Energy, Inc., selling do-it-yourself conversion kits for individual vehicles, XL Hybrids, Inc. offers hybrid conversions through aftermarket installers for specific van, delivery and shuttle vehicles, EV Power Systems, Inc. is involved in conversions for fleet vehicles, AMP Holding Inc., is a manufacturer of AMP Electric Vehicles, Wrightspeed Inc. offers replacement electric drive trains for high fuel consumption vehicles and VIA Motors, Inc. is offering conversions of a GM pick-up, van and SUV. XL Hybrids The technology features a bolt-on retrofit kit that attaches to the drive train and adds lithium ion batteries and a controller. To our knowledge, no other company is involved in developing and commercializing ELA technology in a parallel platform or an aftermarket commercial platform.

ALTe Powertrain Technologies and Eaton Corporation are converting commercial vehicles by replacing the entire power-train including the engine, transmission, fuel tank and drive shaft. We intend to perform conversions by adding standard components along with a patented thermal-engineered traction motor and the patent-pending electric load assist.

We aim to compete in the fleet markets for currently-owned vehicles.

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We believe the primary competitive factors in our markets include, but are not limited to:

•	technological innovation;
•	product quality and safety;
•	product performance; and
•	price.

To a limited extent, we will compete against new hybrid vehicles if a fleet owner has a vehicle that is near the end of its useful life elects to purchase a new hybrid vehicle rather than upgrade with a conversion to a plug-in hybrid. However, it may still be cost effective for the fleet owner to purchase a new vehicle and then add a conversion depending on the added cost for a new hybrid versus the conversion cost.

Some of our competitors and potential competitors may have greater resources than we do and may be able to respond more quickly and efficiently to changes in the marketplace whether as a result technological, economic or customer requirements or preferences.

Some of our potential competitors are significantly larger than we are, have been in business much longer than we have, and have significantly more resources at their disposal. That enhances their ability to obtain top engineering talent as well as sales representatives with strong industry ties. Plus, their greater market clout could effectively overwhelm our promotional and marketing efforts.

Equipment

As a company that intends to commercialize or license its proprietary technology for others to install, manufacture and/or distribute, our equipment needs are project specific and temporary. We do not intend to purchase any production equipment to implement our business operations, but instead we will rent, lease or outsource as needed.

Manufacturing

We do not plan to manufacture in-house. The Company plans to outsource manufacture of its on-board mobile auxiliary power kit. For our thermal technologies, the Company plans to rely on product development agreements with manufacturers who will then pay a license or royalty per unit. The agreements will delineate the respective intellectual property owned by both companies, describe the goal of the testing to verify the savings and value to a particular company, the equipment to be modified, the criteria that constitute successful testing, how and where the tests will be conducted and the next steps to be taken in the event of successful testing. For plug-in, hybrid conversions, the Company plans to use off-the-shelf and made-to-order equipment combined with proprietary software owned by the Company and created specifically for use on our parallel platform. To that end, the Company has sourced and priced electric motors, generators and other components as well as software programming. We hope that installations will be performed by licensees of our ELA technology, but currently we have no license agreements.

Suppliers

Our primary supplier for mobile power will be Inverom Corporation ("Inverom"). They will supply the software to integrate the vehicle's controls with our mobile generators. For castings, the initial supplier will be GearTech Heavy Duty, LLC. Production level quantities will be handled by Morse, a brand manufactured by Emerson Industrial Automation, a division of Emerson Electric Company. The generators will be supplied by Emerson Electric Company with a backup of General Electric Company. The balance of the components will be obtained from a number of other suppliers.

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For the thermal technology applications in electric motors, Thermacore, Inc. ("Thermacore") will supply the heat pipes and mechanical structure which combine to make the heat exchangers. We coordinate with Thermacore to combine our technology with Thermacore technology in the creation of heat exchangers.

For dry pit submersibles, the wound stator and the rotor-shaft will be purchased from Nidec Motor Corporation or General Electric Company. The castings will be purchased from the Quality Castings Company, located in Orville, Ohio. These components will then be assembled and tested by Consulting Point, Inc. located in Brownesville, Texas.

Intellectual Property

Our success depends in part on our ability to protect our technology and intellectual property. To accomplish this, we rely on a combination of patents, patent applications, trade secrets, copyright laws, trademarks, intellectual property licenses and other contractual rights to establish and protect our proprietary rights. Currently we have no licenses or contractual rights in place to protect our technology and intellectual property.

As of September 18, 2015, we own five patents and have seven patent applications pending in the area of composite heat structures, motors, and related structures, heat pipe architecture, applications and a parallel vehicle platform. We have applied for trademarks for one of our technologies and its acronym. The Company currently has two trademarks in the application process: HPEV and TEHPC. Currently, we have no licenses or contractual rights in place to protect our technology and intellectual property.

Our success will likely depend upon our ability to preserve our proprietary technologies and operate without infringing the proprietary rights of other parties. However, we may also rely on certain proprietary technologies and know-how that are not patentable.

We strive to protect such proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and contractors. The Company has a policy of not disclosing its patent applications in order to protect the underlying technology.

The following table sets forth the patents we own or license which we believe support our technology.

Number Patent	Country	Filing Date	Issue Date	Expiration Date	Title
8,283,818 B2	US	February 4, 2010	October 9, 2012	October 9, 2032	Electric Motor with Heat Pipes
8,134,260 B2	US	July 31, 2009	March 13, 2012	March 13, 2032	Electric Motor with Heat Pipes
8,148,858 B2	US	August 6, 2009	April 3, 2012	April 3, 2032	Totally Enclosed Heat Pipe Cooled Motor
8,198,770 B2	US	April 3, 2009	June 12, 2012	June 12, 2032	Heat Pipe Bearing Cooler Systems and Methods
7,569,955 B2	US	June 19, 2007	August 4, 2009	August 4, 2029	Electric Motor with Heat Pipes

Government and Industry Regulation

We intend to conduct business worldwide, and therefore we must comply within the confines of local, state, federal, and international regulations, both in operations and for our products.

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As a company, we do not plan to manufacture any of our products. Therefore the government regulations we will be subject to will be limited to storage and involve rotating the shafts of electric motors on a regular basis.

Applicable laws and regulations include those governing, among other things noise and employee safety, as well as the handling, storage and transportation of materials and products. In addition, some of our products are subject to various laws and regulations relating to, among other things, emissions and fuel requirements.

Accordingly, we may be required, or may voluntarily determine to obtain approval of our products from one or more of the organizations engaged in regulating product or environmental safety. These approvals could require significant time and resources from our technical staff and, if redesign were necessary, could result in a delay in the introduction of our products in various markets and applications.

Although we believe that our operations and products are in material compliance with current applicable regulations noted within this section, there can be no assurance that changes in such laws and regulations will not impose costly compliance requirements on us or otherwise subject us to future liabilities. New regulations could also require our licensees to redesign their products which could cause us to redesign our technologies which, consequently, could affect market growth for our products.

As our thermal technologies are incorporated in existing motors, generators and other manufactured products that are already subject to regulation. The regulatory burden will fall on the original equipment manufacturers that license our technology.

In addition to an existing generator incorporating our thermal technology, the stand-alone version of our auxiliary mobile power system will include a specialized gearing package which connects the drive train to a generator that will be added on-board. We believe that the vehicle and drive train will operate normally in accordance with manufacturer's specifications and that no regulations will be violated or exceeded as well. Nonetheless, in some markets, the Company will have to certify that it meets federal, state or local noise and emission regulations.

The most significant regulatory burden the Company will face will be upon our hybrid conversion systems. All hybrid conversions must comply with Environmental Protection Agency ("EPA") emission standards.

Any change to the original configuration of an EPA certified vehicle, including alternative fuel conversion, may be a potential violation of the Clean Air Act prohibition against tampering. Exemption from the tampering prohibition may be available by demonstrating that emission controls in a converted vehicle will continue to function properly and that pollution will not increase as a result of conversion.

Our products have been designed to comply with EPA emission standards and we believe they will comply with future requirements including the new fuel efficiency and greenhouse gas emission standards set to take effect in 2016.

The Department of Transportation, National Highway Traffic Safety Administration (NHTSA) is charged with writing and enforcing safety and fuel economy standards for motor vehicles through their Federal Motor Vehicle Safety Standards. These standards require manufacturers to design their electrically powered vehicles so that, in the event of a crash, the electrical energy storage, conversion, and traction systems are either electrically isolated from the vehicle's chassis or their voltage is below specified levels considered safe from electric shock hazards. Our products will be designed to meet or exceed these requirements.

The Company intends to add an electric load assist on a parallel platform to motor vehicles. No original vehicle parts will be significantly modified in the conversion process. There will be some additional parts (motor, drive, battery and sensors and controls) added, but these parts will not change how the vehicle operates in any way. Although we will be adding power directly to the rear wheels, the rest of the drive train will operate according to the manufacturer's specifications. Therefore, we believe that the original warranty will remain in effect and we do not believe that the conversion will violate the Magnuson-Moss Act.

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The Magnuson-Moss Warranty Act is a federal law that protects consumers by barring a vehicle manufacturer from voiding the warranty on a vehicle due to an aftermarket part unless the manufacturer can prove that the aftermarket part caused or contributed to the failure in the vehicle.

All of our other components (motor, drive, batteries, controller/sensors) will be warranted by their respective manufacturers.

In addition, the total weight of the additional components should remain within the vehicle's gross vehicle weight rating. As a result, we believe that our conversions will be incompliance with federal and state transportation regulations.

While we do not create and market our products around government subsidies and tax incentives, there are many state and federal subsidies which our products would be eligible for. For example, in Colorado, consumers can qualify for up to $7,600 in tax credits for plug-in hybrid electric vehicle conversions. There are a number of other states that offer a variety of incentives for such conversions.

If we fulfill all elements of our business plan, we will have to prepare for, understand and ultimately meet emerging product environmental regulations around the world. Our products will have to comply with the current emission standards that went into effect in the European Union last year as well as the standards in other international markets, including Japan, Mexico, Australia, Brazil, Russia, India and China that are becoming more stringent.

Our ability to comply and to help licensees comply with these and future fuel standards is an essential element in establishing a leadership position in regulated markets. We have made, and will continue to make, significant capital and research expenditures to comply with these standards. Our failure to comply with these standards could result in adverse effects on our future financial results.

Other Environmental Statutes and Regulations

We believe we are in compliance in all material respects with laws and regulations applicable to operations.

Research and Development

During fiscal 2014 and 2013, we incurred research and development costs of $ 1,518,807 and $486,160, respectively. Such costs were not borne directly by customers.

Employees

As of September 18, 2015, we had four full time employees and no part time employees. We hope to hire additional employees, on an as-needed basis, subject to sufficient funding, as products and services are developed.

DESCRIPTION OF PROPERTY

The Company rents a virtual office, which it uses as its corporate headquarters for a monthly rent of $300. The office is located at 8875 Hidden River Parkway, Suite 300, Tampa, Florida 33637. We believe that currently this space is adequate. The Company rents a standalone commercial building located at 13800 US Highway 19 North, Clearwater, Florida 33764, which it uses as the headquarters for UPT, under a 36 month lease commencing July 1, 2014 for a monthly rent of $2,568. The lease is renewable by the Company for two additional 36-month terms, subject to rental adjustment.

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LEGAL PROCEEDINGS

Spirit Bear Settlement

We entered into a Settlement and Release Agreement, effective May 1, 2015 (the "Settlement Agreement"), with Spirit Bear and the parties identified as the assignees of Spirit Bear who are signatories to the Settlement Agreement. Pursuant to the terms of the Settlement Agreement, the parties have agreed to resolve with finality all issues related directly to and arising from the Securities Purchase Agreement dated December 14, 2012, including dismissing all the lawsuits as well as unconditionally releasing all actions, complaints, liabilities, obligations, damages, expenses and the like among the parties and related or affiliated persons. We agreed to file a registration statement on Form S-1 covering an aggregate of 14,845,072 shares of common stock, preferred stock and common stock warrants on behalf of Spirit Bear and its assignees (the "Registration Statement"). A representative of Spirit Bear agreed that the obligation to register the shares on a Form S-1 need only include shares of common stock and shares of common stock issuable upon conversion of the Preferred Stock and exercise of the warrants held by Spirit Bear and its assignees. Upon the effective date of the Registration Statement, each of the parties to the Settlement Agreement shall release the others from all claims the party ever had against the others, other than claims to enforce the Settlement Agreement and/or damages provided for in the Settlement Agreement. Spirit Bear and its assignees shall deliver to Spirit Bear's counsel the 6,000,000 warrants in their possession. At the same time, the Company shall deliver to its counsel new warrants that are identical to the outstanding warrants other than with respect to an exercise price of $0.25 per share and an issue date of May 7, 2015. The 1,000,000 penalty warrants issued to Spirit Bear in 2012, related to their bridge loan made prior to their equity investment, shall also be reissued with an exercise price of $0.25. No additional shares or warrants will be issued as part of the Settlement Agreement. Spirit Bear agreed that Jay Palmer, Carrie Dwyer and Donica Holt, the Spirit Bear holdover directors, shall tender their resignation letters from the Board of Directors of the Company. The resignation letters shall become effective upon the filing of the Registration Statement. Furthermore, Spirit Bear also agreed that as of the date the Company files the Registration Statement, Spirit Bear will no longer have any rights to appoint nominees to the Board of Directors.

In addition to Spirit Bear and its assignees' rights to enforce our obligation to file the Registration Statement by injunctive relief and/or specific performance without posting a bond, we also agreed to pay Spirit Bear and its assignees weekly, liquidated damages per day equal to the amount of shares owned by each of them multiplied by $0.02 for each day that such registration statement is not in effect. Also, if we fail to deliver the shares in connection with a warrant exercise within five trading days of receipt of a conversion notice, we shall also be required to weekly pay liquidated damages to the warrant holder equal to the amount of warrants exercised multiplied by $0.02 for each day that we fail to deliver such shares, unless our failure is as a result of regulatory action or force majure.

On June 1, 2015, we executed a First Amendment to Settlement Agreement (the "Amendment") with Spirit Bear and the parties identified as the assignees of Spirit Bear who are signatories to the Amendment, which amends certain provisions of the Settlement Agreement. In accordance with the terms of the Amendment, Spirit Bear agreed that Jay Palmer, Carrie Dwyer and Donica Holt, the Spirit Bear holdover directors, will tender their resignation letters from the Board of Directors of the Company as of the effective date, to be delivered to the Company on or before June 3, 2015. Spirit Bear also agreed that it will no longer have any rights to appoint nominees to the Board of Directors. Pursuant to the Amendment, the Company agreed to file a registration statement on Form S-1 covering an aggregate of 14,845,072 shares of common stock, preferred stock and warrants on behalf of Spirit Bear and its assignees no later than July 15, 2015. A representative of Spirit Bear agreed that the obligation to register the shares on a Form S-1 need only include shares of common stock and shares of common stock issuable upon conversion of the Preferred Stock and exercise of the warrants held by Spirit Bear and its assignees. The Company agreed to issue replacement warrants for certain previously-issued warrants, which will be canceled in connection with the replacement issuance. Within 10 business days, the parties agreed to dismiss all of the pending litigation between and among them. On August 28, 2015, the parties filed a S tipulation to dismiss the direct claims of HPEV against Spirit Bear and of Spirit Bear against HPEV in the Nevada Lawsuit. By Order dated September 1, 2015 and filed September 2, 2015, t he Court ordered dismissal of all direct claims in the Nevada Lawsuit.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our Management's Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national and local general economic and market conditions; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other risks that might be detailed from time to time in our filings with the SEC.

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Because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. The following discussion and analysis of financial condition and results of operations of the Company is based upon, and should be read in conjunction with, the audited financial statements and related notes elsewhere in this prospectus.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
-	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We opened our UPT headquarters in Largo, Florida in May 2014. We use the facility to perform research and development for our mobile generator business and it will serve as a sales showroom in the future.

General Discussion and Outlook

We have developed and intend to commercialize dispersion technologies in various product platforms, and have developed and intend to commercialize an electric load assist technology around which we have designed a vehicle retrofit system. In preparation, we have applied for trademarks for one of our technologies and its acronym. The Company currently has two trademarks in the application process: HPEV and TEHPC.

We believe that our proprietary technologies, including our patent portfolio and trade secrets, can help increase the efficiency and positively impact the manufacturing cost structure in several large industries beginning with motor/generator and fleet vehicles. The markets for products utilizing our technology include consumer, industrial and military markets, both in the U.S. and worldwide. As of September 18, 2015, we have five patents and seven patent applications pending in the area of composite heat structures, motors, and related structures, heat pipe architecture, applications (commonly referred to as "thermal" or "heat dispersion technology") and a parallel vehicle power platform. We intend to commercialize our patents by licensing our thermal technologies and applications to electric motor, pump and vehicle component manufacturers; by licensing or selling a mobile electric power system powered by our proprietary gearing system to commercial vehicle and fleet owners; and by licensing a plug-in hybrid conversion system for heavy duty trucks, buses and tractor trailers to fleet owners and service centers.

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The patents and patents-pending cover heat pipe architecture(s) and their applications, a parallel power platform and a parallel power gearing system. Additionally, we believe that the technology enhances the lifespan and effectiveness of many types of heat-producing mechanical equipment including vehicle components. HPEV thermal technology delivers the power density of a water-cooled motor or generator in a totally enclosed and nearly maintenance free enclosure. We project that our patent-pending Radial Vent Thermal technology can increase power density in several classes of motor enclosure ratings including Open, WPI (Weather Protected I) and WPII (Weather Protected II) enclosures by up to 20%. The parallel power platform enables vehicles, regardless of their fuel type (diesel, gas, CNG, LNG, fuel cell and battery operated), to alternate between two sources of power and forms the basis of the electric load assist delivered to the engine. The parallel power input gearing unit enables vehicles to run an on-board generator to deliver mobile electric power.

We intend to license heat pipe technology to manufacturers of electric motors, electric generators, as well as manufacturers of vehicle parts, such as brakes, resistors and calipers. In Mobile Generation, we have nearly completed the conversion of our 25 kilowatt ("kW") demonstration vehicle and we intend to commercialize the product through retrofit on several vehicle platforms during 2015. We also intend to develop and commercialize Mobile Generation in power output ranges from 25kW up to 200kW in 2016. The demonstration vehicles will be used to showcase the effectiveness of the technology, generate data and as a marketing tool to generate orders. The target markets include public utilities, commercial and fleet vehicles, including heavy duty pick-up trucks, tractor trailer trucks and buses.

We have executed product development agreements with two multi-national manufacturers. We are currently negotiating with a number of fleet owners and manufacturers to install our Mobile Generation system in their work vehicles. We opened our UPT headquarters in May 2014 in Largo, Florida, to service the state's west coast and Port Tampa Bay.

We generated our first Mobile Generation order during the quarter ended June 30, 2014, and received a partial deposit in advance of completing the sale. We currently expect to begin to generate revenue in the second half of 2015. There can be no assurances that we will be able to do so in this timeframe, or at all. Currently, we primarily incur expenses to commercialize our products, which include costs for research and development, professional fees and general operations.

Plan of Operation

We have not generated any revenues to date. We generated our first Mobile Generation order during the quarter ended June 30, 2014, and received a partial deposit in advance of completing the sale. We estimate that we will generate revenue in the second half of 2015. We currently hope to generate positive cash flows from operations by the end of 2015. There can be no assurances that we will be able to do so in this timeframe, or at all. We generally incur expenses to commercialize our products, which include costs for research and development, professional fees and general operations.

We have developed and intend to commercialize thermal dispersion technologies in various product platforms, a parallel power input gearbox around which we have designed a mobile generator system and an electric load assist technology around which we have designed a vehicle retrofit system.

Management is currently negotiating additional funding arrangements to support completion of the initial phases of our business plan, which is to license its thermal technologies and applications; to license or sell a mobile electric power system powered by our proprietary gearing system; and to license our submersible motor dry pit technologies and/or to bring to market our technologies and applications through key distribution partners.

We believe that our proprietary technologies, including our patent portfolio and trade secrets, can help increase the efficiency and change the manufacturing cost structure in several large industries beginning with fleet vehicles and the motor/generator industries.

The markets for products utilizing our technology include consumer, industrial and military markets, both in the U.S. and worldwide. Our technologies are divided into three distinct but complementary categories: heat dispersion technology, mobile electric power and electric load assist technology.

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Recent Developments

On July 1, 2014, we entered into a 36-month independent contractor agreement ("PGC Agreement"), with PGC Investments LLC, a Florida limited liability company ("PGC") to provide the full-time services of Dennis Campbell to manage the day-to-day operations of UPT. Under the PGC Agreement, PGC and Mr. Campbell may not solicit or hire any of the Company's current or former (within one year) employees, consultants or contractors for six months following the termination of the PGC Agreement. Either party to the PGC Agreement may terminate the PGC Agreement upon 30 days’ notice to the other party. The Company may immediately terminate the PGC Agreement for "cause" (as defined in the PGC Agreement), subject to a 10-day cure period. Until the Sign-On Warrants become exercisable, upon termination, PGC shall be entitled to a severance payment equal to three months of consulting fees and any earned bonuses, warrants and shares. As consideration for such consulting services, PGC will be paid monthly consulting fees (payable at the end of each month) of $10,000 during the first year, with a $10,000 bonus to be paid upon the opening of the Tampa Bay store; $12,000 in the second year with a $10,000 bonus payable in the last month of the second year upon satisfactory performance; and $13,500 in the third year with a $10,000 bonus payable in the last month of the third year upon satisfactory performance.

Under the PGC Agreement, on July 1, 2014, we also issued PGC three-year warrants as a sign-on bonus ("Sign-On Warrants") to purchase an aggregate of 350,000 shares of our common stock at an exercise price of $1.00 per share exercisable upon the Company receiving revenues in excess of $1,000,000.

PGC will be entitled to (i) a three-year (commencing upon vesting) cashless warrant to purchase an aggregate of 1,530,000 shares of common stock exercisable at $1,00 per share that vests ratably upon reaching incremental revenues of $3,000,000 (from MG product sales which result from the efforts of Dennis Campbell and PGC) with a total target revenue of $100,000,000 and (ii) a three-year cashless warrant to purchase an aggregate of 720,000 shares of common stock at an exercise price of $1.00 that vests ratably on a quarterly basis; and (iii) 500,000 shares of our common stock that vest upon reaching revenues of $100,000,000 or upon sale of the Company. PGC will also be entitled to a $25,000 cash bonus at sales milestones for every $5,000,000 in new revenue.

On July 30, 2014, we reached preliminary terms on an LLC Agreement (the "Preliminary LLC Agreement") with Alfred A. Cullere ("Cullere") concerning the governance and operations of UPT. Under the terms of the Preliminary LLC Agreement, we would own 95% of the membership interests and Cullere would own 5%. Cullere's interest cannot be diluted, even if additional membership interests are issued. These terms may change upon formalizing the final agreement.

The Company's current operations include product development with Inverom and other companies developing products that include the Company's intellectual property.

On April 23, 2015, we entered into a subscription agreement with Lincoln Park Capital Fund, LLC ("Lincoln Park"), pursuant to which Lincoln Park agreed to purchase 555,556 shares of the Company's common stock at a per share price of $0.45 and a warrant to purchase 555,556 shares of Common Stock, for an aggregate purchase price of $250,000 subject to certain limitations.

On August 19, 2015, at a special meeting, our stockholders approved the change of our name from HPEV, Inc. to Cool Technologies, Inc., the increase in the number of our authorized shares of common stock from 100,000,000 shares to 140,000,000 shares and elected four new directors to our board of directors.

Going Concern

As a result of our financial condition, we have received a report from our independent registered public accounting firm for our financial statements for the years ended December 31, 2014 and 2013, which includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern. As of June 30, 2015, we have incurred net losses of $36,649,585 since inception and have not fully commenced operations, raising substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to generate revenue, achieve profitable operations and repay our obligations when they come due. This raises substantial doubt about our ability to continue as a going concern.

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Results of Operations

Years ended December 31, 2014 and December 31, 2013

The following table sets forth, for the periods indicated, consolidated statements of operations data. The table and the discussion below should be read in conjunction with the accompanying consolidated financial statements and the notes thereto, appearing elsewhere in this prospectus.

	Year Ended December 31,
	2014	2013	Change	%
Revenues	$--	$--	N/A	N/A

Operating expenses
Payroll and related expenses	1,056,621	29,485	1,027,136	3,484%
Consulting	8,436,442	1,472,444	6,963,998	473%
Professional fees	946,273	491,643	454,630	92%
Research and development	1,518,807	486,160	1,032,647	212%
General and administrative	11,602,139	395,476	11,206,663	2,834%
Total operating expenses	23,560,282	2,875,208	20,685,074	719%

Other income and (expense)	(14,966)	(162,386)	147,420	(91)%

Net loss	(23,575,248)	(3,037,594)	(20,537,654)	676%

Less: Noncontrolling interest	(12,269)	--	(12,269)	N/A
Net loss to HPEV shareholders	$(23,562,979)	$(3,037,594)	$(20,525,385)	676%

Revenues

During the years ended December 31, 2014 and 2013, and since inception, we have not generated any revenues. We generated our first Mobile Generation order during the quarter ended June 30, 2014, and received a partial deposit in advance of completing the sale with companies controlled by the individual who is a 5% owner of UPT and a shareholder of the Company.

Operating Expenses

Operating expenses increased during the year ended December 31, 2014 compared to December 31, 2013, due primarily to increased efforts and expenditures associated with raising capital, bringing our technology to the point of commercialization and positioning ourselves to generate revenue. The most significant increase was for stock options to key management and common stock warrants issued to individuals who assisted with our capital raises and provided other consulting services.

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Other Income and Expense

The decrease in other expense related to our capital structure, as we had interest expense related to short-term borrowings during the year ended December 31, 2013, while our interest expense during the year ended December 31, 2014, related to vendors and test vehicle financing.

Noncontrolling Interest

This represents the 5% third-party ownership in UPT.

Net Loss to HPEV Shareholders

Since we have incurred losses since inception, we have not recorded any income tax expense or benefit. Accordingly, our net loss is driven by our operating and other expenses.

Cash Flows

Our cash flows from operating, investing and financing activities were as follows:

	Year Ended December 31,
	2014	2013
Net cash used in operating activities	$(4,334,071)	$(1,728,057)
Net cash used in investing activities	(68,603)	(25,115)
Net cash provided by financing activities	4,096,996	2,036,000

Net cash used in operating activities increased primarily due to increased efforts and expenditures associated with bringing our technology to the point of commercialization. Our investing activity relates to the development of patents, and has remained steady since inception. Our improvement in cash provided by financing activities reflects our successful efforts to raise capital.

Three and six months ended June 30, 2015 and June 30, 2014 (Unaudited)

Results of Operations

The following table s sets forth, for the periods indicated, condensed consolidated statements of operations data. The table and the discussion below should be read in conjunction with the accompanying condensed consolidated financial statements and the notes thereto, appearing elsewhere in this report.

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	Three months ended June 30,
	2015	2014	Change	%
Revenues	$--	$--	N/A	N/A

Operating expenses
Payroll and related expenses	198,613	289,850	$(91,237)	(31)%
Consulting	636,230	743,005	(106,775)	(14)%
Professional fees	266,817	213,073	53,744	25%
Research and development	267,945	259,339	8,606	3%
General and administrative	462,043	2,283,449	(1,821,406)	(80)%
Total operating expenses	1,831,648	3,788,716	(1,957,068)	(52)%

Interest expense, net	(2,617)	(1,410)	(1,207)	86%
Legal settlement – replacement warrants	(1,119,450)	--	(1,119,450)	N/A

Net loss	(2,953,715)	(3,790,126)	836,411	(22)%

Less: Noncontrolling interest	(3,711)	--	(3,711)	N/A

Net loss to HPEV shareholders	$(2,950,004)	$(3,790,126)	$840,122	(22)%

	Six months ended June 30,
	2015	2014	Change	%
Revenues	$--	$--	N/A	N/A

Operating expenses
Payroll and related expenses	413,538	487,361	$(73,823)	(15)%
Consulting	766,653	7,245,150	(6,478,497)	(89)%
Professional fees	414,677	316,971	97,706	31%
Research and development	567,590	435,413	132,177	30%
General and administrative	951,320	10,389,708	(9,438,338)	(91)%
Total operating expenses	3,113,778	18,874,603	(15,760,825)	(84)%

Interest expense, net	(4,575)	(9,249)	4,674	(51)%
Legal settlement – replacement warrants	(1,119,450)	--	(1,119,450)	N/A

Net loss	(4,237,803)	(18,883,852)	14,646,049	(78)%

Less: Noncontrolling interest	(9,363)	--	(9,363)	N/A

Net loss to HPEV shareholders	$(4,228,440)	$(18,883,852)	$14,655,412	(78)%

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Revenues

During the three and six months ended June 30, 2015 and 2014, and since inception, we have not generated any revenues.

Operating Expenses

Payroll and related expenses decreased for the three and six months ended June 30, 2015 compared to 2014, due to bonuses paid to management in 2014 for meeting milestones in their compensation agreements related to fundraising and filing patents. Consulting expense decreased primarily due to a reduction in share-based payments for fundraising and other consulting during the three months ended June 30 from $612,705 in 2014 to $567,432 in 2015, and for the six months ended June 30 from $6,992,690 in 2014 to $603,094 in 2015. Professional fees remained relatively flat during the periods reported. Research and development increased as we continue to focus our efforts on developing our technology to the point of generating revenue. General and administrative expense (a) decreased due to a reduction in employee stock option expense for the three months ended June 30 from $1,600,000 in 2014 to $327,000 in 2015, and for the six months ended June 30 from $9,550,000 in 2014 to $654,000 in 2015; and (b) decreased due to managing cash expenditures associated with promoting the company and travel.

Other Income and Expense

Interest expense in 2015 relates to our vehicle financing, while in 2014 it related to interest on unpaid invoices for services. The legal settlement expense in 2015 represents the difference between the value of the original warrants and the replacement warrants issued to Spirit Bear Ltd. (“Spirit Bear”) under the First Amendment to Settlement Agreement with Spirit Bear.

Net Loss and Noncontrolling interest

Since we have incurred losses since inception, we have not recorded any income tax expense or benefit. Accordingly, our net loss is driven by our operating and other expenses. Noncontrolling interest represents the 5% third-party ownership in UPT, which is subtracted to calculate Net loss to HPEV shareholders.

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Cash Flows

Our cash flows from operating, investing and financing activities were as follows:

	Six months ended June 30,
	2015	2014
Net cash used in operating activities	$(1,283,815)	$(1,602,186)
Net cash used in investing activities	(5,186)	(19,583)
Net cash provided by financing activities	1,256,468	2,848,883

Net cash used in operating activities decreased primarily due to deferring payment to vendors and management. Our investing activity in 2015 relates to purchasing equipment, and in 2014 it relates to the development of patents. Cash provided by financing activities was limited by our trying to settle our lawsuit with Spirit Bear, and borrowing $250,000 in 2015.

Liquidity and Capital Resources

We have historically met our liquidity and capital requirements primarily through the public sale and private placement of equity securities, debt financing and issuing common stock warrants and options for professional and consulting services. At June 30, 2015, we had cash and cash equivalents of $139,338.

Working capital is the amount by which current assets exceed current liabilities. We had negative working capital of $ 2,092,409 and $1,244,784, respectively, at June 30, 2015 and December 31, 2014. The decrease in working capital was due to an increase in accounts payable, amounts due to related parties, and incurring debt to finance vehicles and for working capital purposes.

We executed an agreement on February 19, 2014, with Lincoln Park, which gave us the right to sell to Lincoln Park up to $10,000,000 in shares of our common stock, subject to certain limitations, over a 36-month period, under a registration statement with respect to 4,671,785 shares of our common stock, which was declared effective by the SEC on July 3, 2014. The credit facility with Lincoln Park has been mutually terminated as of April 23, 2015.

On April 23, 2015, we entered into a subscription agreement with Lincoln Park, pursuant to which Lincoln Park agreed to purchase 555,556 shares of common stock and 5-year warrant to purchase 555,556 shares of common stock at an exercise price of $0.45 per share, for an aggregate purchase price of $250,000.  Pursuant to the agreement, Lincoln Park was entitled to $25,000 for legal fees and transaction expenses. Accordingly, the Company received net proceeds from the sale of the common stock and warrant to Lincoln Park of $ 2 25,000.

The Company's capital requirements for the next 12 months will consist of $3 .5 million with anticipated expenses of $1.5 million for salaries, public company filings, and consultants and professional fees.

T he Company's funds are insufficient to provide for its projected needs for operations for the next 12 months.

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Off Balance Sheet Arrangements

We currently have no off-sheet balance arrangements.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the amounts of revenues and expenses. Critical accounting policies are those that require the application of management's most difficult, subjective or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In applying these critical accounting policies, our management uses its judgment to determine the appropriate assumptions to be used in making certain estimates.

Actual results may differ from these estimates.

We define critical accounting policies as those that are reflective of significant judgments and uncertainties and which may potentially result in materially different results under different assumptions and conditions. In applying these critical accounting policies, our management uses its judgment to determine the appropriate assumptions to be used in making certain estimates. These estimates are subject to an inherent degree of uncertainty.

Impairment of long-lived assets

When facts and circumstances indicate that the carrying value of long-lived assets may not be recoverable, management assesses the recoverability of the carrying value by preparing estimates of revenues and the resulting gross profit and cash flows. These estimated future cash flows are consistent with those we use in our internal planning. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount, we recognize an impairment loss. The impairment loss recognized, if any, is the amount by which the carrying amount of the asset (or asset group) exceeds the fair value. We may use a variety of methods to determine the fair value of these assets, including discounted cash flow models, which are consistent with the assumptions we believe hypothetical marketplace participants would use.

If actual results are not consistent with our assumptions and estimates, or our assumptions and estimates change due to new information, we may be exposed to an impairment charge in the future.

Contingent liabilities

We accrue a loss for contingencies if it is probable that an asset has been impaired or a liability has been incurred, and when the amount of loss can be reasonably estimable. When no accrual is made because one or both of these conditions does not exist, we disclose the contingency if there is at least a reasonable possibility that a loss may be incurred. We estimate contingent liabilities based on the best information we have available at the time. If we have a range of possible outcomes, we accrue the low end of the range.

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Share-based Payments

All of our share-based awards are classified as equity, as they may only be settled in shares of our common stock.

We recognize expense for fully-vested warrants at the time they are granted. For awards with service or performance conditions, we generally recognize expense when the service is complete; however, there may be circumstances in which we determine that the performance condition is probable before the actual performance condition is achieved. In such circumstances, the amount recognized as expense is the pro rata amount, depending on the estimated progress towards completion of the performance condition. Nonemployee share-based payments are measured at fair value, based on either the fair value of the equity instrument issued or on the fair value of the services received. Typically, it is not practical to value the services received, so we determine the fair value of common stock grants based on the price of the common stock on the measurement date, and the fair value of common stock warrants using the Black-Scholes option-pricing model ("Black-Scholes"). We use historical data to estimate the expected price volatility, the expected stock option life and expected forfeiture rate. The risk-free interest rate is based on the United States Treasury yield curve in effect at the time of grant for the estimated life of the stock option. For awards that are recognized when a performance condition is probable, the fair value is estimated at each reporting date. The cost ultimately recognized is the fair value of the equity award on the date the performance condition is achieved. Accordingly, the expense recognized may change between interim reporting dates and the date the performance condition is achieved.

We issue two types of common stock options to employees: 1) fully-vested at the time of grant and 2) market price-based vesting. We recognize expense for fully-vested stock options on the date of grant at the estimated fair value of the options using Black-Scholes. We recognize expense for market price-based options at the estimated fair value of the options using the lattice-based option valuation model ("Lattice Model") over the estimated life of the options used in the Lattice Model. We use historical data to estimate the expected price volatility, the expected stock option life and expected forfeiture rate. The risk-free interest rate is based on the United States Treasury yield curve in effect at the time of grant for the estimated life of the stock option. In the event we modify the terms of a nonvested share-based payment award, we would incur additional expense for the excess of the fair value of the modified share-based payment award over the fair value of the original share-based payment award. The incremental expense would be recognized ratably over the remaining vesting period.

Income taxes

We recognize deferred income tax assets and liabilities for the expected future tax consequences of temporary differences between the income tax and financial reporting carrying amount of our assets and liabilities. We monitor our deferred tax assets and evaluate the need for a valuation allowance based on the estimate of the amount of such deferred tax assets that we believe do not meet the more-likely-than-not recognition criteria. We also evaluate whether we have any uncertain tax positions and would record a reserve if we believe it is more-likely-than-not our position would not prevail with the applicable tax authorities. We have significant net operating loss carryforwards, for which we have established a valuation allowance. If our estimate of the amount of such deferred tax assets change, we may recognize a benefit in the future. UPT is a limited liability company ("LLC"), which is treated as a partnership for income tax purposes, where all tax obligations flow through to the owners of the LLC during the period in which income taxes were incurred.

Recent Accounting Pronouncements

In August, 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), which now requires management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date the financial statements are issued. If conditions or events raise substantial doubt about an entity's ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management's plans, additional disclosures are required. The amendments in this update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. These requirements were previously included within auditing standards and federal securities law, but are now included within U.S. GAAP. We have evaluated our disclosures regarding our ability to continue as a going concern and concluded that we are in compliance with the disclosure requirements.

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In June, 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915) – Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity ("DSE") from current accounting guidance. We have elected early adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

We have evaluated the other recent accounting pronouncements through ASU 2015-02 and believe that none of them will have a material effect on our consolidated financial statements.

MARKET PRICE FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock was quoted on the OTC Bulletin Board from July 30, 2009 to March 26, 2010 under the symbol BIBB. Prior to September 2010, there was no active market for our common stock. Our common stock is currently quoted on the OTCQB under the trading symbol WARM.

The following table sets forth the high and low sales prices as reported on the OTCQB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Quarter Ended	High	Low
March 31, 2015	$0.74	$0.46
June 30, 2015	$0.58	$0.37
March 31, 2014	$2.00	$0.39
June 30, 2014	$2.05	$0.80
September 30, 2014	$1.00	$0.56
December 31, 2014	$0.65	$0.45
March 31, 2013	$0.97	$0.84
June 30, 2013	$0.52	$0.52
September 30, 2013	$0.42	$0.35
December 31, 2013	$0.50	$0.46

The last reported sales price of our common stock on the OTCQB on August 18 , 2015 was $0.36.

As of September 15, 2015, there were 20 7 stockholders of record of our common stock.

Dividend Policy

The Company has never paid dividends on its common stock and does not anticipate that it will pay dividends in the foreseeable future. It intends to use any future earnings for the expansion of its business. Any future determination of applicable dividends will be made at the discretion of the board of directors and will depend on the results of operations, financial condition, capital requirements and other factors deemed relevant.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information regarding our equity compensation plans as of December 31, 2014:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	0		0	0
Equity compensation plans not approved by security holders	18,608,235	(1)	$1.26	0
_________

(1)

Represents (i) five options granted to Theodore Banzhaf, to purchase 1,000,000 shares each at such time as our common stock trades at $1.50, $1.75, $2.00, $2.25 and $2.50 for 20 consecutive days or upon a change of control of the Company, while Mr. Banzhaf serves as President and for one year following Mr. Banzhaf's termination without cause. Exercise prices of these options will be equal to the closing price of the Company's stock on the date of vesting; (ii) options to purchase 1,000,000 shares of common stock at $2.00 per share to each of Theodore Banzahaf, Timothy Hassett and Mark Hodowanec; (iii) options to purchase 2,000,000 shares of common stock at $2.00 per share to Judson Bibb; and (iv) warrants to purchase 8,608,235 shares of common stock.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive officers and directors of the Company

The following table sets forth the names, ages and positions of our current board members and executive officers:

Name	Age	Position(s)
Timothy Hassett	53	Chairman and Chief Executive Officer and Director
Quentin Ponder	85	Chief Financial Officer and Director
Judson Bibb	58	Vice President, Secretary and Director
Theodore Banzhaf	50	President
Mark Hodowanec	50	Chief Technical Officer
Christopher McKee	46	Director
Richard J. “Dick” Schul	68	Director
Donald Bowman	46	Director
Daniel C. Ustian	64	Director

Our directors are elected for a term of one year and serve until such director's successor is duly elected and qualified. Each executive officer serves at the pleasure of the Board.

The Company has no nominating, audit or compensation committees at this time.

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Background Information

The following summarizes the occupational and business experience of our officers and directors.

Timothy Hassett is a co-founder of the Company and has been its Chairman since its inception and Chief Executive Officer since April 5, 2012. Mr. Hassett began his career as a marketing and business manager, for Rockwell Automation Incorporated's Motor Special Products division from 1990 to 1995 where he launched new product platforms and developed and implemented global distribution initiatives and channels. Mr. Hassett worked at General Electric from January 1996 to February 1998, as a general manager of Distribution Services in the Industrial Systems Division and from February 1998 to March 2000, in the Electric Motors Unit of the Industrial Systems Division where he restructured the unit, consolidated product lines and grew the business. From March 2000 to August 2003, he served as President of Hawk Motors and Rotors, a division of Hawk Corporation, a brake manufacturer, where he restructured the company. From August 2003 to October 2005, Mr. Hassett served as Vice President and General Manager of Wavecrest Laboratories, a propulsion systems and controls start-up, where he led the development and launch of four new product platforms. From June 2006 to October 2010, Mr. Hassett served as President and Managing Director of LEMO USA, a Swiss-based connector company, where he restructured the company, helped contain costs and improved operating margins and business. From December 2010 to October 2011, Mr. Hassett served as President of Cavometrix, a connector company serving the medical, energy and alternative energy industries. Mr. Hassett has a BS in Mechanical Engineering from Cleveland State University and a BS in Physics from Youngstown State University. Mr. Hassett's patents and patents pending and his extensive experience and professional contacts in the electric motor industry led to the decision to appoint him to the Board.

Quentin Ponder has served as President from October 20, 2011 until April 5, 2012, Secretary from October 20, 2011 until November 11, 2011 and Treasurer of the Company since October 20, 2011. On April 5, 2012, Mr. Ponder was appointed Chief Financial Officer and Vice Chairman. Mr. Ponder is a seasoned executive with over 40 years of management experience. From November 1962 to July 1967, Mr. Ponder served as Senior Manufacturing Engineer at General Electric where he worked in the development of a flow manufacturing system. From July 1980 to June 1985, he was President of Franklin Electric, Inc., an electric motor company, where he restructured the company which became a global leader in submersible motors for water wells. From July 1985 to March 1990, Mr. Ponder was President of Baldor Electric, Inc., an electric motor company, as President where he restructured the company. From April 1990 to May 1997, Mr. Ponder worked for Lincoln Electric, Inc., as a consultant. From May 1990 to the present, Mr. Ponder has worked as an independent management consultant. Mr. Ponder serves as a director and is a 33.3% owner of Reliable Electric Motor Company, Inc., an electric motor importer. Mr. Ponder is the sole owner and a director of Summit Management Consulting, Inc. ("Summit") and Capital Alternatives, Inc., a semi-trailer leasing company. Mr. Ponder earned a Ph.D. from Columbia University in general management, accounting, and economics. Mr. Ponder's extensive experience in the electric motor industry led to the decision to appoint him to the Board.

Judson W. Bibb has been a director of the Company since April 15, 2011. Mr. Bibb was appointed Secretary on November 11, 2011 and Vice President on April 5, 2012. Since 1983, Mr. Bibb has been a self-employed freelance multi-media producer. His services include: producer, writer, director, cinematographer, videographer, still photographer, audio and video editor, voiceover talent, marketer, ad designer and Internet search engine optimizer. Over the past five years, he has worked as a writer and director for Image Alliance Inc., writing and producing segments for KPMG, T. Rowe Price, Agstar Financial Services, Briggs & Stratton, Catapillar, Georgia-Pacific, Lowes, Celebrity Cruises, Alaska Air, Pepsico, Hewlett-Packard, Bayer, Caremark, Wellpoint and T-Mobile. Mr. Bibb graduated cum laude from the University of South Florida with a B.A. in mass communications-film. Mr. Bibb's broad background and wide variety of resources, including experience in marketing and public relations and business experience in automotive, trucking, electronics, retail, direct response and the Internet led to the decision to appoint him to the Board.

Theodore Banzhaf has been President of the Company since April 5, 2012. Mr. Banzhaf has more than twenty years' experience working with growing public and private companies in all facets of finance, growth strategies and management. From January 2007 through July 2009, Mr. Banzhaf served as President of Pink Boxers Corporation, a clothing company dedicated to raising money for breast cancer in honor of his widow who passed away from the disease in early 2007. From April 2009 to March 2012, Mr. Banzhaf served as President of Applied BioFuels Corporation, a privately held developer of biofuel production facilities, and from 2003 to 2007, Mr. Banzhaf served as President and Chief Executive Officer of SpatiaLight Technologies, Inc., a wholly-owned subsidiary of SpatiaLight Inc. (NASDAQ: HDTV). Prior thereto, Mr. Banzhaf worked in capital markets primarily in institutional equities for a number of firms including Raymond James & Associates and C.E. Unterberg Towbin. Mr. Banzhaf also ran a philanthropic organization to raise money for breast cancer charities from 2007-2009. Mr. Banzhaf received his M.B.A. from Southern Methodist University and his Bachelor of Arts from Miami University.

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Mark Hodowanec has been Chief Technical Officer of the Company since February 14, 2014. Mr. Hodowanec was a program manager and lead engineer for Curtiss-Wright Corporation from September 2006 through February 2014. From May 2004 through September 2006 he operated his own consulting firm, MMH Consulting, assisting R&D & product development companies develop custom motors solutions. From September 2004 through October 2005, Mr. Hodowanec worked at Wavecrest Laboratories. From May 1994 through February 2004, Mr. Hodowanec was at Siemens Energy & Automation as a Manager, Mechanical Engineering. Mr. Hodowanec received a B.S. and M.S. degree in mechanical engineering from the University of Akron and a M.B.A. from Xavier University.

Chris McKee has been a director of the Company since August 19, 2015. Mr. McKee joined GTT Communications, Inc. (“GTT”) (NYSE GTT) in 2008 and is GTT's General Counsel and EVP, Corporate Development and Corporate Secretary for the GTT Board. Mr. McKee is responsible for all of the company's corporate legal requirements, human resources and supplier management. Mr. McKee also oversees the development of strategic business opportunities for the company, including all merger and acquisition activities. Mr. McKee has over 20 years of broad legal experience in the telecommunications industry. Prior to joining GTT, he served as General Counsel for StarVox Communications where he was responsible for the company's legal department, mergers and acquisitions, employment law, litigation, and legal support for the sales teams. Mr. McKee also formerly served as Vice President and Assistant General Counsel for Covad Communications where he headed its Washin gton, DC office and directed its federal and state regulatory compliance and advocacy efforts . Mr. McKee previously worked for XO Communications, Net2000 Communications and was in private practice in Washington, DC as an associate at Dickstein Shapiro and Cooley LLP. Mr. McKee earned a law degree from Syracuse University and received his Bachelor of Arts from Colby College. Mr. McKee’s background of supply chain, micro cap and small cap as well as his M&A background and h is knowledge and experience of regulatory compliance and company legal structure led to the decision to appoint Mr. McKee to the board.

Richard J. "Dick" Schul has been a director of the Company since August 19, 2015. Since November 2013, Mr. Schul has been an independent management consultant providing management and strategic planning services to company executives. Mr. Schul started his career with Emerson Electric in St. Louis in 1981 , where he held positions of increasing responsibility throughout, including marketing manager, director of marketing and vice president of marketing for Emerson Motors (a global leader in generator technology) through 1989. In 1990 , Mr. Schul was named president of Alco Controls Division of Emerson in Maryland Heights. In 1997 , Mr. Schul was named president of Emerson's Air Moving Motors Division. In 1998 Mr. Schul was named president of Specialty and Air Moving Motors and in 2000 was named group vice president of Emerson's Commercial Industrial Motors group . In 2004 , Mr. Schul was named group vice president of Emerson Climate Technologies. Mr. Shul received the Richard Schultz award and the Distinguished Service Award (highest award given by the Air Conditioning, Heating, and Refrigeration Institute in November 2011. Mr. Schul retired from Emerson in November 2011 after 43 years in the HVACR industry. Mr. Schul continued to work part-time as a consultant for Emerson through 2013. Mr. Schul graduated from Indiana Institute of Technology with a BS in Mechanical Engineering in 1969 and an MBA from the University of Dayton in 1976. Mr. Schul’s b ackground in the motor and generator industries as well as his business relationships led to the decision to appoint Mr. Schul to the board.

Donald L. Bowman has been a director of the Company since August 19, 2015. Mr. Bowman has been C hief Executive Officer of BVU Authority ( f ormerly known as Bristol Virginia Utilities) since November 2013. BVU Authority is a utility system that provides electric, water, wastewater and fiber optic telecommunication and information services to the City of Bristol and the surrounding area. From 2011 to November 2013, Mr. Bowman provided consulting services to the legal industry and various California businesses. Mr. Bowman served as Operations and Business Development Manager and consultant to the General Manager of Lemo USA Inc. , k from 2006-2011. Prior thereto from 2004 to 2006, Mr. Bowman served as Vice President and General Counsel o f WaveCrest Laboratories LLC, a technology company in Northern Virginia (“WaveCrest”) . Prior to WaveCrest, Mr. Bowman served as Associate General Corporate Counsel of MeadWestvaco from 2001 to 2004 . Mr. Bowman was an associate at the law firm of Dickstein Shapiro in Washington D.C. from 1999 to 2001. Mr. Bowman's has a Juris Doctorate from the University Of Virginia School Of Law (1998), a Master in Engineering Management from the Florida Institute of Technology (1993), a Master in Civil and Environmental Engineering from Old Dominion University (1992), and a Bachelor of Science in Civil Engineering with Highest Honors from Virginia Military Institute (1990). He is a licensed professional engineer in the state of Virginia. He has been a registered patent attorney with the U.S. Patent and Trademark Office for over fourteen years. Mr. Bowman served five years on active duty as an officer with the United States Navy and retired as Commander from the U.S. Naval Reserves in 2011. Mr. Bowman’s business and legal background led to the decision to appoint Mr. Bowman to the board.

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Daniel C. Ustian has been a director of the Company since August 19, 2015. Mr. Ustian served as the Chairman of the Board of Navistar International Corporation, a holding company of Navistar, Inc. from February 17, 2004 until August 2012 and its Chief Executive Officer since February 19, 2003 and President from April 2002 to August 2012. Mr. Ustian served as the Chief Operating Officer of Navistar, Inc. and Navistar International Corporation from April 2002 to February 2003. Prior to this, Mr. Ustian served as the President of the Engine Group of Navistar, Inc. from 1999 to 2002. He served as Group Vice President and General Manager of Engine & Foundry from 1990 to 1999. Mr. Ustian served as a Director of AGCO Corporation from March 17, 2011 to October 25, 2012. Mr. Ustian served as a Director of Monaco Coach Corp. from June 2003 to June 4, 2009. He is a Member of the Society of Automotive Engineers and the American Foundry Association and participates in the Electrical Council for the Economy. He was a Member of the Business Roundtable, Society of Automotive Engineers. Mr. Ustian holds a Bachelor's degree in Business Administration from DePaul University in 1972. Mr. Ustian’s business experience led to the decision to appoint Mr. Ustian to the board.

Committees of the Board of Directors

The Company does not have an audit committee. We are not a "listed company" under SEC rules and are therefore not required to have an audit committee comprised of independent directors.

We do not currently have a "financial expert" within the meaning of the rules and regulations of the SEC.

We have no nominating or compensation committees at this time. The entire Board participates in the nomination and audit oversight processes and considers executive and director compensation. Given the size of the Company and its stage of development, the entire Board is involved in such decision making processes. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Family relationships

There are no family relationships among any of our officers or directors.

Involvement in legal proceedings

Other than as described above in "Legal Proceedings", there are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Board of Advisors

The Company has a Board of Advisors which currently consists of six members. Scott Van Dorn is currently engineering director at Navistar Corporation, and has more than 20 years of experience in global engineering and management in vehicles, engines electronics and design. Richard Schul is a veteran of the motor/generator industry. The other members include Bill Finely of Siemens, Dan Ustian, a former chief executive officer of Navistar, Chris McKee, senior vice president and general counsel of GTT and Donald Bowman, chief executive officer of BVU Utilities.

Summary Compensation Table

The following table provides certain information regarding compensation awarded to, earned by or paid to persons serving as our Chief Executive Officer during fiscal 2014 and 2013 and our two other most highly compensated officers who had total compensation exceeding $100,000 for fiscal 2014 (each a "named executive officer").

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Name and Principal Position	Fiscal Year Ended 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	All Other ($)		Total ($)
Timothy Hassett	2013	27,000	--	--	--	125,500	(2)	152,500
CEO and Chairman	2014	210,000	150,000	--	1,590,000	1,500	(3)	1,951,500

Judson Bibb	2013	96,000	--	--	--	--		96,000
Vice President, Secretary and Director	2014	112,000	--	--	3,180,000	1,500	(3)	3,293,500

Theodore Banzhaf	2013	1	--	--	--	168,751	(4)	168,752
President	2014	235,000	78,000	--	3,911,000	14,617	(5)	4,238,617

______________

(1)

Represents stock-based compensation expense calculated in accordance with the provisions of Accounting Standards Codification Section 718 – Compensation – Stock Compensation, using either the Black-Scholes or lattice option pricing model as set forth in Note 7 to the Company's financial statements.

(2)	Represents consulting fees pursuant to his consulting agreement with the Company, and a payment of $25,000 for achieving the filing of a patent during 2013.
(3)	Represents a health care allowance paid made by the Company.
(4)	Represents consulting accrued to Mr. Banzhaf.
(5)	Represents $1,500 of health care allowance paid by the company and $13,117 for Company car.

We have no pension, health, annuity, bonus, insurance, stock option, profit sharing or similar benefit plans.

Employment Agreements

We entered into an employment agreement, dated March 5, 2014, with Timothy Hassett to serve as our Chief Executive Officer for an initial annual salary of $210,000, to be paid in equal monthly installments. If the Company is cash flow positive for three consecutive months, the monthly compensation will increase to $25,000 per month. If the Company maintains profitability for four consecutive quarters, the monthly compensation will increase to $30,000 per month. The Company also agreed to reimburse Mr. Hassett for his healthcare costs until the Company adopts a healthcare plan. If Mr. Hassett's employment is terminated without cause, he will be entitled to severance in the amount of two years' salary in effect at such time to be paid by the Company in one payment or in four equal installments at the end of each quarter following termination, at the Company's discretion. Such severance obligation shall accelerate and become immediately payable upon change of control of the Company. The Company will also pay any excise tax on Mr. Hassett's behalf that may be triggered under the Internal Revenue Code as a result. Mr. Hassett will not compete with the Company during the term of the agreement.

We entered into an employment agreement, dated February 10, 2014, with Mark Hodowanec to serve as our Chief Technical Officer for an initial annual salary of $175,000, to be paid in equal monthly installments. Mr. Hodowanec's annual salary shall be increased to $210,000 upon commercialization of the 25/50 kW mobile generators; to $240,000 upon the Company generating $100,000 in revenues or $1,000,000 in new financing; to $300,000 upon the Company achieving profitability; and to $360,000 upon the Company maintaining profitability for four consecutive quarters. The Company also agreed to reimburse Mr. Hodowanec for his healthcare costs until the Company adopts a healthcare plan. If Mr. Hodowanec's employment is terminated without cause, he will be entitled to severance in the amount of two years' salary in effect at such time to be paid by the Company in one payment or in four equal installments at the end of each quarter following termination, at the Company's discretion. Such severance obligation shall accelerate and become immediately payable upon change of control of the Company. The Company will also pay any excise tax on Mr. Hodowanec's behalf that may be triggered under the Internal Revenue Code as a result. Mr. Hodowanec will not compete with the Company during the term of the agreement.

We entered into an employment agreement, dated March 31, 2012, with Theodore Banzhaf to serve as our President. Prior to raising $3.5 million for the Company, Mr. Banzhaf's compensation will be $1 per month and $20,000 per month subsequent to raising $3.5 million. If Mr. Banzhaf's employment is terminated without cause, he will be entitled to severance equal to one month's salary for each three months of employment, but not less than six nor more than twelve months' salary. Subsequent to raising $3.5 million, Mr. Banzhaf will also be eligible for quarterly cash and equity bonuses, at the board of director's discretion. Mr. Banzhaf was granted an option to purchase 5,000,000 shares of the Company's common stock when the common stock trades at certain milestone prices or upon a change of control of the Company.

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Consulting Agreements

We entered into a consulting agreement with Summit in April 2011 for services provided by Quentin Ponder to the Company for a consulting fee of $5,000 per month which fee was increased to $7,500 per month effective January 1, 2012. During 2012, Mr. Ponder agreed to forgo four months' payment under the consulting agreement due to the financial condition of the Company. Mr. Ponder was paid $7,500 per month from January 2013 through July 2013 and accrued $2,500 during those months (except for the first month in which he accrued $1,250) and was paid $10,000 per month from August 2013 through April 2014 and was paid $12,000 per month from May 2014 through December 2014.

We entered into a consulting agreement with Timothy Hassett in April 2011 pursuant to which he received $5,000 per month which consulting fee was increased to $10,000 per month effective January 1, 2012. During 2012, Mr. Hassett agreed to forgo four months' payment on the agreement due to the financial condition of the Company. Mr. Hassett was paid $10,000 per month from January 2013 through July 2013 and accrued $3,500 during those months (except for the first month in which he accrued $1,750) and was paid $13,500 per month from August 2013 through October 2013. Such consulting agreement terminated on November 1, 2013, the date Mr. Hassett became a full-time, salaried employee of the Company.

On May 1, 2012, we entered into a consulting agreement with Bibb Productions & Consulting for Judson Bibb's services for a monthly consulting fee of $6,000 conditional upon the financial ability of the Company. Mr. Bibb's monthly consulting fee under this agreement was accrued but unpaid from May 2012 through April 2013 and was paid to Mr. Bibb for the months of May, June, July and August 2013. Such consulting agreement terminated on January 1, 2014, the date Mr. Bibb became a full-time, salaried employee of the Company and was paid $8,000 per month

Outstanding Equity Awards

The table below reflects all outstanding equity awards made to any named executive officer that were outstanding at December 31, 2014.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

	Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised	Option	Option
		Options (#)	Options (#)	Exercise	Expiration
Name	Grant Date	Exercisable	Unexercisable	Price ($)	Date

Timothy Hassett	3/31/14	1,000,000	--	2.00	(2)
Theodore Banzhaf(1)	3/29/12	1,000,000	4,000,000	--	(1)
	3/31/14	1,000,000	--	2.00	(2)
Judson Bibb	3/31/14	2,000,000	--	2.00	(2)

______________

(1)

Represents five options to purchase 1,000,000 shares each at such time as our common stock trades at $2.00, $3.00, $5.00, $7.50 and $10.00 for 20 consecutive days while Mr. Banzhaf serves as President and for one year following Mr. Banzhaf's termination without cause. Exercise prices of these options will be equal to the closing price of the Company's stock on the date the option vests. On March 31, 2014, the Board amended Mr. Banzhaf's options to provide for cashless exercise and for the stock price milestones to be: $1.50, $1.75, $2.00, $2.25 and $2.50 in lieu of the milestone prices of $2.00, $3.00, $5.00, $7.50 and $10.00. As of December 31, 2015, 1,000,000 of such options have vested. Also includes an option to purchase 1,000,000 at $2.00 per share, which are currently exercisable.

(2)	No expiration date.

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Management has agreed not to exercise their stock options until the authorized number of shares of the Company has been increased.

Compensation of Officers

On February 20, 2013, the Board approved the following compensation for its officers: (i) $13,500 per month for Timothy Hassett, as Chief Executive Officer, (ii) $10,000 per month for Quentin Ponder, as Chief Financial Officer and Treasurer, (iii) $12,500 per month for Theodore Banzhaf, as President, (iv) $14,500 per month for a still undesignated Chief Technical Officer and (v) $8,000 per month for Judson Bibb, as Vice-President and Secretary. Such compensation accrued commencing January 15, 2013 until July 2013 when the Company raised $1 million.

On February 20, 2013, the Board also approved increased compensation if and when the Company achieves certain milestones as follows: (1) generating $1 million in additional funding, (2) generating $100,000 in revenue or an additional $1 million in funding, (3) achieving profitability (being cash flow positive for three consecutive months) and (4) maintaining profitability for four consecutive quarters. With the achievement of the first milestone, the compensation for the President and the Chief Technical Officer will increase to $17,500 per month. With the achievement of the second milestone, the compensation for the Chief Executive Officer shall increase to $17,500 per month, the compensation for the Chief Financial Officer and Treasurer shall increase to $12,000 per month, the compensation for the President and the Chief Technical Officer shall increase to $20,000 per month, and the compensation for the Vice President and Secretary shall increase to $10,000 per month. With the achievement of the third milestone, the compensation for the Chief Executive Officer shall increase to $25,000 per month, the compensation for the Chief Financial Officer and Treasurer shall increase to $18,000 per month, the compensation for the President shall increase to $24,000 per month, the compensation for the Chief Technical Officer shall increase to $25,000 per month, and the compensation for the Vice President and Secretary shall increase to $12,000 per month. With the achievement of the fourth milestone, the compensation for the Chief Executive Officer shall increase to $30,000 per month, the compensation for the Chief Financial Officer and Treasurer shall increase to $24,000 per month, the compensation for the President shall increase to $29,000 per month, the compensation for the Chief Technical Officer shall increase to $30,000 per month, and the compensation for the Vice President and Secretary shall increase to $15,000 per month.

In addition, the Board authorized the Chief Executive Officer to make quarterly bonuses of $50,000 and/or 50,000 shares of, or options for Common Stock available for each officer in addition to performance payments from 5% of the Company's net income to be given for individual contributions, such as the awarding of patents or the signing of major customer contracts.

The Board also approved the decrease in the exercise price of the five outstanding options to purchase 1,000,000 shares held by Theodore Banzhaf, and to provide for cashless exercise of these options. The milestone stock prices were reduced to $2.00, $3.00, $4.00, $4.50 and $5.00 for 20 consecutive trading days each. These milestone stock prices had been changed from $2.00, $3.00, $5.00, $7.50 and $10.00. Once the stock has traded at these prices for 20 consecutive trading days, Mr. Banzhaf has the right to exercise an option to purchase 1,000,000 shares of common stock at each milestone stock price. These options expire one year after Mr. Banzhaf has been terminated without cause.

On March 24, 2013, the Company and Theodore Banzhaf signed an agreement rescinding the decrease in the milestone price of the five options to purchase 1,000,000 shares as well as the cashless exercise thereof.

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On March 31, 2014, the Board amended Mr. Banzhaf's options to provide for cashless exercise and for the stock price milestones to be: $1.50, $1.75, $2.00, $2.25 and $2.50 in lieu of the current milestone prices of $2.00, $3.00, $5.00, $7.50 and $10.00.

On March 31, 2014, the Board approved the grant of options to Judson Bibb to purchase 2,000,000 shares of common stock at an exercise price of $2.00 per share and the grant of options to purchase 1,000,000 shares of common stock at $2.00 per share to each of Messrs. Hassett, Hodowanec and Banzhaf.

Director Compensation

The Company has not yet established a compensation plan for its directors. Consequently, none of our directors received compensation for services rendered in their capacities as directors. However, Messrs. Hassett, Ponder and Bibb were compensated for services rendered in their capacities as officers of the Company. No arrangements are presently in place regarding compensation to directors for their services as directors.

In 2011, Judson Bibb received a gift of 5,000,000 shares from Phoenix Productions and Entertainment Group, LLC ("PPEG"). For accounting purposes, the shares are being classified as compensation. The shares were subsequently returned on April 13, 2012 and no financial benefit was accrued.

On February 20, 2013, the Board granted Judson Bibb an option to purchase 2,000,000 shares of common stock, at a purchase price of par value, or $0.001 per share. The option was not exercised and on March 21, 2013, the Company and Judson Bibb signed an agreement rescinding such option grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of September 15, 2015, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our named executive officers and directors (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder's address is c/o HPEV, Inc., 8875 Hidden River Parkway, Suite 300, Tampa, Florida 33637.

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The percentages below are calculated based on 67,464,789 shares of common stock issued and outstanding and 136 shares of Preferred Stock (each share of Preferred Stock has voting rights of 50,000 shares of common stock) on September 15, 2015.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage

5% or Greater Stockholders Spirit Bear Limited (1) 1470 First Avenue, No. 4a New York, NY 10075	13,314,970	(2)	16 .51%

Mark Hodowanec	7,100,000	(3)	10.37%

Directors and named executive officers

Timothy Hassett	6,776,500	(4)(5)	9.90%

Quentin Ponder	2,000,000		2.96%

Theodore Banzhaf	6,030,000	(4)(6)	8.21%

Judson Bibb	2,217,400	(7)	3.20%

Christopher McKee	444,444	(8)	*

Richard J. “Dick” Schul	200,000	(9)	*

Donald Bowman	250,000	(10)	*

Daniel C. Ustian	444,444	(11)	*

All executive officers and directors as a group (9 persons)(12)	25,462,788		32.49%

______________

* less than 1%

(1)	Jay Palmer, President of Spirit Bear, has sole voting and disposition power over shares held by Spirit Bear.
(2)

Includes (i) 114,970 shares of common stock, (ii) 6,80 0,000 shares of common stock underlying 136 shares of Preferred Stock (having voting rights to 50,000 shares of common stock for each share of Preferred Stock) and (iii) currently exercisable warrants to purchase an aggregate of 6,400,000 shares of common stock.

(3)	Includes options to purchase 1,000,000 shares of common stock at $2.00 per share.
(4)

On February 19, 2013, Mr. Banzhaf granted a proxy to Timothy Hassett with respect to all his voting rights for any shares of common stock owned by Mr. Banzhaf and with respect to an aggregate of 5,000,000 shares of common stock subject to currently exercisable stock options at certain stock price milestones. The 5,000,000 options granted to Mr. Banzhaf subject to said proxy are not included in the amount of shares indicated above for Mr. Hassett.

(5)	Includes options to purchase 1,000,000 shares of common stock at $2.00 per share. Does not include an aggregate of 90,000 shares held by Mr. Hassett's minor children.
(6)

Includes five options to purchase 1,000,000 shares each at such time as our common stock trades at $2,00, $3.00, $5.00, $7.50 and $10.00 for 20 consecutive days while Mr. Banzhaf serves as President and one year following a termination of Mr. Banzhaf without cause. Exercise prices of these options will be equal to the closing price of the Company's stock on the date the option vests. On March 31, 2014, the Board amended Mr. Banzhaf's options to provide for cashless exercise and for the stock price milestones to be: $1.50, $1.75, $2.00, $2.25 and $2.50 in lieu of the current milestone prices of $2.00, $3.00, $5.00, $7.50 and $10.00. Also includes options to purchase 1,000,000 shares of common stock at $2.00 per share.

(7)	Includes options to purchase 2,000,000 shares of common stock at $2.00 per share.
(8)	Includes a currently exercisable warrant to purchase 222,222 shares of common stock at $0.45 per share.
(9)	Represents a currently exercisable warrant to purchase 200,000 shares of common st ock at $0. 50 per share.
(10)	Represents a currently exercisable warrant to purchase 250,000 shares of common stock at $0.60 per share.
(11)	Includes a currently exercisable warrant to purchase 222,222 shares of common stock at $0.80 per share.
(12)	Includes Mark Hodowanec, Chief Technology Officer.

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Change-in-Control Agreements

The Company does not have any change-in-control agreements with any of its executive officers, except that severance payments, if any, to which Messrs. Hodowanec and Hassett may be entitled under their employment agreements as described above in "Employment Agreements", accelerate in the event of a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

Certain Relationships and Related Transactions

On April 12, 2011, Judson Bibb, our Secretary and a director, provided an interest-free loan to the Company in the amount of $22,910 which remains outstanding.

On February 20, 2013, the Board at that time, consisting of Messrs. Hassett, Ponder and Bibb, approved the following compensation for its officers: (i) $13,500 per month for Timothy Hassett, as Chief Executive Officer, (ii) $10,000 per month for Quentin Ponder, as Chief Financial Officer and Treasurer, (iii) $12,500 per month for Theodore Banzhaf, as President, (iv) $14,500 per month for a still undesignated Chief Technical Officer and (v) $8,000 per month for Judson Bibb, as Vice President and Secretary. Such compensation accrues commencing January 15, 2013 but will not be paid until the Company raises $1,000,000. As of July 24, 2013, the Company raised $1,000,000.

On February 20, 2013, the Board also approved increased compensation if and when the Company achieves the following milestones: (1) generating $1 million in additional funding, (2) generating $100,000 in revenue or an additional $1 million in funding, (3) achieving profitability (being cash flow positive for three consecutive months) and (4) maintaining profitability for four consecutive quarters. With the achievement of the first milestone, the compensation for the President and the Chief Technical Officer will increase to $17,500 per month. With the achievement of the second milestone, the compensation for the Chief Executive Officer shall increase to $17,500 per month, the compensation for the Chief Financial Officer and Treasurer shall increase to $12,000 per month, the compensation for the President and the Chief Technical Officer shall increase to $20,000 per month, and the compensation for the Vice President and Secretary will increase to $10,000 per month. With the achievement of the third milestone, the compensation for the Chief Executive Officer will increase to $25,000 per month, the compensation for the Chief Financial Officer and Treasurer will increase to $18,000 per month, the compensation for the President will increase to $24,000 per month, the compensation for the Chief Technical Officer will increase to $25,000 per month, and the compensation for the Vice President and Secretary will increase to $12,000 per month. With the achievement of the fourth milestone, the compensation for the Chief Executive Officer will increase to $30,000 per month, the compensation for the Chief Financial Officer and Treasurer will increase to $24,000 per month, the compensation for the President will increase to $29,000 per month, the compensation for the Chief Technical Officer will increase to $30,000 per month, and the compensation for the Vice President and Secretary will increase to $15,000 per month.

The Board also authorized the Chief Executive Officer to make quarterly bonuses of $50,000 and/or 50,000 shares of, or options for common stock available for each officer in addition to performance payments from 5% of the Company's net income to be given for individual contributions, such as the awarding of patents or the signing of major customer contracts.

In addition on February 20, 2013, the Board approved the decrease in the exercise price of the five outstanding options to purchase 1,000,000 shares held by Theodore Banzhaf, our President, and to provide for cashless exercise of these options. The milestone stock prices were reduced to $2.00, $3.00, $4.00, $4.50 and $5.00 for 20 consecutive trading days each. These milestone stock prices had been changed from $2.00, $3.00, $5.00, $7.50 and $10.00. Once the stock has traded at these prices for 20 consecutive trading days, Mr. Banzhaf has the right to exercise an option to purchase 1,000,000 shares of common stock at each milestone stock price. These options expire one year after Mr. Banzhaf has been terminated without cause. On March 24, 2013, the Company and Theodore Banzhaf signed an agreement rescinding the decrease in the milestone price of the five options to purchase 1,000,000 shares as well as the cashless exercise thereof.

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On February 20, 2013, the Board also granted Judson Bibb an option to purchase 2,000,000 shares of common stock, at a purchase price of par value, or $0.001 per share. The options expire one year after Mr. Bibb has been terminated without cause. The options can be exercised on a cashless basis. On March 21, 2013 Judson Bibb signed an agreement rescinding the option grant.

In January 2013, Quentin Ponder, our Chief Financial Officer and a director, was repaid $12,100 on an interest-free unsecured loan made to the Company in 2012.

On March 24, 2013, the Company and Theodore Banzhaf signed an agreement rescinding the decrease in the milestone price of the five options to purchase 1,000,000 shares as well as the cashless exercise thereof.

As of July 24, 2013, the Company had raised $1 million. Therefore, as per the board resolution passed on February 20, 2013, Mr. Hassett consulting fee increased to $13,500 a month, Mr. Banzhaf's increased to $12,500 a month, Mr. Ponder's increased to $10,000 a month and Mr. Bibb's increased to $8,000 a month. As noted above, the accruals began on January 15, 2013. The validity of the compensation is an issue in the pending litigation with Spirit Bear at described above in Legal Proceedings.

On March 14, 2014, a five-year warrant to purchase 400,000 shares of common stock at an exercise price of $0.60 was issued to Paul Hodowanec, the brother of Mark Hodowanec, our Chief Technical Officer, for business development services provided to the Company. The warrant may be exercised on a cashless basis.

On March 24, 2013, the Company and Theodore Banzhaf signed an agreement rescinding the decrease in the milestone price of the five options to purchase 1,000,000 shares as well as the cashless exercise thereof.

On March 31, 2014, the Board amended Mr. Banzhaf's options to provide for cashless exercise and for the stock price milestones to be: $1.50, $1.75, $2.00, $2.25 and $2.50 in lieu of the current milestone prices of $2.00, $3.00, $5.00, $7.50 and $10.00.

On March 31, 2014, the Board approved the grant of options to Judson Bibb to purchase 2,000,000 shares of common stock at an exercise price of $2.00 per share and the grant of options to purchase 1,000,000 shares of common stock at $2.00 per share to each of Messrs. Hassett, Hodowanec and Banzhaf.

UPT leases its Largo, Florida premises from Dennis Campbell, the managing member of PGC, a significant contractor running our UPT operations, under the Largo Lease for $2,140 per month. The current lease term commenced on July 1, 2014, expires on June 30, 2017 and is renewable for two additional 36-month terms, subject to rent adjustments.

In May 2014, Alfred Cullere, a selling stockholder, and 5% owner of UPT, made advanced payments to us of an aggregate of $400,000 by companies controlled by Mr. Cullere on purchase orders that have not yet been fulfilled by the Company.

On July 1, 2014, we issued PGC, our independent contractor for UPT operations, (i) a three-year (commencing upon vesting) cashless warrant to purchase an aggregate of 1,530,000 shares of common stock exercisable at $1,00 per share that become exercisable ratably upon reaching incremental revenues of $3,000,000 (from MG product sales which result from the efforts of Dennis Campbell and PGC) with a total target revenue of $100,000,000 and (ii) a three-year cashless warrant to purchase an aggregate of 720,000 shares of common stock at an exercise price of $1.00 that become exercisable ratably on a quarterly basis; and (iii) 500,000 shares of our common stock that vest upon reaching revenues of $100,000,000 or upon sale of the Company.

On December 31, 2013, we issued to Christopher McKee, a director, a three-year warrant to purchase 200,000 shares of common stock at an exercise price of $0.80 per share for serving on the Compa n y’s Board of A dvisors .

O n April 29, 2015 we issued Mr. McKee, a director, purchased 222,222 shares of common stock and a five-year warrant to purchase 222,222 shares of common stock at an exercise price of $0 .57 per share. We received $100,000 for the sale of such securities.

On December 31, 2013, we issued to Richard Schul, a director, a three-year warrant to purchase 200,000 shares of common stock at an exercise price of $0. 5 0 per share for serving on the Company’s Board of Advisors.

On March 14, 2014, we issued a five-year warrant to purchase 250,000 shares of common stock at an exercise price of $0.60 to Donald Bowman, a director, for services provided to the Company.

  On September 10, 201 4 , we issued to Daniel Ustian , a director, a three-year warrant to purchase 200,000 shares of common stock at an exercise price of $0.80 per share for serving on the Company’s Board of Advisors.

On May 1, 2015 we issued Mr. Ustian , a director, purchased 222,222 shares of common stock and a five-year warrant to purchase 222,222 shares of common stock at an exercise price of $0. 57 per share. We received $100,000 for the sale of such securities.

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Spirit Bear Limited

On December 14, 2012, the Company entered into the SPA with Spirit Bear pursuant to which it sold to Spirit Bear (i) 200 shares of the Company's Preferred Stock and (ii) warrants to purchase an aggregate of 2,000,000 shares of the Company's common stock at an exercise price of $0.35 per share, 2,000,000 shares of the Company's common stock at an exercise price of $0.50 per share, and 2,000,000 shares of the Company's common stock at an exercise of $0.75 per share, each subject to adjustment as provided in the warrant. The aggregate purchase price for the Preferred Stock and warrants was $500,000, of which $313,777.62 was paid in cash and $186,222.38 was paid by cancelation of $186,222.38 in outstanding indebtedness held by Spirit Bear. The warrants may be exercised on a cashless basis.

The Company and Spirit Bear also entered into the Registration Rights Agreement, dated December 14, 2012, pursuant to which the Company is obligated to file a registration statement to register the shares issuable upon conversion of the preferred stock and the shares issuable upon the exercise of the warrants held by it. Each share of the Preferred Stock was initially convertible into 20,000 shares of Company's common stock at a conversion price of $2,500 per share. The holders of the Preferred Stock are entitled to be paid prior and in preference to any payment or distribution of any available funds and assets on any shares of common stock, an amount per share equal to a liquidation price of $2,500 per share of the Preferred Stock.

Pursuant to the SPA, as amended on April 12, 2013, the Company shall have the option to require Spirit Bear to purchase up to an additional 200 shares of Preferred Stock and associated warrants in the event that written certification from a federally licensed testing facility reasonably acceptable to Spirit Bear, evidencing that three motors or alternators or two motors and one AMP system incorporating the Company's technology have been comprehensively tested in accordance with applicable NEMA, ANSI and IEEE standards and that the results of these tests meet or exceed the minimum requirements for certification under those standards; that those same motors, alternators and/or system incorporating the Company's technology have passed tests with respect to (i) IEEE 112 in Methods E, E1, F or F1 with a maximum horsepower of 4,000 for F or F1, (ii) sound pressure testing to IEEE 85 and NEMA MG1 20 standards, (iii) bearing temperature testing, (iv) speed versus torque/current testing, (v) polarization index testing per IEEE 45 standards, and (vi) IEEE 112 Method B for full efficiency; and that testing evidences an improvement in power density of at least 12%) compared to the same motor or alternator not incorporating the technology. In the event the Company shall not have received such certification by December 14, 2013, Spirit Bear has a 12 month option, to purchase an additional 200 shares of Preferred Stock and associated warrants. On December 13, 2013 Spirit Bear and its counsel were advised that since the results of the testing of the Company's technology met or exceeded the minimum requirements as provided, Spirit Bear no longer has such option.

On October 5, 2013, the Company issued Spirit Bear a warrant to purchase up to 500,000 shares of common stock at an exercise price of $0.35 per share as a result of the Company not maintaining an effective registration statement for Spirit Bear's securities.

U.S. District Court Action, District of Nevada

On August 16, 2013, the Company received a Demand for Documents and Demand to Cease and Assist from Nevada counsel representing Spirit Bear and Jay Palmer, a former director and one of the three directors of the Company who was appointed by Spirit Bear. Such notice required the Company to provide Mr. Palmer all books and records regarding all equity or debt issued by the Company since January 1, 2013 and an accounting of all compensation disbursed to Company executive officers since such date. Spirit Bear contends that management of the Company issued equity or debt without authority, and established compensation levels for the Company's officers and paid salaries to its officers in violation of its agreements with Spirit Bear and the Company's public filings.

On August 27, 2013, the Company filed a complaint in the United States District Court against Spirit Bear, Jay Palmer, and the two other former directors and Spirit Bear Board appointees, Carrie Dwyer and Donica Holt (Case 2:13-cv-01548) (the "Lawsuit") seeking judicial declaration that the Board resolutions from February 2013 authorizing the compensation of management and the issuance of debt and equity is valid and that the defendants are bound by the Settlement Agreement, dated April 12, 2013. The defendants have indicated that they will seek indemnification from the Company as a result of the Company initiating the Lawsuit. On October 9, 2013, the Company filed a First Amended Complaint which dismissed, without prejudice, Mr. Palmer, Mrs. Dwyer and Holt from the Lawsuit. On October 28, 2013, Spirit Bear responded to the Company's First Amended Complaint and asserted derivative third-party claims in the Lawsuit on behalf of HPEV ("Third Party Lawsuit) against Timothy Hassett, Theodore Banzhaf, Quentin Ponder, Judson Bibb and Mark Hodowanec ("Third Party Defendants").

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Spirit Bear contests the validity of the Company issuing common stock in connection with the capital raises described herein commencing on May 17, 2013, as well as the compensation taken or accrued by the Company's management pursuant to the February 20, 2013 resolutions passed by the Board of Directors, consisting at that time of Messrs. Hassett, Ponder and Bibb. Such disputes are currently pending in the Lawsuit.

On September 16, 2013, Jay Palmer brought an emergency petition for a writ ordering the Company to allow him to inspect the books and records of the Company. On October 1, 2013 the court granted Mr. Palmer the right to inspect the books and records regarding (a) all equity or debt issued by Company management since January 1, 2013 and (b) all compensation disbursed to the Company's executive officers since January 1, 2013, with an accounting of disbursements. On October 16, 2013, the Company received a letter from counsel to Spirit Bear identifying twenty five (25) categories of documents to be produced for Mr. Palmer's review. Company's counsel responded to this letter on November 8, 2013, and has yet to hear any response in connection with Mr. Palmer's emergency petition and no inspection of books and records has occurred or is currently scheduled.

On October 15, 2013, the Company filed an Emergency Motion for Partial Summary Judgment on its claim for Declaratory Relief in the Lawsuit in an effort to streamline the litigation as delay could have a negative impact on the business, including meeting contractual milestones by December 14, 2013. In the Motion, the Company sought a declaration that the resolutions are valid, the Company's capital raises are authorized and the settlement agreement signed with Spirit Bear on April 14, 2013 is valid and enforceable. Spirit Bear opposed the Company's Motion for Partial Summary Judgment. Among other things, Defendant Spirit Bear objected to the Company's designation of its Motion as a purported "emergency" because it improperly denied Spirit Bear the opportunity to respond to the Company's amended complaint, conduct discovery and investigate the Company's claims. By Order filed August 5, 2014, the Court found that genuine issues of material fact exist on the issues raised in the Motion and, on that basis, denied the Motion.

On January 22, 2014 Spirit Bear's counsel filed a motion to withdraw from representing Spirit Bear in the Lawsuit and Third Party Lawsuit. That Motion was granted on February 11, 2014. Spirit Bear was granted fourteen days to retain new counsel. That deadline was later extended by the Court. On March 13, 2014, new counsel for Spirit Bear filed a Notice of Appearance with the Court.

Also, on February 7, 2014, the Clerk of the Court filed a Notice that Spirit Bear's Third Party Lawsuit would be dismissed on March 9, 2014 unless Spirit Bear filed Proof of Service of their Summons and Complaint upon Third Party Defendants by that date. Spirit Bear's time for service was later extended to March 24, 2014. The Company believes that service of all the Third Party Defendants except Theodore Banzhaf occurred prior to March 2014 and Spirit Bear sought additional time to serve Mr. Banzhaf. A return of service was filed with the Court on May 5, 2014 asserting that Mr. Banzhaf was served on April 28, 2014.

On April 7, 2014, the Third Party Defendants, except Mr. Banzhaf who had not yet been served, filed a Motion to Dismiss the Third Party Complaint for, among other things, lack of personal jurisdiction and failure to state a claim upon which relief may be granted. Spirit Bear has opposed the Motion to Dismiss. On May 19, 2014, Mr. Banzhaf joined in the Motion to Dismiss. By Order dated June 26, 2014, the Court granted Spirit Bear's Motion to Amend its Answer, Third Party Complaint and Counterclaims (see below). The Court stated that it would "treat HPEV's motion [to dismiss] as a challenge to the newly amended third-party complaint and issue a separate order on that motion." By Order dated November 21, 2015, the Court granted the Motion to Dismiss as to Defendant Mark Hodowanec and denied it with respect to the other Defendants.

Also on April 7, 2014, Spirit Bear filed an Emergency Motion for a Preliminary Injunction which seeks an Order from the Court requiring the Company to maintain an effective registration statement with the SEC applicable to the HPEV securities that Spirit Bear previously acquired. The Company has opposed the Motion for Preliminary Injunction. By Order dated August 5, 2014, the Court denied Spirit Bear's Motion for Preliminary Injunction.

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On May 5, 2014, Spirit Bear filed a Motion for Leave to Amend its Answer to First Amended Complaint and Verified Derivative Counter & Third Party Claim. The Company opposed this Motion. However, by Order dated June 26, 2014, the Court granted Spirit Bear's Motion to Amend and on June 27, 2014, Spirit Bear filed its Amended Answer to First Amended Complaint; Amended Verified Derivative Counter and Third-Party Claim; and Verified Counterclaim. The Amended Counterclaim sets forth various causes of action against the Company including Breach of the SPA, Breach of the Implied Covenant of Good Faith and Fair Dealing with respect to the SPA, Breach of the Registration Rights Agreement, Breach of the Implied Covenant of Good Faith and Fair Dealing with respect to the Registration Rights Agreement, Conversion, Declaratory Relief seeking a declaration that (a) Spirit Bear's three designees to the Board (i.e. Palmer, Dwyer and Holt) remain holdover directors of the Company until their successors are elected, (b) every action taken by the Board since the annual meeting is not valid, (c) the Lincoln Park Registration Statement is not valid, (d) every action to be taken by the Board in the future is invalid, and (e).the amendment to HPEV's Bylaws from plurality voting to majority voting and the election of directors that occurred at the annual meeting was improper and invalid. The Company filed a Motion to Dismiss the Amended Counterclaim. By Order dated November 26, 2014, the Court denied the Company's Motion to Dismiss.

On May 12, 2014, Spirit Bear filed a Motion to Strike New Arguments Contained in the Reply to Spirit Bear's Opposition to Motion to Dismiss Third-Party Defendants. The Company opposed the Motion. By Order dated November 21, 2015, the Court denied Spirit Bear's Motion to Strike New Arguments. On June 13, 2014, Spirit Bear filed an Emergency Motion for Hearing Spirit Bear's Emergency Motion for a Federal Rule of Civil Procedure 16(a) Status Conference. This Motion essentially sought an order from the Court for a hearing to attempt to expedite a decision of Spirit Bear's Motion to Amend its Answer and Counterclaim. The Company opposed the Motion. Since the Court granted Spirit Bear's Motion to Amend by Order dated June 26, 2014, it denied the Motion for Hearing as moot.

On June 19, 2014, the Company filed two Motions as follows: (1) Motion for Leave to File Supplemental Points and Authorities to Opposition to Motion for Preliminary Injunction and (2) Motion to Supplement Opposition to Motion to Amend-Correct Complaint Re [39] Answer to Amended Complaint, Third Party Complaint, Counterclaim. The basis of these motions is that the Company obtained new information since it filed its oppositions to the two motions that it believes the Court should consider. Inasmuch as the Court granted Spirit Bear's Motion to Amend its Answer on June 26, 2014, it denied, as moot, the Company's Motion to Supplement Opposition to Motion to Amend-Correct Complaint Re [39] Answer to Amended Complaint, Third Party Complaint, Counterclaim. Inasmuch as the Court denied Spirit Bear's Motion for Preliminary Injunction, it denied as moot he Company's Motion for Leave to File Supplemental Points and Authorities to Opposition to Motion for Preliminary Injunction.

On July 8, 2014, Spirit Bear filed a Motion for Partial Summary Judgment regarding the composition of the Company's Board of Directors. The Motion sought an Order from the Court declaring that HPEV's Board is and has been comprised of six directors since March 6, 2013, which includes Timothy Hassett, Quentin Ponder and Judson Bibb (the "Management Directors") and the Spirit Bear Directors. The Company opposed this Motion. By Order dated November 26, 2014, the Court granted Spirit Bear's Motion, in part, granting a partial declaratory judgment in favor of Spirit Bear declaring that Jay Palmer, Carrie Dwyer, and Donica Holt remained holdover director on the Company's board despite the January 2014 director election wherein they failed to receive a majority vote of the shareholders.

On January 28, 2015, the Company and its Management Directors entered into a comprehensive settlement agreement with Spirit Bear and its affiliates and assignees which, upon the purchase by the Company or its designee of certain specified securities held by Spirit Bear on a date and at an amount specified in the agreement, would permanently resolve, settle, dismiss, and release all actual and potential claims among them (except for breaches under the settlement agreement itself, if any were to arise) without liability therefor. Section 2.6 of the January 28 settlement agreement provides, in relevant part, that "any portion of public filings with the SEC addressing this settlement . . . shall require the approval of a majority of the voting members of the HPEV Board of Directors . . . ." Attached to the January 28 settlement agreement was a Derivative Action Settlement Agreement related to shareholder derivative claims filed by Spirit Bear against the Management Directors in the matter styled HPEV, Inc. v. Spirit Bear Limited, No. 13-cv-01548 (JAD) (GWF) (D. Nev.). As indicated in the Derivative Action Settlement Agreement the parties agreed, subject to receiving Court approval, to settle the derivative action filed by Spirit Bear against the Management Directors. The Court has given preliminary approval to the settlement of the derivative lawsuit, approved a Notice to Shareholders, and set April 30, 2015 as the deadline for filing any objections to the derivative suit settlement agreement. A complete and accurate copy of the fully executed January 28 settlement agreement, including a complete and accurate copy of the fully executed Derivative Action Settlement Agreement, was filed with the Securities and Exchange Commission as an attachment to the Schedule 13D/A filed by Spirit Bear on March 13, 2015. The Schedule 13D/A filing was not approved by a majority of the voting members of the Company's Board of Directors. No objection having been made to the Notice of Shareholde r s by the response deadline, the Company , in consultation with Spirit Bear, filed on September 4, 2015 an Unopposed Motion to Set Fairness Hearing Re: Derivative Lawsuit Settlement.

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SEC Subpoena

On September 18, 2013, separate and distinct from the Lawsuit discussed above, the Securities and Exchange Commission served the Company with a subpoena entitled In the Matter of HPEV, Inc. The subpoena requested documents relating to several matters, including Spirit Bear, Robert Olins and all of their respective affiliates. Although the company has not heard anything further concerning the investigation, the Company continues to comply with the subpoena, providing documents in its possession to the SEC on a rolling basis.

New York Special Proceeding

On May 6, 2014, Timothy Hassett initiated a New York Special Proceeding on behalf of HPEV, captioned Hassett v. Palmer (Case No. 14-004473), in which Hassett sought to compel Palmer, Dwyer and Holt to produce and submit for inspection and examination, the corporate books, records and other HPEV related documents, that Palmer, Dwyer and Holt have in their possession. Palmer, Dwyer, and Holt opposed Hassett's request and moved to dismiss the New York proceeding on July 2, 2014.

Nevada Indemnification Case

On July 9, 2014, Jay Palmer, Carrier Dwyer, and Donica Holt filed a complaint against HPEV in the Clark County District Court of Nevada (Case: A-14-703641-B), titled Palmer, et. al. v. HPEV, seeking indemnification and advancement of attorney's fees related to the New York Special Proceeding, captioned Hassett v. Palmer (Case No. 14-004473).

On October 2, 2014, the Court entered an order granting HPEV's Motion to Dismiss Palmer, et. al. v. HPEV (Case: A-14-703641-B), finding that Palmer, Dwyer, and Holt's request for indemnification and advancement of fees was not ripe for adjudication.

U.S. District Court, District of New York

On September 25, 2014, HPEV filed a complaint against Spirit Bear, Jay Palmer and Robert Olins in the United States District Court for the Eastern District of New York (Case 14-CV-5619) (the "EDNY Action").

HPEV voluntarily dismissed the EDNY Action and re-filed its claims in the United States District Court for the Southern District of New York (Case No. 14-CV-9175) (the "SDNY Action") to accommodate the defendants' concerns regarding venue. The SDNY Action includes claims for: rescission of an August 2012 Note and Warrant Purchase Agreement on grounds of duress and fraud in the inducement; rescission of the SPA on grounds of duress, fraud in the inducement, illegality, and negligent misrepresentation; rescission of the April 2013 settlement agreement with us based on duress, and fraud in the inducement; breach of the April 2013 Settlement Agreement; breach of the covenant of good faith and fair dealing; and damages against Spirit Bear, Palmer and Olins for federal securities fraud and Nevada Securities fraud, as well as personal liability against Palmer and Olins for injury caused by Spirit Bear for the aforementioned causes of action. On January 29, 2015, all parties notified the court of the January 28, 2015 settlement agreement and requested a stay of all proceedings, which request was granted on February 3, 2015. The parties filed a stipulation of dismissal on June 1, 2015, and the Court entered an Order dismissing the action on June 2, 2015.

On October 30, 2014, Manhattan Transfer Registrar Company filed an interpleader action in the United States District Court for the Eastern District of New York (Case No. 2:14-CV-6418) (the "Interpleader Action"), based in part on issues raised in the EDNY Action. The Interpleader Action was not dismissed or transferred following HPEV's filing of the SDNY Action. The Interpleader Action names as defendants HPEV and Michael Kahn, an individual, and seeks guidance from the Court regarding the defendants' rights concerning certain disputed shares of HPEV. On February 11, 2015, all parties to the Interpleader Action notified the Court of the January 28, 2015 settlement agreement and requested a stay of all proceedings. The Court granted a 60-day stay on February 13, 2015.  The parties filed a stipulat ion of dismissal on June 12, 2015, and the Court entered an Order dismissing the action on June 16, 2015.

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Spirit Bear Settlement

We entered into a Settlement and Release Agreement, effective May 1, 2015 (the "Settlement Agreement"), with Spirit Bear and the parties identified as the assignees of Spirit Bear who are signatories to the Settlement Agreement. Pursuant to the terms of the Settlement Agreement, the parties have agreed to resolve with finality all issues related directly to and arising from the Securities Purchase Agreement dated December 14, 2012, including dismissing all the lawsuits as well as unconditionally releasing all actions, complaints, liabilities, obligations, damages, expenses and the like among the parties and related or affiliated persons. We agreed to file a registration statement on Form S-1 covering an aggregate of 14,845,072 shares of common stock, preferred stock and common stock warrants on behalf of Spirit Bear and its assignees (the "Registration Statement"). A representative of Spirit Bear agreed that the obligation to register the shares on a Form S-1 need only include shares of common stock and shares of common stock issuable upon conversion of the Preferred Stock and exercise of the warrants held by Spirit Bear and its assignees. Upon the effective date of the Registration Statement, each of the parties to the Settlement Agreement shall release the others from all claims the party ever had against the others, other than claims to enforce the Settlement Agreement and/or damages provided for in the Settlement Agreement. Spirit Bear and its assignees shall deliver to Spirit Bear's counsel the 6,000,000 warrants in their possession. At the same time, the Company shall deliver to its counsel new warrants that are identical to the outstanding warrants other than with respect to an exercise price of $0.25 per share and an issue date of May 7, 2015. The 1,000,000 penalty warrants issued to Spirit Bear in 2012, related to their bridge loan made prior to their equity investment, shall also be reissued with an exercise price of $0.25. No additional shares or warrants will be issued as part of the Settlement Agreement. Spirit Bear agreed that Jay Palmer, Carrie Dwyer and Donica Holt, the Spirit Bear holdover directors, shall tender their resignation letters from the Board of Directors of the Company. The resignation letters shall become effective upon the filing of the Registration Statement. Furthermore, Spirit Bear also agreed that as of the date the Company files the Registration Statement, Spirit Bear will no longer have any rights to appoint nominees to the Board of Directors.

In addition to Spirit Bear and its assignees' rights to enforce our obligation to file the Registration Statement by injunctive relief and/or specific performance without posting a bond, we also agreed to pay Spirit Bear and its assignees weekly, liquidated damages per day equal to the amount of shares owned by each of them multiplied by $0.02 for each day that such registration statement is not in effect. Also, if we fail to deliver the shares in connection with a warrant exercise within five trading days of receipt of a conversion notice, we shall also be required to weekly pay liquidated damages to the warrant holder equal to the amount of warrants exercised multiplied by $0.02 for each day that we fail to deliver such shares, unless our failure is as a result of regulatory action or force majure.

On June 1, 2015, we executed a First Amendment to Settlement Agreement (the "Amendment") with Spirit Bear and the parties identified as the assignees of Spirit Bear who are signatories to the Amendment, which amends certain provisions of the Settlement Agreement. In accordance with the terms of the Amendment, Spirit Bear agreed that Jay Palmer, Carrie Dwyer and Donica Holt, the Spirit Bear holdover directors, will tender their resignation letters from the Board of Directors of the Company as of the effective date, to be delivered to the Company on or before June 3, 2015. Spirit Bear also agreed that it will no longer have any rights to appoint nominees to the Board of Directors. Pursuant to the Amendment, the Company agreed to file a registration statement on Form S-1 covering an aggregate of 14,845,072 shares of common stock, preferred stock and warrants on behalf of Spirit Bear and its assignees no later than July 15, 2015. A representative of Spirit Bear agreed that the obligation to register the shares on a Form S-1 need only include shares of common stock and shares of common stock issuable upon conversion of the Preferred Stock and exercise of the warrants held by Spirit Bear and its assignees. The Company agreed to issue replacement warrants for certain previously-issued warrants, which will be canceled in connection with the replacement issuance. Within 10 business days, the parties agreed to dismiss all of the pending litigation between and among them. On August 28, 2015, the parties filed a Stipulation to dismiss the direct claims of HPEV against Spirit Bear and of Spirit Bear against HPEV in the Nevada Lawsuit. By Order dated September 1, 2015 and filed September 2, 2015, the Court ordered dismissal of all direct claims in the Nevada Lawsuit.

Director Independence

We currently do not have any independent directors as the term "independent" is defined by the rules of the American Stock Exchange.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling stockholders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

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SEC filing fee	$274.05
Legal fees and expenses	$15,000.00	*
Accounting fees and expenses	$2,400.00	*
Total	$17,674.05

_________________

*Estimated

ADDITIONAL INFORMATION

Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, and other information with the SEC. You can inspect and copy this information at the public reference facility maintained by the SEC at Room 1024, 100 F Street, N.E., Washington, D.C. 20549.

You can get additional information about the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our Bylaws to the fullest extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares being offered hereby.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the fiscal years ended December 31, 2014 and December 31, 2013 have been audited by Anton & Chia, LLP, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

HPEV, Inc.

We have audited the accompanying consolidated balance sheets of HPEV, Inc. (the "Company") as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the year then ended; in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has had no revenues and incurred an accumulated deficit of $32,421,145 since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1, which includes the raising of additional equity financing. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, CA

March 31, 2015

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HPEV, Inc. and subsidiary

Consolidated Balance Sheets

	December 31,
	2014	2013
ASSETS
Current assets:
Cash	$171,871	$477,549
Prepaid expenses	57,018	--
Total current assets	228,889	477,549
Intangibles	139,800	98,697
Equipment, net	118,453
Total assets	$487,142	$576,246

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$529,736	$230,527
Accrued liabilities – related party	489,535	272,564
Customer deposits – related party	400,000	--
Accrued payroll	14,167	10,428
Debt, current portion	40,235	22,910
Total current liabilities	1,473,673	536,429

Debt, long-term portion	77,076	--
Total liabilities	$1,550,749	$536,429

Commitments and contingencies (Note 5)	--	--

Stockholders' (deficit) equity:
Preferred stock, $.001 par value;15,000,000 shares authorized;140 and 199 shares issued and outstanding at December 31, 2014 and 2013, respectively	--	--
Common stock, $.001 par value; 100,000,000 shares authorized; 61,439,134 and 48,700,929 shares issued and December 31, 2014 and 2013, respectively	60,767	48,702
Additional paid-in capital	30,864,669	8,840,840
Common stock issuable	435,930	--
Common stock held in escrow	8,441	8,441
Accumulated deficit	(32,421,145)	(8,858,166)
Total HPEV equity	(1,051,338)	39,817
Noncontrolling interest in subsidiary	(12,269)	--
Total stockholders' (deficit) equity	(1,063,607)	39,817
Total liabilities and stockholders' (deficit) equity	$487,142	$576,246

See accompanying notes to consolidated financial statements.

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HPEV, Inc. and subsidiary

Consolidated Statements of Operations

	Year ended December 31,
	2014	2013
Revenues	$--	$--
Cost of revenues	--	--
Gross profit	--	--

Operating expenses
Payroll and related expenses	1,056,621	29,485
Consulting	8,436,442	1,472,444
Professional fees	946,273	491,643
Research and development	1,518,807	486,160
General and administrative	11,602,139	395,476
Total operating expenses	23,560,282	2,875,208

Operating loss	(23,560,282)	(2,875,208)

Other income and (expense)
Interest expense, net	(14,966)	(181,861)
Gain on settlement of debt	--	19,475
Net loss	(23,575,248)	(3,037,594)
Less: Noncontrolling interest in net loss	(12,269)	--
Net loss to HPEV shareholders	$(23,562,979)	$(3,037,594)

Net loss per common share:
Basic and diluted	$(0.42)	$(0.07)

Weighted average common shares outstanding:
Basic and diluted	56,742,881	45,327,116

See accompanying notes to consolidated financial statements

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HPEV, Inc. and subsidiary

Consolidated Statements of Changes in Stockholders' (Deficit) Equity

	Preferred Stock		Common Stock		Additional Paid-in	Common Stock	Common Stock Held in	Accumulate	Non- Controlling
	Shares	Amount	Shares	Amount	Capital	Issuable	Escrow	Deficit	Interest	Total
December 31, 2012	200	$--	42,970,441	$42,970	$6,116,420	$--	$39,469	$(5,820,572)	$--	$378,287
Sale of common stock	--	--	5,517,160	5,519	2,041,681	--	--	--	--	2,047,200
Common stock for services	--	--	25,000	25	6,475	--	--	--	--	6,500
Cashless warrant exercises	--	--	138,328	138	(138)	--	--	--	--	--
Conversion of preferred stock to common stock	(1)	--	50,000	50	(50)	--	--	--	--	--
Warrants issued for services	--	--	--	--	470,447	--	--	--	--	470,447
Warrants issued for finance costs	--	--	--	--	174,977	--	--	--	--	174,977
Escrow shares returned	--	--	--	--	31,028	--	(31,028)	--	--	--
Net loss	--	--	--	--	--	--	--	(3,037,594)	--	(3,037,594)
December 31, 2013	199	--	48,700,929	48,702	8,840,840	--	8,441	(8,858,166)	--	39,817

Sale of common stock	--	--	7,707,815	7,707	3,708,945	401,130	--	--	--	4,117,782
Common stock for services	--	--	505,000	505	596,245	34,800	--	--	--	631,550
Equity issuance costs	--	--	671,785	--	--	--	--	--	--	--
Cashless warrant exercises	--	--	933,605	933	(933)	--	--	--	--	--
Conversion of preferred stock to common stock	(59)	--	2,950,000	2,950	(2,950)	--	--	--	--	--
Warrants issued for services	--	--	--	--	7,469,492	--	--	--	--	7,469,492
Employee stock options	--	--	--	--	10,271,000	--	--	--	--	10,271,000
Cancellation of share issuance	--	--	(30,000)	(30)	(17,970)	--	--	--	--	(18,000)
Net loss	--	--	--	--	--	--	--	(23,575,248)	--	(23,575,248)
Noncontrolling interest	--	--	--	--	--	--	--	12,269	(12,269)	--
December 31, 2014	140	--	61,439,134	$60,767	$30,864,669	$435,930	$8,441	$(32,421,145)	$(12,269)	$(1,063,607)

See accompanying notes to consolidated financial statements

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HPEV, Inc. and subsidiary

Consolidated Statements of Cash Flows

	Year ended December 31,
	2014	2013
Operating Activities:
Net loss	$(23,575,248)	$(3,037,594)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	631,550	373,679
Warrants issued for services	7,469,492	470,447
Warrants issued for interest	--	174,977
Gain on settlement of debt	--	(19,475)
Employee stock options	10,271,000	--
Depreciation expense	6,234	--
Changes in operating assets and liabilities:
Prepaid expenses	(57,018)	--
Accounts payable	299,209	79,222
Accrued liabilities – related party	216,971	220,259
Customer deposits – related party	400,000	--
Accrued payroll liabilities	3,739	10,428
Net cash used in operating activities	(4,334,071)	(1,728,507)

Investing Activities:
Expenditure for Intangible assets	(41,103)	(25,115)
Expenditure for Equipment	(27,500)	--
Net cash used in investing activities	(68,603)	(25,115)

Financing Activities:
Proceeds from sale of common stock, net	4,099,782	2,047,200
Proceeds from debt	--	900
Payments on debt	(2,786)	(12,100)
Net cash provided by financing activities	4,096,996	2,036,000

Net increase in cash	(305,678)	282,828

Cash, beginning of period	477,549	194,721

Cash, end of period	$171,871	$477,549

Cash paid for:
Interest	$979	$--
Income taxes	--	--

Non-cash transactions:
Shares issued to settle accounts payable	$--	$25,974
Shares held in escrow	--	31,028
Purchase of equipment with debt	97,187	--

See accompanying notes to consolidated financial statements.

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HPEV, Inc. and subsidiary

Notes to Consolidated Financial Statements

Note 1 – Description of Business and Summary of Significant Accounting Policies

Description of Business

HPEV, Inc. and subsidiary, (we, us, our, the "Company" or "HPEV") was incorporated in the State of Nevada in July 2002. In April 2014, we formed Ultimate Power Truck, LLC ("Ultimate Power Truck" or "UPT"), of which we own 95% and a shareholder of HPEV owns 5%. We were formerly known as Bibb Corporation and as Z3 Enterprises.

We have developed and intend to commercialize heat dispersion technologies in various product platforms, and have developed and intend to commercialize an electric load assist technology around which we have designed a vehicle retrofit system. In preparation, we have applied for trademarks for one of our technologies and its acronym. We currently have two trademarks in the application process: HPEV and TEHPC. We believe that our proprietary technologies, including our patent portfolio and trade secrets, can help increase the efficiency and positively affect manufacturing cost structure in several large industries beginning with motors/generators and fleet vehicles. The markets for products utilizing our technology include consumer, industrial and military markets, both in the U.S. and worldwide.

Our technologies are divided into three distinct but complementary categories: a) mobile power generation, b) heat dispersion technology and c) electric load assist. As of December 31, 2014, we have five patents and seven patent applications pending in the area of composite heat structures, motors, and related structures, heat pipe architecture, applications (commonly referred to as "thermal" or "heat dispersion technology") and a parallel vehicle power platform. We intend to commercialize our patents by licensing our thermal technologies and applications to electric motor, pump and vehicle component manufacturers; by licensing or selling a mobile electric power system powered by our proprietary gearing system to commercial vehicle and fleet owners; and by licensing a plug-in hybrid conversion system for heavy duty trucks, buses and tractor trailers to fleet owners and service centers.

Basis of Presentation

The accompanying consolidated financial statements include the accounts of HPEV and UPT. Intercompany accounts and transactions have been eliminated. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Although these estimates are based on our knowledge of current events and actions we may undertake in the future, actual results may ultimately differ from these estimates and assumptions. Furthermore, when testing assets for impairment in future periods, if management uses different assumptions or if different conditions occur, impairment charges may result.

Noncontrolling interest represents the 5% third-party interest in UPT. There are no restrictions on the transfer of funds or net assets from UPT to HPEV.

Going Concern

The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern. We have incurred net losses of $32,421,145 since inception and have not fully commenced operations, raising substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to generate revenue, achieve profitable operations and repay our obligations when they come due. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty. As of the filing date of this Annual Report on Form 10-K, management is negotiating additional funding arrangements to support completion of the initial phases of our business plan: to license its thermal technologies and applications, including submersible dry-pit applications; to license and sell mobile generation retrofit kits (our Ultimate Power Truck business) driven by our proprietary gearing system; and to license a plug-in hybrid conversion system for heavy duty trucks, tractor trailers and buses. There can be no assurance, however, that we will be successful in accomplishing these objectives.

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Summary of Significant Accounting Policies

Cash and cash equivalents

Cash and cash equivalents include cash on hand, deposits with banks, and investments that are highly liquid and have maturities of three months or less at the date of purchase.

Intangible assets

Our intangible assets consist of patents on our technology, recorded at cost. Cost is based on third party expenditures for patent applications. We will begin amortizing our intangibles over their estimated remaining useful life when we begin revenue-producing activities. We will determine the useful lives of our intangible assets after considering the specific facts and circumstances related to each intangible asset. Factors we consider when determining useful lives include the contractual term of any agreement related to the asset, the historical performance of the asset, our long-term strategy for using the asset, any laws or other local regulations that could impact the useful life of the asset, and other economic factors, including competition and specific market conditions.

Equipment

Equipment consists of vehicles we use for testing and demonstrating our technology to potential customers. Depreciation is recorded using the straight-line method over five years, the estimated useful life.

Impairment of long-lived assets

When facts and circumstances indicate that the carrying value of long-lived assets may not be recoverable, management assesses the recoverability of the carrying value by preparing estimates of revenues and the resulting gross profit and cash flows. These estimated future cash flows are consistent with those we use in our internal planning. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount, we recognize an impairment loss. The impairment loss recognized, if any, is the amount by which the carrying amount of the asset (or asset group) exceeds the fair value. We may use a variety of methods to determine the fair value of these assets, including discounted cash flow models, which are consistent with the assumptions we believe hypothetical marketplace participants would use.

Accrued liabilities – related party

These represents amount due to management and their affiliates for services performed.

Research and development costs

Internal costs related to research and development efforts on existing or potential products are expensed as incurred. External costs incurred for intangible assets, such as attorney fees for patents, are capitalized.

Share-based payments

All of our share-based awards are classified as equity. We do not have any liability classified share-based awards. Each warrant or stock option is exercisable for one share of our common stock.

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Nonemployees – We may enter into agreements with nonemployees to make share-based payments in return for services. These payments may be made in the form of common stock or common stock warrants. We recognize expense for fully-vested warrants at the time they are granted. For awards with service or performance conditions, we generally recognize expense over the service period or when the performance condition is met; however, there may be circumstances in which we determine that the performance condition is probable before the actual performance condition is achieved. In such circumstances, the amount recognized as expense is the pro rata amount, depending on the estimated progress towards completion of the performance condition. Nonemployee share-based payments are measured at fair value, based on either the fair value of the equity instrument issued or on the fair value of the services received. Typically, it is not practical to value the services received, so we determine the fair value of common stock grants based on the price of the common stock on the measurement date (which is the earlier of the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, if there are sufficient disincentives to ensure performance, or the date at which the counterparty's performance is complete), and the fair value of common stock warrants using the Black-Scholes option-pricing model ("Black-Scholes"). We use historical data to estimate the expected price volatility, the expected stock option life and expected forfeiture rate. The risk-free interest rate is based on the United States Treasury yield curve in effect at the time of grant for the estimated life of the stock option. For awards that are recognized when a performance condition is probable, the fair value is estimated at each reporting date. The cost ultimately recognized is the fair value of the equity award on the date the performance condition is achieved. Accordingly, the expense recognized may change between interim reporting dates and the date the performance condition is achieved.

Employees – We issue two types of common stock options to employees: 1) fully-vested at the time of grant and 2) market price-based vesting. We recognize expense for fully-vested stock options on the date of grant at the estimated fair value of the options using Black-Scholes. We recognize expense for market price-based options at the estimated fair value of the options using the lattice-based option valuation model ("Lattice Model") over the estimated life of the options used in the Lattice Model. We use historical data to estimate the expected price volatility, the expected stock option life and expected forfeiture rate. The risk-free interest rate is based on the United States Treasury yield curve in effect at the time of grant for the estimated life of the stock option.

Modification of share-based payment awards– In the event we modify the terms of a nonvested share-based payment award, we would incur additional expense for the excess of the fair value of the modified share-based payment award, measured at the date of modification, over the fair value of the original share-based payment award. The incremental expense would be recognized ratably over the remaining vesting period.

Sale of common stock with warrants – When we sell common stock we may also issue common stock warrants. We treat the value of these warrants as equity issuance costs. Accordingly, the value of the common stock warrants is included as a component of additional paid-in capital upon recording the sale of common stock.

Nonemployee stock option – In 2012, we issued an equity-based award in the form of stock options to a nonemployee, which have been aggregated and classified with nonemployee common stock warrants, as the terms are similar to the common stock warrants we issued to nonemployees. The stock options were exercised on a cashless basis in 2013.

Cashless exercise – Most of our common stock warrants and stock options may be exercised on a cashless basis. The number of shares of our common stock received upon exercising on a cashless basis is based on a) the volume weighted-average price of our common stock for three trading days immediately preceding the exercise date; b) the exercise price of the warrant or option; and c) the number of common shares issuable under the instrument.

Income taxes

We recognize deferred income tax assets and liabilities for the expected future tax consequences of temporary differences between the income tax and financial reporting carrying amount of our assets and liabilities. We monitor our deferred tax assets and evaluate the need for a valuation allowance based on the estimate of the amount of such deferred tax assets that we believe do not meet the more-likely-than-not recognition criteria. We also evaluate whether we have any uncertain tax positions and would record a reserve if we believe it is more-likely-than-not our position would not prevail with the applicable tax authorities. Our assessment of tax positions as of December 31, 2014 and 2013, determined that there were no material uncertain tax positions.

UPT is a limited liability company ("LLC"), which is treated as a partnership for income tax purposes, where all tax obligations flow through to the owners of the LLC during the period in which income taxes were incurred.

Fair value of financial instruments

Our financial instruments include cash and cash equivalents, accounts payable, accrued liabilities, and debt. The carrying value of these financial instruments is considered to be representative of their fair value due to the short maturity of these instruments. The carrying amount of our debt approximates fair value, because the interest rates on these instruments approximate the interest rate on debt with similar terms available to us.

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Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities.

Reportable segments

We have identified our operating segments, our chief operating decision maker ("CODM"), and the discrete financial information reviewed by the CODM. After evaluating this information, we have determined that we have one reportable segment.

Recently Issued Accounting Pronouncements

In August, 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update (ASU) No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), which now requires management to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date the financial statements are issued. If conditions or events raise substantial doubt about an entity's ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management's plans, additional disclosures are required. The amendments in this update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. These requirements were previously included within auditing standards and federal securities law, but are now included within U.S. GAAP. We have evaluated our disclosures regarding our ability to continue as a going concern and concluded that we are in compliance with the disclosure requirements.

In June, 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915) – Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) its entirety from current accounting guidance. We have elected early adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

We have evaluated the other recent accounting pronouncements through ASU 2015-02 and believe that none of them will have a material effect on our financial statements.

Note 2 – Equipment

Equipment consists of the following:

	December 31,
	2014	2013
Test vehicles	$124,687	$--
Less: accumulated depreciation	(6,234)	--
	$118,453	$--

Depreciation expense for the year ended December 31, 2014, was $6,234.

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Note 3 – Customer deposits – Related party

These represent advance payments of $400,000 received on orders that have not yet been fulfilled, with companies controlled by the individual who is the 5% owner of UPT and is a shareholder of HPEV.

Note 4 – Debt

Debt consists of the following:

	December 31,
	2014	2013
Note payable – related party	$22,910	$22,910
Test vehicle financing	94,401	--
	117,311	22,910
Less: current portion	40,235	22,910
	$77,076	$--

The note payable – related party is non-interest bearing and is due on demand, payable to the Secretary of HPEV.

In October 2014, we entered into financing agreements for the purchase of test vehicles, bearing interest at 5.99% payable monthly over five years, collateralized by the vehicles.

Future contractual maturities of debt are as follows:

Year ending December 31,
2015	$40,235
2016	18,410
2017	19,563
2018	20,788
2019	18,315
$117,311

Note 5 – Commitments and Contingencies

On December 12, 2012, we concluded negotiations on a debt settlement agreement by and among the Company, Phoenix Productions and Entertainment Group ("PPEG"), Action Media Group, LLC ("Action Media") and Spirit Bear Limited ("Spirit Bear") (PPEG and Action Media collectively, the "Debt Holders"). PPEG and Action Media were significant shareholders in our predecessor company and Spirit Bear is a related party through voting rights. The Debt Holders were to return to escrow a total of 4,676,000 shares of our common stock. 3,676,000 of these shares were returned and cancelled on January 14, 2013, following our filing a registration statement with the SEC on January 11, 2013. The remaining 1,000,000 shares will be purchased by the Company or a nominee of the Company at $0.40 per share (or $400,000) at the rate of $10,000 per month commencing within 90 days of the Company achieving $1,000,000 in gross revenues for products or services from business operations. PPEG and Action Media will divide the $400,000 on a pro rata basis, based on each company's respective amount of debt forgiven. The historical cost of the shares held in escrow are reflected in equity on the balance sheets as common stock held in escrow.

We are a party to various legal proceedings with Spirit Bear, which we are defending vigorously. At this time we cannot predict the outcome or estimate the cost to us, if any. Accordingly, we have not recorded any expense or liability associated with these proceedings. If these proceedings are not resolved in our favor, in future periods there may be an impact to our results of operations and financial position.

In January 2015, we entered into a comprehensive settlement agreement with Spirit Bear and its affiliates and assignees which, upon the purchase by the Company or its designee of certain specified securities held by Spirit Bear on a date and at an amount specified in the agreement, would permanently resolve, settle, dismiss, and release all actual and potential claims among them (except for breaches under the settlement agreement itself, if any were to arise) without liability therefor. Attached to the January 28, 2014 settlement agreement was a Derivative Action Settlement Agreement related to shareholder derivative claims filed by Spirit Bear. As indicated in the Derivative Action Settlement Agreement, the parties agreed, subject to receiving Court approval, to settle the derivative action filed by Spirit Bear against the Management Directors. The Court has given preliminary approval to the settlement of the derivative lawsuit, approved a Notice to Shareholders, and set April 30, 2015 as the deadline for filing any objections to the derivative suit settlement agreement. On September 4, 2015, the Company filed an Unopposed Motion to Set Fairness Hearing Re: Derivative Lawsuit Settlement.

From time to time, we may be a party to other legal proceedings. Management currently believes that the ultimate resolution of these matters, and after consideration of amounts accrued, will not have a material adverse effect on our consolidated results of operations, financial position, or cash flow.

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Note 6 – Equity

Preferred stock

Spirit Bear, a related party, holds all of our preferred stock. Each share of Series A Preferred Stock ("Preferred Stock") is convertible into 50,000 shares of common stock. Each share of Preferred Stock has voting rights as if they were converted into 50,000 shares of common stock. The holders of each share of Preferred Stock then outstanding shall be entitled to be paid out of the Available Funds and Assets (as defined in the "Certificate of Designation"), and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of common stock, an amount per preferred share equal to the Preferred Stock Liquidation Price ($2,500 per share).

Common stock

In December, 2014, we received $401,130 for 729,328 shares of our common stock; however, the shares were not issued until 2015, and are included in Common stock issuable within the equity section of the consolidated balance sheet. We will also issue 729,328 warrants associated with the sale of these shares, with a weighted-average exercise price of $0.71 per share and a weighted-average life of 3.4 years.

In February, 2014, we entered into an agreement whereby we may sell up to $10,000,000 of our common stock to Lincoln Park Capital Fund LLC ("Lincoln Park") from time to time over a 36-month period commencing on the date that a registration statement filed with the Securities and Exchange Commission ("SEC") is declared effective by the SEC, and a final prospectus is filed. We may direct Lincoln Park to purchase up to 75,000 shares of our common stock in separate transactions not to exceed $500,000 per transaction ("Regular Purchase"). We may request multiple Regular Purchases so long as at least two business days have passed since the most recent regular purchase was completed. The price of the common shares is based on the market price of the common stock during the twelve business days preceding the request, with a floor of $0.25 per common share. If the market price of the common stock is above $0.60 per share, in certain circumstances we may direct Lincoln Park to purchase up to 150,000 shares of our common stock. The number of shares of our common stock sold to Lincoln Park is limited such that at no time will Lincoln Park have beneficial ownership of more than 9.99% of the then outstanding shares of our common stock. As part of entering into that agreement, we issued 671,785 shares of common stock as equity issuance costs for no consideration. To date, there have been no shares of our common stock sold to Lincoln Park due to the litigation with Spirit Bear. We are in discussions with Lincoln Park concerning its ability to perform under the agreement based on the litigation with Spirit Bear.

Common stock warrants issued with the sale of our common stock

When we sell shares of our common stock the buyer also typically receives fully-vested common stock warrants with a maximum contractual term of 3-5 years. A summary of common stock warrants issued with the sale of our common stock as of December 31, 2014, and changes during the year then ended is presented below:

	Number of Warrants	Weighted-average Exercise Price	Weighted-average Remaining Life (Years)	Aggregate Intrinsic Value
Outstanding, December 31, 2013	12,901,955	$0.52
Granted	6,612,810	0.58
Exercised	(400,000)	0.35
Forfeited or expired	(1,084,597)	0.35
Outstanding, December 31, 2014	18,030,168	$0.56	2.1	$457,500
Exercisable, December 31, 2014	18,030,168	$0.56	2.1	$457,500

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Note 7 – Share-based payments

Amounts recognized as expense in the consolidated statements of operations related to share-based payments are as follows:

	Year ended December 31,
	2014	2013
Nonemployee common stock	$631,550	$6,500
Nonemployee warrants – fully vested upon issuance	7,204,573	645,424
Nonemployee warrants – service and performance conditions	264,919	--
Employee stock options – fully vested upon grant	7,950,000	--
Employee stock options – market price-based	2,321,000	--
Total share-based expense charged against income	$18,372,042	$651,924

Impact on net loss per common share:
Basic and diluted	$(0.32)	$(0.01)

Nonemployee common stock

UPT management agreement

In July, 2014, we entered into a three year agreement with the company managing the operations of UPT, whereby we would issue common stock under the following conditions:

Condition	Number of Shares
UPT recognizes $100 million of revenue or a change in control	500,000
UPT recognizes $100 million of revenue	150,000
650,000

As of December 31, 2014, meeting these conditions was not deemed probable, so no expense was recognized under this agreement and no common stock was issued. The fair value of these unearned shares of common stock was $338,000 as of December 31, 2014.

Investor relations agreement

In June, 2014, we entered into an agreement with a company, which subsequently became a shareholder, to provide investor relations services. Under the terms of this agreement we agreed to issue 60,000 shares of common stock each quarter through May 2015, for a total of 240,000 shares. As of December 31, 2014, we have recognized the issuance of 120,000 shares, and recorded expense at fair value of $91,800. The fair value of the 120,000 unearned shares of common stock was $62,400 as of December 31, 2014.

Other

During the years ended December 31, 2014 and 2013, we issued an additional 445,000 and 25,000 shares of common stock in exchange for services, with a fair value of $539,750 and $6,500, respectively.

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Nonemployee common stock warrants -- Fully-vested upon issuance

We may issue fully-vested common stock warrants with a maximum contractual term of 5 years to non-employees in return for services or to satisfy liabilities, such as accrued interest. The following summarizes the activity for common stock warrants that were fully-vested upon issuance:

	Number of Warrants	Weighted-average Exercise Price	Weighted-average Remaining Life (Years)	Aggregate Intrinsic Value
Outstanding, December 31, 2013	2,203,374	$0.38
Granted	7,266,666	0.74
Exercised	(781,805)	0.31
Forfeited or expired	(200,000)	0.31
Outstanding, December 31, 2014	8,488,235	$0.69	3.2	$145,184
Exercisable, December 31, 2014	8,488,235	$0.69	3.2	$145,184

The following summarizes the Black-Scholes assumptions used to estimate the fair value of fully-vested common stock warrants were as follows:

Year ended December 31,
	2014	2013
Volatility	208 – 330%	188 – 382%
Risk-free interest rate	0.6 -- 1.7%	0.2 – 1.8%
Expected life (years)	2.5 -- 5.0	2.5 – 5.0
Dividend yield	--	--

The weighted-average grant date fair value of fully-vested common stock warrants granted during the years ended December 31, 2014 and 2013, was $7,204,573 and $645,424, respectively. The total intrinsic value of fully-vested common stock warrants exercised during the years ended December 31, 2014 and 2013, was $1,059,248 and $20,500, respectively.

Nonemployee common stock warrants -- Service and performance conditions

The following summarizes the terms for warrants we granted that are subject to performance and service conditions.

UPT management agreement

In July, 2014, we entered into a three year agreement with the company managing the operations of UPT, whereby we would issue common stock warrants under the following conditions:

		Number of
Vesting Condition	Category	Warrants
Fully vest upon UPT generating $1 million of revenue	Performance	350,000
45,945 warrants for every $3 million of revenue generated by UPT up to $100 million	Performance	1,530,000
60,000 warrants for every three months of completed service managing UPT	Service	720,000
		2,600,000

The common stock warrants have a three year life and an exercise price of $1.00 per share. The grant date fair value was $2,586,000. As of December 31, 2014, we did not estimate meeting the performance conditions as probable, so no expense was recognized and no common stock warrants vested. During the year ended December 31, 2014, 120,000 of the common stock warrants under the service condition vested with the passage of time and we recognized expense of $64,540. As of December 31, 2014, the fair value of the unvested common stock warrants, which is also the estimated unrecognized expense, was $1,165,000. We cannot estimate the period over which the expense for the performance awards will be recognized, if at all. The remaining service award expense will be recognized over a period of 2.5 years.

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Financing advisory services

In March, 2014, we entered into an agreement with a company, which is also a shareholder, to provide financing advisory services, in return for 400,000 common stock warrants having a five year life and an exercise price of $2.50, with vesting in March, 2015 upon satisfactory performance under the agreement. As of December 31, 2014, we deemed it probable that the vesting conditions will be met. Accordingly, during the year ended December 31, 2014, we recognized expense of $200,379. The grant date fair value of these warrants was $352,000.

Summary

The following summarizes the activity for warrants that have performance and service conditions:

	Number of Warrants	Weighted-average Exercise Price	Weighted-average Remaining Life (Years)	Aggregate Intrinsic Value
Outstanding, December 31, 2013	--
Granted	3,000,000	$1.20
Outstanding, December 31, 2014	3,000,000	$1.20	2.7	$--
Exercisable, December 31, 2014	120,000	$1.00	2.5	$--

The following summarizes of the status of our nonvested common stock warrants with performance and service conditions as of December 31, 2014, and changes during the year then ended:

	Number of	Weighted-average Grant Date
	Warrants	Fair Value
Nonvested, December 31, 2013	--
Granted	3,000,000	$0.98
Vested	(120,000)	0.99
Nonvested, December 31, 2014	2,880,000	$0.98

The following summarizes the Black-Scholes assumptions used to estimate the fair value of warrants with performance and service conditions:

Year ended December 31,
	2014	2013
Volatility	208 -- 322%	--
Risk-free interest rate	1.1 -- 1.7%	--
Expected life (years)	3.0 – 5.0	--
Dividend yield	--	--

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Employee stock options – Fully-vested upon grant

We granted stock options to certain members of management that were fully-vested at the date of grant. The following is a summary of fully-vested stock option activity:

	Number of Shares	Weighted-average Exercise Price per Share	Weighted- average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, December 31, 2013	--
Stock options granted	5,000,000	$2.00	No expiration
Outstanding, December 31, 2014	5,000,000	$2.00	No expiration	$--
Exercisable, December 31, 2014	5,000,000	$2.00	No expiration	$--

The following summarizes the Black-Scholes assumptions used to estimate the fair value of fully-vested stock option grants:

	Year ended December 31,
	2014	2013
Volatility	325%	--
Risk-free interest rate	2.7%	--
Expected stock option life (years)	10	--
Dividend yield	--	--

We recognized expense at a fair value of $7,950,000 in the year ended December 31, 2014, for fully-vested stock option grants. There were no grants in 2013.

Employee stock options – Market price-based grants

We granted stock options to a member of management that vest upon the achievement of certain stock prices for 20 days, as follows:

Market Price	Number of Options
$ 1.50	1,000,000
1.75	1,000,000
2.00	1,000,000
2.25	1,000,000
2.50	1,000,000
5,000,000

The following is a summary of market price-based stock option activity:

	Number of Shares	Weighted-average Exercise Price per Share	Weighted- average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding, December 31, 2012	5,000,000	$2.00		$--
Granted	--
Outstanding, December 31, 2013	5,000,000
Granted	--		No expiration
Outstanding, December 31, 2014	5,000,000	2.00	No expiration	$--
Exercisable, December 31, 2014	1,000,000	1.50	No expiration	$--

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A following summarizes of the status of our nonvested market price-based stock options as of December 31, 2014, and changes during the year then ended:

	Number of	Weighted-average Grant Date
	Warrants	Fair Value
Nonvested, December 31, 2013	5,000,000	$1.58
Vested	(1,000,000)	1.58
Nonvested, December 31, 2014	4,000,000	$1.58

The following summarizes the lattice-based assumptions used to estimate the fair value of market price-based stock options:

	Year ended December 31,
	2014	2013
Volatility	300%	--
Risk-free interest rate	1.7%	--
Expected stock option life (years)	5.0	--
Dividend yield	--	--

As of December 31, 2014, there was $5,562,000 of total unrecognized cost related to nonvested market price-based stock options, which will be recognized over 4.5 years.

Note 8 – Income Taxes

When it is more likely than not that a tax asset cannot be realized through future taxable income, we must establish a valuation allowance against this future tax benefit. We provided a full valuation allowance on our net deferred tax asset, consisting of net operating loss carryforwards, because management has determined we have no objectively verifiable evidence to support realization of the deferred tax assets during the carryforward periods. As of December 31, 2014 and 2013, we had net operating loss carryforwards of $8,522,831 and $3,502,611, respectively, expiring beginning in 2031.

The components of our deferred tax asset are as follows:

	December 31,
	2014	2013
Net operating loss carryforwards	$3,034,310	$1,215,458
Valuation allowance	(3,034,310)	(1,215,458)
Deferred tax asset	$--	$--

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

	Year ended December 31,
	2014	2013
Tax at statutory rate (35%)	$1,818,852	$706,472
Increase in valuation allowance	(1,818,852)	(706,472)
Income tax benefit	$--	$--

We had no gross unrecognized tax benefits that, if recognized, would favorably affect the effective income tax rate in future periods. We have not accrued any interest or penalties associated with income taxes. We file income tax returns in the United States federal jurisdiction. With few exceptions, we are no longer subject to U.S. federal, state or non-U.S. income tax examination by tax authorities on tax returns filed before January 31, 2008. No tax returns are currently under examination by any tax authorities.

Note 9 – Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the reporting period. Diluted net loss per share is computed similarly to basic loss per share, except that it includes the potential dilution that could occur if dilutive securities are exercised.

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The following table presents a reconciliation of the denominators used in the computation of net loss per share – basic and diluted:

	Year ended December 31,
	2014	2013
Net loss available for stockholders	$(23,562,979)	$(3,037,594)
Weighted average outstanding shares of common stock	56,742,881	45,327,116
Dilutive effect of stock options and warrants	--	--
Common stock and equivalents	56,742,881	45,327,116

Net loss per share – Basic and diluted	$(0.42)	$(0.07)

Outstanding stock options and common stock warrants are considered anti-dilutive because we are in a net loss position. The following summarizes equity instruments that may, in the future, have a dilutive effect on earnings per share:

	December 31,
	2014	2013
Stock options	10,000,000	5,000,000
Common stock warrants	29,518,403	15,105,329
Common stock issuable	729,328	--
Common stock issuable - warrants	729,328	--
Total	40,977,059	20,105,329
Total exercisable at December 31	34,097,059	15,105,329

Note 10 -- Subsequent Events

In January 2015, we received a $250,000 advance from the 5% owner of UPT.

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HPEV, Inc. and subsidiary

Condensed Consolidated Balance Sheets

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash	$139,338	$171,871
Prepaid expenses	120,577	57,018
Total current assets	259,915	228,889
Intangibles	139,986	139,800
Equipment, net	110,568	118,453
Total assets	$510,469	$487,142

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,084,432	$529,736
Accrued liabilities – related party	551,407	489,535
Customer deposits – related party	400,000	400,000
Accrued payroll taxes	25,717	14,167
Debt, current portion	290,768	40,235
Total current liabilities	2,352,324	1,473,673

Debt, long-term portion	68,011	77,076
Total liabilities	2,420,335	1,550,749

Commitments and contingencies (Note 5)	--	--

Stockholders’ equity (deficit):
Preferred stock, $.001 par value; 15,000,000 shares authorized;140 and 140 shares issued and outstanding at June 30, 2015 and December 31, 2014, Respectively	--	--
Common stock, $.001 par value; 100,000,000 shares authorized; 65,192,630 and 61,439,134 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	64,521	60,767
Additional paid-in capital	34,338,409	30,864,669
Common stock issuable	349,980	435,930
Common stock held in escrow	8,441	8,441
Accumulated deficit	(36,649,585)	(32,421,145)
Total HPEV deficit	(1,888,234)	(1,051,338)
Noncontrolling interest in subsidiary	(21,632)	(12,269)
Total stockholders’ deficit	(1,909,866)	(1,063,607)

Total liabilities and stockholders’ equity	$510,469	$487,142

See accompanying notes to condensed consolidated financial statements.

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HPEV, Inc. and subsidiary

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenues	$--	$--	$--	$--
Cost of revenues	--	--	--	--
Gross profit	--	--	--	--

Operating expenses
Payroll and related expenses	198,613	289,850	413,538	487,361
Consulting	636,230	743,005	766,653	7,245,150
Professional fees	266,817	213,073	414,677	316,971
Research and development	267,945	259,339	567,590	435,413
General and administrative	462,043	2,283,449	951,320	10,389,708
Total operating expenses	1,831,648	3,788,716	3,113,778	18,874,603

Operating loss	(1,831,648)	(3,788,716)	(3,113,778)	(18,874,603)

Other income (expense):
Interest expense, net	(2,617)	(1,410)	(4,575)	(9,249)
Legal settlement – replacement warrants	(1,119,450)	--	(1,119,450)	--

Net loss	(2,953,715)	(3,790,126)	(4,237,803)	(18,883,852)
Less: Noncontrolling interest in net loss	(3,711)	--	(9,363)	--

Net loss to HPEV shareholders	$(2,950,004)	$(3,790,126)	$(4,228,440)	$(18,883,852)

Net loss per common share:
Basic and diluted	$(0.05)	$(0.07)	$(0.07)	$(0.36)

Weighted average common shares outstanding:
Basic and diluted	64,093,846	55,248,993	62,845,402	52,892,940

See accompanying notes to condensed consolidated financial statements

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HPEV, Inc. and subsidiary

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended June 30,
	2015	2014
Operating Activities:
Net loss	$(4,237,803)	$(18,883,852)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services	571,207	596,750
Warrants issued for services	31,887	6,395,940
Legal settlement – replacement warrants	1,119,450	--
Employee stock options	654,000	9,550,000
Depreciation expense	12,885	--
Changes in operating assets and liabilities:
Prepaid expenses	(63,559)	(60,854)
Accounts payable	554,696	(138,322)
Accrued liabilities – related party	61,872	534,413
Customer deposits	--	400,000
Accrued payroll liabilities	11,550	3,739
Net cash used in operating activities	(1,283,815)	(1,602,186)

Investing Activities:
Intangible assets	(186)	(19,583)
Equipment purchase	(5,000)	--
Net cash used in investing activities	(5,186)	(19,583)

Financing Activities:
Proceeds from sale of common stock	1,015,000	2,816,652
Proceeds from debt	250,000	--
Payments on debt	(8,532)	--
Bank overdraft	--	32,231
Net cash provided by financing activities	1,256,468	2,848,883

Net (decrease) increase in cash	(32,533)	1,227,114

Cash, beginning of period	171,871	477,549

Cash, end of period	$139,338	$1,704,663

Cash paid for:
Interest	$2,766	$--
Income taxes	$--	$--

Non-cash transaction:
Reduction of stock issuable by issuing common stock	$410,950	$--

See accompanying notes to condensed consolidated financial statements.

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HPEV, Inc. and subsidiary

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1 – Description of Business and Summary of Significant Accounting Policies

Description of Business

HPEV, Inc. and subsidiary, (we, us, our, the “Company” or “HPEV”) was incorporated in the State of Nevada in July 2002. In April 2014, we formed Ultimate Power Truck, LLC (“Ultimate Power Truck” or “UPT”), of which we own 95% and a shareholder of HPEV owns 5%. We were formerly known as Bibb Corporation and as Z3 Enterprises.

We have developed and intend to commercialize thermal dispersion technologies in various product platforms and a parallel power input gearbox, around which we have designed a mobile generator system that can be retrofit onto new and existing trucks. In preparation, we have applied for trademarks for one of our technologies and its acronym. We currently have two trademarks in the application process: HPEV and TEHPC. We believe that our proprietary technologies, including our patent portfolio and trade secrets, can help increase the efficiency and positively affect manufacturing cost structure in several large industries beginning with motors/generators and fleet vehicles. The markets for products utilizing our technology include consumer, industrial and military markets, both in the U.S. and worldwide.

Our technologies are divided into two distinct but complementary categories: heat dispersion technology and mobile electric power. As of June 30, 2015, we have five patents and seven patent applications pending in the area of composite heat structures, motors, and related structures, heat pipe architecture, applications (commonly referred to as “thermal” or “heat dispersion technology”) and a parallel power vehicle platform. We intend to commercialize our patents by licensing our thermal technologies and applications to electric motor, pump and vehicle component manufacturers; and by licensing or selling a mobile electric power system powered by our proprietary gearing system to commercial vehicle and fleet owners.

Basis of Presentation

The accompanying condensed consolidated balance sheet as of December 31, 2014, has been derived from audited financial statements. The accompanying unaudited interim condensed consolidated financial statements have been prepared on the same basis as the annual audited financial statements and in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial statements. In the opinion of management, such unaudited information includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of this interim information. All intercompany transactions have been eliminated in consolidation. Noncontrolling interest represents the 5% third party ownership of our subsidiary, UPT. Operating results and cash flows for interim periods are not necessarily indicative of results that can be expected for the entire year. The information included in this report should be read in conjunction with our audited financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming we will continue as a going concern. We have incurred net losses of $36,649,585 since inception and have not fully commenced operations, raising substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to generate revenue, achieve profitable operations and repay our obligations when they come due. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty. As of the filing date of this Quarterly Report on Form 10-Q, management is negotiating additional funding arrangements to support completion of the initial phases of our business plan: to license its thermal technologies and applications, including submersible dry-pit applications; and to license and sell mobile generation retrofit kits (our Ultimate Power Truck business) driven by our proprietary gearing system. There can be no assurance, however, that we will be successful in raising additional financing and accomplishing these objectives.

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Recently Issued Accounting Pronouncements

We have evaluated the other recent accounting pronouncements through ASU 2015-03 and believe that none of them will have a material effect on our financial statements.

Note 2 – Equipment

Equipment consists of the following:

	June 30,	December 31,
	2015	2014
Test vehicles	$124,687	$124,687
Other	5,000	--
	129,687	124,687
Less: accumulated depreciation	(19,119)	(6,234)
	$110,568	$118,453

Depreciation expense for the six months ended June 30, 2015 and 2014, respectively, was $12,885 and zero.

Note 3 – Customer deposits – Related party

These represent advance payments of $400,000 received on orders that have not yet been fulfilled, with companies controlled by the individual who is the 5% owner of UPT and a shareholder of HPEV.

Note 4 – Debt

Debt consists of the following:

	June 30,	December 31
	2015	2014
Note payable – officer	$22,910	$22,910
Note payable – UPT minority owner	250,000	--
Test vehicle financing	85,869	94,401
	358,779	117,311
Less: current portion	290,768	40,235
	$68,011	$77,076

The note payable – officer is non-interest bearing and is due on demand, payable to the Secretary of HPEV.

The note payable – UPT minority owner is with the 5% owner of UPT. The terms of the note have not been finalized.

In October 2014, we entered into financing agreements for the purchase of test vehicles, bearing interest at 5.99% payable monthly over five years, collateralized by the vehicles.

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Future contractual maturities of debt are as follows:

Year ending December 31,
2015	$281,703
2016	18,410
2017	19,563
2018	20,788
2019	18,315
$358,779

Note 5 – Commitments and Contingencies

On December 12, 2012, we concluded negotiations on a debt settlement agreement by and among the Company, Phoenix Productions and Entertainment Group (“PPEG”), Action Media Group, LLC (“Action Media”) and Spirit Bear Limited (“Spirit Bear”) (PPEG and Action Media collectively, the “Debt Holders”). The Debt Holders were to return to escrow a total of 4,676,000 shares of our common stock. 3,676,000 of these shares were returned and cancelled on January 14, 2013, following our filing a registration statement with the SEC on January 11, 2013. The remaining 1,000,000 shares will be purchased by the Company or a nominee of the Company at $0.40 per share (or $400,000) at the rate of $10,000 per month commencing within 90 days of the Company achieving $1,000,000 in gross revenues for products or services from business operations. PPEG and Action Media will divide the $400,000 on a pro rata basis, based on each company’s respective amount of debt forgiven. The historical cost of the shares held in escrow are reflected in equity on the balance sheets as common stock held in escrow.

Effective May 1, 2015, we executed a First Amendment to Settlement Agreement (the "Amendment") with Spirit Bear and the parties identified as the assignees of Spirit Bear who are signatories to the Amendment, which amends certain provisions of our original Settlement Agreement with Spirit Bear. In accordance with the terms of the Amendment, Jay Palmer, Carrie Dwyer and Donica Holt, the Spirit Bear holdover directors, tendered their resignation from the Board of Directors of the Company. Spirit Bear also agreed that it will no longer have any rights to appoint nominees to the Board of Directors. Pursuant to the Amendment, the Company agreed to file a registration statement on Form S-1 covering an aggregate of 14,845,072 shares of common stock, preferred stock and warrants on behalf of Spirit Bear and its assignees no later than July 15, 2015, which was filed with the SEC on July 15, 2015. A representative of Spirit Bear agreed that the obligation to register the shares on a Form S-1 need only include shares of common stock and shares of common stock issuable upon conversion of the Preferred Stock and exercise of the warrants held by Spirit Bear and its assignees. The Company agreed to issue replacement warrants for certain previously-issued warrants, which will be canceled in connection with the replacement issuance. Within 10 business days, the parties agreed to dismiss all of the pending litigation between and among them.

From time to time, we may be a party to other legal proceedings. Management currently believes that the ultimate resolution of these other matters, if any, and after consideration of amounts accrued, will not have a material adverse effect on our consolidated results of operations, financial position, or cash flow.

Note 6 – Equity

Common Stock

In the six months ended June 30, 2015, we received $295,000 for shares of our common stock; however, the shares were not issued as of June 30, 2015, and are included in Common stock issuable within the equity section of the condensed consolidated balance sheet.

In February, 2014, we entered into an agreement whereby we may sell up to $10,000,000 of our common stock to Lincoln Park Capital Fund LLC (“Lincoln Park") from time to time, subject to certain limitations, over a 36-month period, under a registration statement with respect to 4,671,785 shares of our common stock, which was declared effective by the SEC on July 3, 2014. The credit facility with Lincoln Park was mutually terminated as of April 23, 2015.

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Note 7 – Share-based payments

Amounts recognized as expense in the consolidated statements of operations related to share-based payments are as follows:

	Six months ended June 30,
	201 5	2014
Nonemployee common stock	$571,207	$596,750
Nonemployee warrants	31,887	6,395,940
Legal settlement – replacement warrants	1,119,450	--
Employee stock options	654,000	9,550,000
Total share-based expense charged against income	$2,376,544	$16,542,690

Impact on net loss per common share:
Basic and diluted	$(0.04)	$(0.31)

Nonemployee common stock

UPT management agreement

In July, 2014, we entered into an agreement with the company managing the operations of UPT, whereby we would issue common stock under the following conditions:

Condition	Number of Shares
UPT recognizes $100 million of revenue or a change in control	500,000
UPT recognizes $100 million of revenue	150,000
650,000

As of June 30, 2015 and from the date of the agreement, meeting these conditions was not deemed probable, so no expense was recognized under this agreement and no common stock was issued.

Investor relations agreement

In June, 2014, we entered into an agreement with a company, which subsequently became a shareholder, to provide investor relations services. Under the terms of this agreement we agreed to issue 60,000 shares of common stock each quarter through May 2015, for a total of 240,000 shares. As of June 30, 2015, we have recognized the issuance of all of the shares under the agreement. During the six months ended June 30, 2015, we recorded expense at fair value of $61,200 for the issuance of 120,000 shares.

Financial advisory agreements

During the quarter ended June 30, 2015, we entered into separate agreements with three companies, which subsequently became shareholders, to provide financial advisory services, including developing, studying and evaluating a financing plan, strategic and financial alternatives, and merger and acquisition proposals. Under the terms of the agreements, we agreed to issue an aggregate of 333,332 shares of common stock each month through June 2016, as services were delivered, for a total of 5,000,000 shares over the term of the agreements. These agreements may be canceled by either party with a 30 day notice. During the six months ended June 30, 2015, we recorded expense at fair value of $510,007 for the issuance of 1,000,013 shares. If the services are provided and the agreements are not canceled, an additional 3,999,987 shares remain to be issued.

Other

During the quarter ended June 30, 2015, we issued no other shares of common stock in exchange for services.

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Nonemployee common stock warrants -- Fully-vested upon issuance

In June 2015, we issued 25,000 fully-vested warrants, with an exercise price of $0.70 per share and a life of four years, in exchange for financing advisory services.

Nonemployee common stock warrants -- Service and performance conditions

UPT management agreement

In July, 2014, we entered into a three year agreement with the company managing the operations of UPT, whereby we would issue common stock warrants under the following conditions:

		Number of
Vesting Condition	Category	Warrants
Fully vest upon UPT generating $1 million of revenue	Performance	350,000
45,945 warrants for every $3 million of revenue generated by UPT up to $100 million	Performance	1,530,000
60,000 warrants for every three months of completed service managing UPT	Service	720,000
		2,600,000

The common stock warrants have a three year life and an exercise price of $1.00 per share. The grant date fair value was $2,586,000. As of June 30, 2015 and since the date of the agreement, we have not deemed it probable that the performance conditions will be met, so no expense was recognized and no common stock warrants vested. During the six months ended June 30, 2015, 120,000 of the common stock warrants under the service condition vested with the passage of time and we recognized expense of $42,909.

Financing advisory services

In March, 2014, we entered into an agreement with a company, which is also a shareholder, to provide financing advisory services, in return for 400,000 common stock warrants having a five year life and an exercise price of $2.50, with vesting in March, 2015 upon satisfactory performance under the agreement. As of December 31, 2014, we deemed it probable that the vesting conditions would be met. Accordingly, during the year ended December 31, 2014, we recognized estimated expense of $200,379. As of March 31, 2015, the service conditions were met and the award was re-valued at $179,964, resulting in a reduction in expense of $20,415 during the quarter ended March 31, 2015.

Summary

The following summarizes of the status of our nonvested common stock warrants with performance and service conditions as of June 30, 2015, and changes during the period then ended:

	Number of	Weighted-average Grant Date
	Warrants	Fair Value
Nonvested, December 31, 2014	2,880,000	$0.98
Vested	(520,000)	0.99
Nonvested, June 30, 2015	2,360,000	$0.98

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The following summarizes the Black-Scholes assumptions used to estimate the fair value of warrants with performance and service conditions during the six months ended June 30, 2015:

Volatility	173 – 184%
Risk-free interest rate	0.9 – 1.4%
Expected life (years)	3.0 – 5.0
Dividend yield	--

Legal settlement – Replacement warrants

Under the First Amendment to Settlement Agreement (the "Amendment") with Spirit Bear, we agreed to issue replacement warrants for certain previously-issued warrants (see Note 5). The 7,000,000 previously-issued warrants were issued in 2012, had exercise prices ranging from $0.35 to $0.75 per warrant, and expiration dates from April 2015 to April 2017. All of the replacement warrants have an exercise price of $0.25, while 6,000,000 expire in January 2017 and 1,000,000 expire in December 2015.

When a replacement equity instrument is issued, expense is recorded if the fair value of the new instruments is greater than the fair value of the original instruments. We recorded expense of $1,119,450 associated with the replacement warrants. The following summarizes the Black-Scholes assumptions used to estimate the fair value of the previously-issued warrants and the replacement warrants:

	Previously-issued	Replacement
Volatility	245 – 245%	173%
Risk-free interest rate	0.6 – 0.3%	0.1 – 0.7%
Expected life (years)	2.0 – 4.5	0.6 – 1.8
Dividend yield	--	--

Employee stock options – Fully-vested

We granted no additional fully-vested options during the six months ended June 30, 2015.

Employee stock options – Market-based

We granted no additional options that vest upon the achievement of certain stock prices during the six months ended June 30, 2015. No additional non-vested market-based options vested during the quarter ended June 30, 2015.

Note 8 – Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the reporting period. Diluted net loss per share is computed similarly to basic loss per share, except that it includes the potential dilution that could occur if dilutive securities are exercised.

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The following table presents a reconciliation of the denominators used in the computation of net loss per share – basic and diluted:

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net loss available for stockholders	$(2,950,004)	$(3,790,126)	$(4,228,440)	$(18,883,852)
Weighted average outstanding shares of common stock	64,093,846	55,248,993	62,845,402	52,892,940
Dilutive effect of stock options and warrants	--	--	--	--
Common stock and equivalents	64,093,846	55,248,993	62,845,402	52,892,940

Net loss per share – Basic and diluted	$(0.05)	$(0.07)	$(0.07)	$(0.36)

Outstanding stock options and common stock warrants are considered anti-dilutive because we are in a net loss position. Management has agreed to not exercise their stock options until the number of authorized shares has been increased.

Note 9 – Subsequent Events

There were no events subsequent to June 30, 2015, and up to the date of the filing of our Quarterly Report on Form 10-Q for the period ended June 30, 2015, that would require disclosure.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The expenses payable by the "Company in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$274.05
Legal fees and expenses	10,000
Accounting fees and expenses	2,400
Total	$12,674.05

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified by our bylaws to the fullest extent permitted by Nevada law.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

On December 14, 2012 we sold to Spirit Bear 200 shares of Preferred Stock and warrants to purchase (i) 2,000,000 shares of common stock at an exercise price of $0.35 per share; (ii) 2,000,000 shares of common stock at an exercise price of $0.50 per share; and (iii) 2,000,000 shares of common stock at an exercise price of $0.75 per share (subject to adjustment as provided in the warrants). Each share of the Preferred Stock was convertible at the time into 20,000 shares of Company's common stock at a conversion price of $2,500. The purchase price for sale of the preferred stock and warrants was $500,000, of which $313,777.62 was paid in cash to us and $186,222.38 was paid by cancelation of $186,222.38 in outstanding indebtedness.

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On each of June 4, 2012, August 6, 2012 and November 9, 2012, the Company issued an immediately exercisable warrant for 303,569 shares of common stock with an exercise price of $0.275, $0.39 and $0.18, respectively, to McMahon Serepca, LLP ("McMahon"), as a financial accommodation for professional fees owed for legal services.

On August 19, 2013, McMahon exercised a portion of its warrant issued on June 4, 2012 into 100,000 shares of common stock on a cashless exercise basis which resulted in the issuance of 48,328 shares of common stock. We issued David Serepca of McMahon 172,688 shares of common stock on March 14, 2014 for the balance of the 203,569 shares subject to the warrant. On March 18, 2014, we issued David Serepca 273,043 shares of common stock as a result of the cashless exercise of 303,569 shares at $0.18.

In connection with the bridge loan agreement entered into with Spirit Bear on August 8, 2012, on December 14, 2012, we issued warrants to purchase an aggregate of 665,374 shares of common stock, and penalty warrants to purchase an aggregate of 819,223 shares of common stock for untimely payments under the loan at an exercise price of $0.35 per share to Spirit Bear.

On February 13, 2013, we issued 25,000 shares of restricted common stock to settle a portion of an outstanding balance in the amount of $ 6,500 , with the Crone Law Group for legal services provided to us. The shares were issued to the owner of the law firm, Mark Crone.

On February 27, 2013, we issued 90,000 shares of common stock to The Crone Law Group upon the cashless exercise of an option for 200,000 shares issued in October 31, 2011.

On May 17, 2013, an accredited investor purchased 750,000 shares of common stock and warrants to purchase an aggregate of 1,200,000 shares of common stock at an exercise price of $0.48 until November 17, 2015 in a private offering. We received $250,000 as consideration for the sale of such securities. If 90 days after the purchase the stock is not trading at $0.77 per share or higher, the Company will issue to the investor an additional 336,956 shares or the amount of shares of common stock that the investor would have received for a $577,500 investment on May 17, 2013, whichever is lower.

On June 10, 2013, an accredited investor purchased 225,000 shares of common stock and warrants to purchase an aggregate of 337,500 shares of common stock at an exercise price of $0.60 per share until December 10, 2015 in a private offering . We received $100,000 as consideration for the sale of such securities. If 90 days after the purchase the stock is not trading at $0.75 per share or higher, the Company will issue to the investor an additional 200,000 shares or an amount of shares that such investor would have received for a $168,750 investment on June 10, 2013, whichever amount is lower.

On July 4, 2013, an accredited investor purchased 111,111 shares of common stock and warrants to purchase an aggregate of 166,667 shares of common stock at an exercise price of $0.66 per share until January 4, 2016 in a private offering. We received $50,000 as consideration for the sale of such securities.

On July 11, 2013, an accredited investor purchased 222,222 shares of common stock and warrants to purchase an aggregate of 333,333 shares of common stock at an exercise price of $0.66 until January 11, 2016 in a private offering . We received $100,000 as consideration for the sale of such securities.

On July 12, 2013, an accredited investor purchased 225,000 shares of common stock and warrants to purchase an aggregate of 225,000 shares of common stock at an exercise price of $0.60 until January 12, 2016 in a private offering . We received $100,000 as consideration for the sale of such securities.

On July 16, 2013, an accredited investor purchased 111,111 shares of common stock and warrants to purchase an aggregate of 166,667 shares of common stock at an exercise price of $0.69 until January 16, 2016 in a private offering. We recei v ed $50,000 as consideration for the sale of such securities.

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On July 16, 2013, an accredited investor purchased 222,222 shares of common stock and warrants to purchase an aggregate of 333,333 shares of common stock at an exercise price of $0.69 until January 16, 2016 in a private offering. We received $100,000 as consideration for the sale of such securities.

On July 17, 2013, an accredited investor purchased 222,222 shares of common stock and warrants to purchase an aggregate of 333,333 shares of common stock at an exercise price of $0.66 up to January 17, 2016 in a private offering . We received $100,000 as consideration for the sale of such securities.

On July 17, 2013, an accredited investor purchased 111,111 shares of common stock and warrants to purchase an aggregate of 166,667 shares of common stock at an exercise price of $0.66 until January 17, 2016 in a private offering . We rec e ived $50,000 as consideration for the sale of such securities.

On July 19, 2013, an accredited investor purchased 111,111 shares of common stock and warrants to purchase an aggregate of 166,667 shares of common stock at an exercise price of $0.59 until January 19, 2016 in a private offering. We received $50,000 as consideration for the sale of such securities.

On July 23, 2013, an accredited investor purchased 55,555 shares of common stock and warrants to purchase an aggregate of 83,333 shares of common stock at an exercise price of $0.58 until January 23, 2016 in a private offering . We received $25,000 as consideration for the sale of such securities.

On July 24, 2013, an accredited investor purchased 55,555 shares of common stock and warrants to purchase an aggregate of 83,333 shares of common stock at an exercise price of $0.49 until January 24, 2016 in a private offering . We received $25,000 as consideration for the sale of such securities.

On July 25, 2013, four accredited investors purchased an aggregate of 944,444 shares of common stock and warrants to purchase an aggregate of 1,416,667 shares of common stock at an exercise price of $0.54 until January 25, 2016 in a private offering . We received an aggregate of $425,000 as consideration for the sale of such securities.

All of the warrants purchased in the above private offerings from May 2013 through July 2013 may be exercised on a cashless basis. The Company also agreed that within 45 days of the sale of $1,000,000 of its shares and warrants, it will file a registration statement with the SEC covering the securities sold in such private offerings.

On October 5, 2013, we issued Spirit Bear a warrant to purchase 500,000 shares of our common stock at an exercise price of $0.35 per share as a penalty for not maintaining the effectiveness of the registration statement covering the preferred stock and warrants owned by Spirit Bear. The warrant expires on the earlier of the date that is the fourth anniversary of the issue date or the date that is four months after the second anniversary of the date a post-effective amendment to the registration statement of the Company covering the preferred stock held by Spirit Bear is declared to be effective by the SEC.

On October 10, 2013, an accredited investor purchased 222,222 shares of common stock and warrants to purchase an aggregate of 333,333 shares of common stock at an exercise price of $0.52 until April 16, 2016, in a private offering. We received $100,000 as consideration for the sale of such securities.

On December 17, 2013, accredited investors purchased an aggregate of 533,334 shares of common stock and warrants to purchase an aggregate of 533,334 shares of common stock at an exercise price of $0.56 until June 18, 2016, in a private offering . We received an aggregate of $160,000 as consideration for the sale of such securities.

On December 18, 2013, an accredited investor purchased 125,000 shares of common stock and warrants to purchase 168,750 shares of common stock at an exercise price of $0.66 per share until June 18, 2016 in a private offering . We received $50,000 as consideration for the sale of such securities.

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On December 20, 2013, the Company issued a 30-month warrant to purchase 200,000 shares of common stock at an exercise price of $0.51 per share to Andrew Kyzyk as an inducement to join the Company's Board of Advisors. Mr. Kyzyk resigned from the Advisory Board on February 28, 2014 and the warrant was cancelled.

On December 27, 2013, an accredited investor purchased 125,000 shares of common stock and warrants to purchase 125,000 shares of common stock at an exercise price of $0.66 per share until June 26, 2016 in a private offering. We received $50,000 as consideration for the sale of such securities.

All of the warrants purchased in the above private offerings may be exercised on a cashless basis. Also with respect to the private offerings above, the Company agreed that all sales made subsequent to the Company raising $1,000,000 from the sale of its common stock and warrants it would include such shares on a registration statement filed with the SEC.

On December 18, 2013, the Company granted Monarch Bay warrants to purchase an aggregate of 42,667 shares of common stock at an exercise price of $0.56 per share until June 18, 2016, as a commission for acting as a placement agent for the Company's private placement offerings. The warrants may be exercised on a cashless basis.

On December 31, 2013, the Company issued a 30-month warrant to purchase an aggregate of 200,000 shares of common stock at an exercise price of $0.50 per share to Richard Schul as an inducement to join and remain on the Company's Board of Advisors for a period of at least 12 months.

On January 31, 2014, two accredited investor purchased an aggregate of 333,333 shares of common stock and five-year warrants to purchase an aggregate of 333,333 shares of common stock at an exercise price of $0.60 in a private offering . We received an aggregate of $150,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 1, 2014, an accredited investor purchased 111,111 shares of common stock and five-year warrants to purchase an aggregate of 111,111 shares of common stock at an exercise price of $0.60 in a private offering . We received $50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 5, 2014, an accredited investor purchased 111,111 shares of common stock and five-year warrants to purchase an aggregate of 111,111 shares of common stock at an exercise price of $0.60 in a private offering . We received $50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 5, 2014, the Company completed the sale of units in a private placement offering with 17 accredited investors. An aggregate of 2,066,668 shares of common stock and five-year warrants to purchase up to an additional 2,066,668 shares of common stock at an exercise price of $0.60 per share were sold to investors in the offering. We received an aggregate of $930,000 as consideration for the sale of such securities. The warrants contain a provision for cashless exercise. The Company agreed to file a registration statement with the SEC within 45 days of closing for the common stock and shares of common stock issuable upon exercise of the warrants sold in the offering. The Company issued a five-year warrant to purchase up to an aggregate of 248,000 shares of common stock at an exercise price of $.60 per share to the placement agent in the offering pursuant to a placement agent agreement. The placement agent was also issued a five-year warrant to purchase 1,500,000 shares of common stock at an exercise price of $0.56 per share. Both warrants were issued for placement agent services provided to the Company . The warrants issued to the Placement Agent provide for cashless exercise and piggyback registration rights. The units, common stock, warrants and common stock issuable upon exercise of the warrants were issued and sold in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

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On February 10, 2014, two accredited investors purchased an aggregate of 144,444 shares of common stock and warrants to purchase an aggregate of 144,444 shares of common stock at an exercise price of $0.60 exercisable until February 14, 2019 in a private offering. We received $80,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 25, 2014, pursuant to the Purchase Agreement with Lincoln Park and as consideration for its commitment to purchase shares under the Purchase Agreement, the Company issued 671,785 shares of common stock to Lincoln Park.

On February 14, 2014, an accredited investor purchased 88,889 shares of common stock and five-year warrants to purchase an aggregate of 88,889 shares of common stock at an exercise price of $0.60 in a private offering . We received $40,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 15, 2014, an accredited investor purchased 222,222 shares of common stock and five-year warrants to purchase an aggregate of 222,222 shares of common stock at an exercise price of $0.60 in a private offering. We received $100,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 24, 2014, five accredited investors purchased an aggregate of 333,334 shares of common stock and warrants to purchase an aggregate of 333,334 shares of common stock at an exercise price of $0.60 exercisable until February 14, 2019 in a private offering . We received an aggregate of $150,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 25, 2014, an accredited investor purchased 418,333 shares of common stock in a private offering at a purchase price of $0.60 per share . We received $251,000 as consideration for the sale of such securities. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 25, 2014, an accredited investor purchased 40,000 shares of common stock and warrants to purchase an aggregate of 40,000 shares of common stock at an exercise price of $0.60 exercisable until February 14, 2019 in a private offering . We received $18,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 27, 2014, an accredited investor purchased 144,444 shares of common stock and warrants to purchase an aggregate of 144,444 shares of common stock at an exercise price of $0.60 exercisable until February 14, 2019 in a private offering. We received $65,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On February 28, 2014, six accredited investor purchased an aggregate of 1,163,112 shares of common stock and warrants to purchase an aggregate of 1,163,112 shares of common stock at an exercise price of $0.60 exercisable until February 14, 2019 in a private offering . We received an aggregate of $523,400 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On March 1, 2014, eight accredited investors purchased an aggregate of 838,889 shares of common stock and warrants to purchase an aggregate of 838,889 shares of common stock at an exercise price of $0.60 exercisable until February 14, 2019 in a private offering . We received an aggregate of $377,500 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

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On March 8, 2014, four accredited investor purchased an aggregate of 111,114 shares of common stock and warrants to purchase an aggregate of 111,114 shares of common stock at an exercise price of $0.60 exercisable until February 14, 2019 in a private offering . We received an aggregate of $50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On March 11, 2014, an accredited investor purchased 166,667 shares of common stock in a private offering . We received $100,000 as consideration for the sale of such securities. The Company agreed that within 45 days of the consummation of the offer and sale of $1,000,000 of shares and warrants, it will file a registration statement with the SEC covering the securities.

On March 14, 2014, a five-year warrant to purchase 250,000 shares of common stock at an exercise price of $0.60 was issued to Don Bowman for legal services provided to the Company. The warrant may be exercised on a cashless basis.

On March 14, 2014, a five-year warrant to purchase 250,000 shares of common stock at an exercise price of $0.60 was issued to David Lubin for legal services provided to the Company. The warrant may be exercised on a cashless basis.

On March 14, 2014, a five-year warrant to purchase 400,000 shares of common stock at an exercise price of $0.60 was issued to Paul Hodowanec for business development services provided to the Company. The warrant may be exercised on a cashless basis.

On March 14, 2014, a five-year warrant to purchase 107,000 shares of common stock at an exercise price of $0.60 was issued to Global H2O for business development services provided to the Company. The warrant may be exercised on a cashless basis.

On March 14, 2014, 195,000 shares of common stock and a five-year warrant to purchase 780,000 shares of common stock at an exercise price of $0.60 was issued to Sagiv Israeli for business development services provided to the Company. The warrant may be exercised on a cashless basis.

On March 14, 2014, a five-year warrant for 15,000 shares of common stock at an exercise price of $0.60 was issued to Dennis Murchison for business development services provided to the Company. The warrant may be exercised on a cashless basis.

On March 14, 2014, a five-warrant for 400,000 shares of common stock at an exercise price of $2.00 was issued to consultants for placement services provided to the Company. The warrant may be exercised on a cashless basis.

On March 18, 2014, the Company issued a warrant to purchase 200,000 shares of common stock to Scott Van Dorn as an inducement to join and remain on the Company's Board of Advisors for at least 12 months.

On March 31, 2014, the Board approved the grant of options to Judson Bibb to purchase 2,000,000 shares of common stock at an exercise price of $2.00 per share and the grant of options to purchase 1,000,000 shares of common stock at $2.00 per share to each of Messrs. Hassett, Hodowanec and Banzhaf.

On March 31, 2014 we issued 500,000 shares of common stock to Spirit Bear upon the conversion of 10 shares of Preferred Stock.

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On May 21, 2014, the Company issued a five-year warrant to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $1.30 per share for investor relations services provided to the Company. The warrant may be exercised on a cashless basis.

On July 1, 2014, we issued 17,778 shares to Monarch Bay upon the cashless exercise of 42,667 shares subject to a warrant held by Monarch Bay.

On July 1, 2014, we issued to PGC a three-year warrant to purchase 350,000 shares of our common stock at an exercise price of $1.00 which is exercisable upon the Company generating revenues in excess of $1,000,000.

On July 1, 2014, we issued PGC (i) a three-year (commencing upon vesting) cashless warrant to purchase an aggregate of 1,530,000 shares of common stock exercisable at $1,00 per share that become exercisable ratably upon reaching incremental revenues of $3,000,000 (from MG product sales which result from the efforts of Dennis Campbell and PGC) with a total target revenue of $100,000,000 and (ii) a three-year cashless warrant to purchase an aggregate of 720,000 shares of common stock at an exercise price of $1.00 that become exercisable ratably on a quarterly basis; and (iii) 500,000 shares of our common stock that vest upon reaching revenues of $100,000,000 or upon sale of the Company.

On July 9, 2014, we issued 7,467 shares to an accredited investor upon the cashless exercise of 16,000 shares subject to a warrant held by such investor.

On July 30, 2014, we issued a 30 month warrant to purchase 200,000 shares of our common stock at an exercise price of $0.80 per share to William Finley for serving on our Board of Advisors. The warrant may be exercised on a cashless basis.

On August 25, 2014, we issued a three-year warrant to purchase 750,000 shares of our common stock at an exercise price of $0.80 per share to John Storer for business development consulting services provided to the Company. The warrant may be exercised on a cashless basis.

On September 10, 2014, we issued a 30-month warrant to purchase 200,000 shares of our common stock at an exercise price of $0.80 per share to Daniel Ustian for serving on our Board of Advisors. The warrant may be exercised on a cashless basis.

On September 12, 2014, we sold 90,909 shares and a three-year warrant to purchase 60,909 shares of our common stock at an exercise price of $0.75 per share to an accredited investor in a private offering. We received $50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On September 15, 2014, we sold 181,818 shares and a three-year warrant to purchase 121,818 shares of our common stock at an exercise price of $0.75 per share to an accredited investor in a private offering. We received $100,000 as consideration for the sale of such securities . The warrants may be exercised on a cashless basis.

On September 16, 2014, we sold 363,636 shares and a three-year warrant to purchase 243,636 shares of our common stock at an exercise price of $0.75 per share to an accredited investor in a private offering. We received $200,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On September 16, 2014, we sold 90,909 shares and a three-year warrant to purchase 60,909 shares of our common stock at an exercise price of $0.75 per share to an accredited investor in a private offering. We received $50,000 as consideration for the sale of such securities . The warrants may be exercised on a cashless basis.

On September 17, 2014, we sold 90,909 shares and a three-year warrant to purchase 60,909 shares of our common stock at an exercise price of $0.75 per share to an accredited investor in a private offering. We received $50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On September 18, 2014, we issued a 30 month warrant to purchase 200,000 shares of our common stock at an exercise price of $0.80 per share to Roman Kuropas for serving on our Board of Advisors. The warrant may be exercised on a cashless basis.

95

On September 23, 2014, we sold 90,909 shares and a three-year warrant to purchase 60,909 shares of our common stock at an exercise price of $0.75 per share to an accredited investor in a private offering. We received $50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On September 24, 2014, we sold 181,818 shares and a three-year warrant to purchase 121,818 shares of our common stock at an exercise price of $0.75 per share to an accredited investor in a private offering. We received $100,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On October 3, 2014, we sold 454,545 shares and a three-year warrant to purchase 304,545 shares of our common stock at an exercise price of $0.75 per share to an accredited investor in a private offering. We received $50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On October 31, 2014, we sold 90,909 shares and a five-year warrant to purchase 90,909 shares of our common stock at an exercise price of $0.70 per share to an accredited investor in a private offering. We received $50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On March 27, 2015, we issued 140,909 shares and five year warrants to purchase 140,909 shares of our common stock at an exercise price of $0.70 per share to two accredited investors in a private offering . We received an aggregate of $77,500 as consideration for the sale of such securities . The warrants may be exercised on a cashless basis.

On March 27, 2015, we issued 433,274 shares and three year warrants to purchase 433,274 shares of our common stock at an exercise price of $0.75 per share to six accredited investors in a private offering . We received an aggregate of $238,300 as consideration for the sale of such securities . The warrants may be exercised on a cashless basis.

On March 27, 2015, we issued 118,818 shares and three year warrants to purchase 118,818 shares of our common stock at an exercise price of $0.55 per share to three accredited investors in a private offering . We received an aggregate of $60,350 as consideration for the sale of such securities . The warrants may be exercised on a cashless basis.

On March 31, 2015, we issued a five-year warrant to purchase 400,000 shares of our common stock at an exercise price of $2.50 per share to Drexel Hamilton for services provided to our company.

On April 21, 2015, we sold 333,333 shares and a five-year warrant to purchase 333,333 shares of our common stock at an exercise price of $0.57 per share to an accredited investor in a private offering. We received $150,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On April 23, 2015, we entered into a subscription agreement with Lincoln Park Capital Fund, LLC ("Lincoln Park"), pursuant to which Lincoln Park agreed to purchase 555,556 shares of the Company's common stock at a per share price of $0.45 and a warrant to purchase 555,556 shares of Common Stock, for an aggregate purchase price of $250,000 subject to certain limitations.  Pursuant to the agreement, Lincoln Park was entitled to $25,000 for legal fees and transaction expenses. Accordingly, the Company received net proceeds from the sale of the common stock and warrant to Lincoln Park of $225,000.

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On February 6, 2015, we sold 18,181 shares and a three-year warrant to purchase 18,181 shares of our common stock at an exercise price of $0.65 per share to an accredited investor in a private offering. We received $10,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On May 11, 2015, we sold an aggregate of 188,888 shares and a five-year warrant to purchase an aggregate of 188,888 shares of our common stock at an exercise price of $0.60 per share to five accredited investors in a private offering. We received an aggregate of $ 85 ,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On May 12, 2015, we sold an aggregate of 444,444 shares and a five-year warrant to purchase an aggregate of 444,444 shares of our common stock at an exercise price of $0.57 per share to two accredited investors in a private offering. We received $200,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On May 19, 2015, we sold 55,556 shares and a five-year warrant to purchase 55,556 shares of our common stock at an exercise price of $0.60 per share to an accredited investor in a private offering. We received $25,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On May 20, 2015, we sold 55,556 shares and a five-year warrant to purchase 55,556 shares of our common stock at an exercise price of $0.60 per share to an accredited investor in a private offering. We received $25,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On June 15, 2015, we issued a four-year warrant to purchase 25,000 shares of our common stock at an exercise price of $0.70 per share to Howard Isaacs for investor relation services provided to our company.

On each of September 30, 2014, December 31, 2014, March 31, 2015 and June 30, 2015, we issued three-year warrants to purchase 60,000 shares of our common stock at an exercise price of $1.00 per share to PGC under the PGC Agreement.

On March 24, 2015, we issued an aggregate of 120,000 shares of common stock to Elite Bay for investor relations services provided to our company.

On May 5, 2015, we issued 250,004 shares of our common stock to JFS Investments PR LLC pursuant to a consulting agreement for business development consulting services provided to our company.

On May 5, 2015, we issued an aggregate of 250,003 shares of our common stock to Garden State Securities, Inc. and two of their designees pursuant to an engagement letter for business development consulting services provided to our company.

On May 5, 2015, we issued 500,006 shares of our common stock to Manufacturers Hanover LLC pursuant to a consulting agreement for business development consulting services provided to our company.

On March 3, 2015, we issued 288,968 shares of common stock to Spirit Bear upon the cashless exercise of 591,054 warrants .

On July 23, 2015, we issued an aggregate of 866,666 shares and a five-year warrant to purchase an aggregate of 866,666 shares of our common stock at an exercise price of $0. 40 per share to six accredited investors in a private offering. We received an aggregate of $ 260,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On July 29, 2015, we issued 142,857 shares and a five-year warrant to purchase 142,857 shares of our common stock at an exercise price of $0.40 per share to an accredited investor in a private offering. We received $ 50,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On July 29, 2015, we issued 62,500 shares and a five-year warrant to purchase 62,500 shares of our common stock at an exercise price of $0.47 per share to an accredited investor in a private offering. We received $ 25,000 as consideration for the sale of such securities. The warrants may be exercised on a cashless basis.

On August 12, 201 5 we issued 200,000 shares of common stock to Spirit Bear upon the conversion of 4 shares of Preferred Stock.

Other than the issuances to Monarch Bay and the consultant for placement services described above, none of the above issuances involved any underwriters, underwriting discounts or commissions, or any public offering and we believe were exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder.

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Item 16. Exhibits

Exhibit Number	Description

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Form SB-2 filed with the SEC on August 9, 2007).
3.2	Certificate of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 2.1 to the Company's Form 8-K filed with the SEC on September 9, 2010).
3.3	Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Form SB-2 filed with the SEC on August 9, 2007).
3.4	Bylaws (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K filed with the SEC on April 11, 2012).
3.5	Certificate of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Form 10-Q filed with the SEC on May 15, 2012).
3.6	Bylaws, dated February 20, 2013 (incorporated by reference to Exhibit 3.6 to the Company's Form 10-K filed with the SEC on April 15, 2013).
3.6.1	Amendment to Article VII of the Bylaws (incorporated by reference to Exhibit 3.6.1 to the Company's Form 8-K filed with the SEC on June 27, 2013).
3.7	Amendment to Article II, Section 2 of the Bylaws (incorporated by reference to Exhibit 3.7 to the Company's Current Report on Form 8-K filed with the SEC on January 17, 2014).
3.8

Certificate of Designations of Rights, Preferences, Privileges and Restrictions, Which have not been Set forth in the Certificate of Incorporation of the Series A Convertible Preferred Stock of HPEV, Inc. (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the SEC on December 20, 2012).

3.9	Amendment to Certificate of Designation ((incorporated by reference to Exhibit 4.1.1 to the Company's Form 10-K filed with the SEC on April 15, 2013).
5.1**	Opinion of David Lubin & Associates, PLLC
10.1

Joint Venture Agreement dated September 3, 2010 between Phoenix Productions and Entertainment Group, LLC and the Company (incorporated by reference to Exhibit 1.1 to the Company's Form 8-K filed with the SEC on September 9, 2010).

10.2

Loan Agreement between Phoenix Productions and Entertainment Group and the Company effective September 7, 2010 (incorporated by reference to Exhibit 10.2 to the Company's Form 10-K filed with the SEC on October 3, 2011).

10.3

Stock Purchase and Sale Agreement dated November 17, 2010 between Phoenix Productions and Entertainment Group, LLC, Judson Bibb and the Company (incorporated by reference to Exhibit 1.1 to the Company's Form 8-K filed with the SEC on December 28, 2010).

10.4

Agreement for the Exchange of Common Stock of HPEV, Inc. dated March 29, 2011 among the Company, HPEV, Inc., Timothy Hassett, C. Quentin Ponder, B. Mark Hodowanec and D. Darren Zellers (incorporated by reference to Exhibit 10.4 to the Company's Form 10-K filed with the SEC on October 3, 2011).

10.5

Addendum to Share Exchange dated June 14, 2011 among the Company, HPEV, Inc., Timothy Hassett, C. Quentin Ponder, B. Mark Hodowanec and D. Darren Zellers (incorporated by reference to Exhibit 10.2 to the Company's Form 8-K filed with the SEC on August 19, 2011).

10.6

Memorandum of Agreement dated December 24, 2010 by and between the Company and Taharqa Aleem and Tunde Ra Aleem a/k/a Albert Allen and Arthur Allen (incorporated by reference to Exhibit 1.1 to the Company's Form 8-K filed with the SEC on December 29, 2010).

10.7

Letter of Agreement dated September 17, 2010 among USEE, Inc., USEE, CA, Inc. and the Company (incorporated by reference to Exhibit 1.1 to the Company's Form 8-K filed with the SEC on September 24, 2010).

10.8

Termination Letter dated November 15, 2010 from the Company to USEE, Inc. and USEE, CA, Inc. (incorporated by reference to Exhibit 10.1 to the Company's Form 8-K filed with the SEC on November 15, 2010).

10.9

Amended and Restated Asset Purchase and Sale Agreement between Trinity Springs Ltd. and the Company effective January 26, 2011 (incorporated by reference to Exhibit 1.1 to the Company's Form 8-K filed with the SEC on March 15, 2011).

10.10

Membership Interest Purchase Agreement related to Harvest Hartwell CCP, LLC dated September 30, 2010 between Richard Glisky and the Company (incorporated by reference to Exhibit 1.1 to the Company's Form 8-K filed with the SEC on October 7, 2010).

10.11	Rescission Agreement dated September 2, 2011 between Richard Glisky and the Company (incorporated by reference to Exhibit 10.11 to the Company's Form 10-K filed with the SEC on April 2, 2012).
10.12	Consulting Agreement dated April 1, 2011 between Summit Management and HPEV, Inc. (incorporated by reference to Exhibit 10.12 to the Company's Form 10-K filed with the SEC on April 2, 2012)
10.13	Consulting Agreement dated April 1, 2011 between Timothy Hassett and HPEV, Inc. (incorporated by reference to Exhibit 10.13 to the Company's Form 10-K filed with the SEC on April 2, 2012)
10.14	Addendum to Summit Management Consulting Agreement dated January 2, 2012. (incorporated by reference to Exhibit 10.14 to the Company's Form 10-K filed with the SEC on April 2, 2012)
10.15	Addendum to Timothy Hassett Consulting Agreement dated January 2, 2012(incorporated by reference to Exhibit 10.15 to the Company's Form 10-K filed with the SEC on April 2, 2012)
10.16	Consulting Agreement dated February 13, 2012 between Lagoon Labs, LLC and HPEV, Inc. (incorporated by reference to Exhibit 10.1 to the Company's Form 10-Q filed with the SEC on May 15, 2012)
10.17	Warrant issued to McMahon, Serepca LLP for financial accommodations dated June 4, 2012. (incorporated by reference to Exhibit 10.2 to the Company's Form 10-Q filed with the SEC on November 19, 2012)
10.18	Spirit Bear Note and Warrant Purchase Agreement dated August 9, 2012. (incorporated by reference to Exhibit 10.3 to the Company's Form 10-Q filed with the SEC on November 19, 2012)
10.19

Spirit Bear Promissory Note B-1 issued pursuant to the Note and Warrant Purchase Agreement and dated April 27, 2012. (incorporated by reference to Exhibit 10.4 to the Company's Form 10-Q filed with the SEC on November 19, 2012)

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10.20

Spirit Bear Promissory Note B-2 issued pursuant to the Note and Warrant Purchase Agreement and dated May 22, 2012. (incorporated by reference to Exhibit 10.5 to the Company's Form 10-Q filed with the SEC on November 19, 2012)

10.21

Spirit Bear Promissory Note B-3 issued pursuant to the Note and Warrant Purchase Agreement and dated June 28, 2012. (incorporated by reference to Exhibit 10.6 to the Company's Form 10-Q filed with the SEC on November 19, 2012)

10.22

Spirit Bear Promissory Note B-4 issued pursuant to the Note and Warrant Purchase Agreement and dated July 11, 2012. (incorporated by reference to Exhibit 10.7 to the Company's Form 10-Q filed with the SEC on November 19, 2012)

10.23	Spirit Bear Loan Extension Agreement for Note B-1 dated October 26, 2012 (incorporated by reference to Exhibit 10.8 to the Company's Form 10-Q filed with the SEC on November 19, 2012)
10.24

Securities Purchase Agreement, dated December 14, 2012, between Spirit Bear Limited and HPEV, Inc. (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on December 20, 2012)

10.25

Registration Rights Agreement dated December 14, 2012, between Spirit Bear Limited and HPEV, Inc. (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the SEC on December 20, 2012)

10.26	Form of Common Stock Purchase Warrant, between Spirit Bear Limited and HPEV, Inc. (incorporated by reference to Exhibit 10.26 to the Company's Form S-1 filed with the SEC on January 11, 2013)
10.27	Form of Common Stock Purchase Warrant, between Spirit Bear Limited and HPEV, Inc. (incorporated by reference to Exhibit 10.27 to the Company's Form S-1 filed with the SEC on January 11, 2013)
10.28	Form of Common Stock Purchase Warrant, between Spirit Bear Limited and HPEV, Inc. (incorporated by reference to Exhibit 10.28 to the Company's Form S-1 filed with the SEC on January 11, 2013)
10.29

Patent and Security Agreement dated December 14, 2012, between Spirit Bear Limited and HPEV, Inc. (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed with the SEC on December 20, 2012)

10.30

Debt Settlement Agreement, dated December 11, 2012, by and among HPEV, Inc., Phoenix Productions and Entertainment Group and Action Media Group, LLC (incorporated by reference to Exhibit 10.30 to the Company's Form S-1 filed with the SEC on January 11, 2013)

10.32	Loan Agreement between Action Media Group, LLC and HPEV, Inc. (incorporated by reference to Exhibit 10.32 to the Company's Form 10-K filed with the SEC on April 15, 2013)
10.33	Warrant dated August 6, 2012 issued to McMahon Serepca LLP incorporated by reference to Exhibit 10.33 to the Company's Form 10-K filed with the SEC on April 15, 2013)
10.34	Recission Agreement, dated March 21, 2013 between Judson Bibb and the Company (incorporated by reference to Exhibit 10.34 to the Company's Form 10-K filed with the SEC on April 15, 2013)
10.35	Recission Letter, dated March 24, 2013 from Theodore Banzhaf (incorporated by reference to Exhibit 10.35 to the Company's Form 10-K filed with the SEC on April 15, 2013)
10.36	Settlement Agreement, dated April 12, 2013 between the Company and Spirit Bear Limited (incorporated by reference to Exhibit 10.36 to the Company's Form 10-K filed with the SEC on April 15, 2013)
10.38	Form of Subscription Agreement and Warrant Agreement (incorporated by reference to Exhibit 10.38 to the Company's Current Report on Form 8-K filed with the SEC on February 10, 2014).
10.39

Employment Agreement, dated February 14, 2014, between the Company and Mark Hodowanec (incorporated by reference to Exhibit 10.40 to the Company's Current Report on Form 8-K filed with the SEC on February 20, 2014).

10.40

Purchase Agreement, dated February 19, 2014, between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.40 to the Company's Current Report on Form 8-K filed with the SEC on February 24, 2014).

10.41

Registration Rights Agreement, dated February 19, 2014, between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.41 to the Company's Current Report on Form 8-K filed with the SEC on February 24, 2014).

10.42	Consulting Agreement, dated May 1, 2012 with Bibb Productions & Consulting (incorporated by reference to Exhibit 10.42 to the Company's Annual Report on Form 10-K filed with the SEC on April 2, 2014)
10.43	Employment Agreement, dated March 31, 2012 with Theodore Banzhaf (incorporated by reference to Exhibit 10.43 to the Company's Annual Report on Form 10-K filed with the SEC on April 2, 2014)
10.44	Placement Agent and Advisory Services Agreement (incorporated by reference to Exhibit 10.44 to the Company's Annual Report on Form 10-K filed with the SEC on April 2, 2014)
10.45

Letter Agreement, dated May 28, 2014 between the Company and Cranshire Capital Master Fund Ltd and Equitec Specialists, LLC (incorporated by reference to Exhibit 10.45 to the Company's Registration Statement on Form S-1 filed with the SEC on July 3, 2014)

10.46	Placement Agent and Advisory Services Agreement(incorporated by reference to Exhibit 10.44 to the Company's Annual Report on Form 10-K/A filed with the Sec on April 23, 2014)
10.48

Settlement and Release Agreement effective as of May 1, 2015 by and between Spirit Bear Limited and its assignees, and the Company (incorporated by reference to Exhibit 10.48 to the Company's Current Report on Form 8-K filed with the SEC on May 5, 2015)

10.49

First Amendment to Settlement Agreement effective as of May 1, 2015 between Spirit Bear Limited and its assignees and the Company (incorporated by reference to Exhibit 10.48 to the Company's Current Report on Form 8-K filed with the SEC on June 4, 2015)

10.50

Subscription Agreement, dated April 23, 2015, between the Company and Lincoln Park Capital Fund, LLC (incorp orated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2015)

21	Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-K filed with the SEC on March 31, 2015)
23.1*	Consent of Independent Registered Public Accounting Firm
23.3	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)**

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Item 17. Undertakings

The undersigned Company hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(5)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on September 22 , 2015.

COOL TECHNOLOIGES, INC.

By:	/s/ Timothy Hassett
Timothy Hassett
Chief Executive Officer and Chairman
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

September 22 , 2015	By:	/s/ Timothy Hassett
Timothy Hassett
Chief Executive Officer and Chairman (Principal Executive Officer)

September 22 , 2015	By:	/s/ Quentin Ponder
Quentin Ponder
Chief Financial Officer and Director (Principal Financial and Accounting Officer)

September 22, 2015	By:	/s/ Judson Bibb
Judson Bibb
Vice President and Director

September 22, 2015	By:	/s/ Donald Bowman
Donald Bowman
Director

September 22, 2015	By:	/s/ Christopher McKee
Christopher McKee
Director

September 22, 2015	By:	/s/ Richard Schul
Richard Schul
Director

September 22, 2015	By:	/s/ Daniel Ustian
Daniel Ustian
Director

101